Execution Version
COMMON TERMS AGREEMENT

for

HARMONY GOLD MINING COMPANY LIMITED
(as Borrower)

with

NEDBANK LIMITED
(acting through its Nedbank Corporate and Investment Banking division)
(as Original Lender, Original Hedge Provider, Global Coordinator and Bookrunner, Mandated Lead Arranger and Sustainability Coordinator)

and

NEDBANK LIMITED
(London Branch)
(as Original Lender)

and

ABSA BANK LIMITED
(acting through its Corporate and Investment Banking division)
(as Original Lender, Original Hedge Provider, Global Coordinator and Bookrunner, Mandated Lead Arranger, Sustainability Coordinator, Sustainability Agent and Facility Agent)

and

FIRSTRAND BANK LIMITED
(acting through its Rand Merchant Bank division)
(as Mandated Lead Arranger, Original Hedge Provider and Original Lender)

and

J.P. MORGAN SECURITIES PLC
(as Lead Arranger)

and

CITIBANK, N.A., SOUTH AFRICA BRANCH
(as Lead Arranger and Original Lender)
and

HSBC BANK PLC - JOHANNESBURG BRANCH
(as Arranger and Original Lender)

and

STATE BANK OF INDIA
(acting through its Johannesburg Branch)
(as Mandated Lead Arranger and Original Lender)

and

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JPMORGAN CHASE BANK, N.A., LONDON BRANCH
(Original Lender)

and

PROJECT AND TRADE FINANCE CORE FUND
(as Original Lender)

and

FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND
(as Original Lender)

and

FEDERATED HERMES PROJECT AND TRADE FINANCE MASTER FUND
(as Original Lender)

and

BANK OF CHINA LIMITED, JOHANNESBURG BRANCH
(as Mandated Lead Arranger and Original Lender)

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and

GOLDMAN SACHS INTERNATIONAL BANK
(as Original Lender)

and

INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED
(as Original Lender)

and

INVESTEC BANK LIMITED
(acting through its Investment Banking division: Corporate Solutions)
(as Original Lender and Lead Arranger)

and
NINETY ONE SA PROPRIETARY LIMITED
(acting as agent and portfolio manager of Ninety One Assurance Limited)
(as Original Lender)

and

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HSBC BANK PLC
(as Original Hedge Provider)

and

JPMORGAN CHASE BANK, N.A.
(as Original Hedge Provider)

and

CITIBANK N.A., LONDON BRANCH
(as Original Hedge Provider)

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CONTENTS

1. DEFINITIONS AND INTERPRETATION	2
2. THE FACILITIES	44
3. THE FINANCE PARTIES’ RIGHTS AND OBLIGATIONS	44
4. OBLIGORS’ AGENT	44
5. APPLICATION OF THIS AGREEMENT TO THE OTHER FINANCE DOCUMENTS	45
6. PURPOSE OF THE FACILITIES AND MONITORING	45
7. ARRANGEMENTS BETWEEN THE FINANCE PARTIES	46
8. CONDITIONS OF UTILISATION	46
9. UTILISATION AND REPAYMENTS	47
10. PREPAYMENTS AND CANCELLATIONS	48
11. BREAKAGE COSTS	54
12. FEES	54
13. INTEREST	55
14. TAX GROSS UP AND INDEMNITIES	58
15. INCREASED COSTS	61
16. OTHER INDEMNITIES	62
17. MITIGATION BY THE LENDERS	64
18. COSTS AND EXPENSES	65
19. GUARANTEE AND INDEMNITY	66
20. REPRESENTATIONS	70
21. INFORMATION UNDERTAKINGS	76
22. FINANCIAL COVENANTS	84
23. GENERAL UNDERTAKINGS	85
24. APPLICATION OF SANCTIONS PROVISIONS TO THE LENDERS	92
25. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	92
26. EVENTS OF DEFAULT	93
27. CHANGES TO THE LENDERS	99
28. CHANGES TO THE OBLIGORS	101
29. ROLE OF THE FACILITY AGENT, THE GLOBAL COORDINATORS AND BOOKRUNNERS, THE SUSTAINABILITY AGENT AND THE SUSTAINABILITY COORDINATORS	103
30. CONDUCT OF BUSINESS BY THE FINANCE PARTIES	112
31. SHARING AMONG THE FINANCE PARTIES	112
32. PAYMENT MECHANICS	115
33. SET OFF	120
34. NOTICES	120
35. CALCULATIONS AND CERTIFICATES	134
36. PARTIAL INVALIDITY	134
37. REMEDIES AND WAIVERS	134
38. AMENDMENTS AND WAIVERS	135
39. CONFIDENTIALITY	138
40. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS	141
41. BAIL-IN	144
42. RENUNCIATION OF BENEFITS	146
43. COUNTERPARTS	146
44. WAIVER OF IMMUNITY	146
45. SOLE AGREEMENT	146
46. NO IMPLIED TERMS	146
47. EXTENSIONS AND WAIVERS	147
48. INDEPENDENT ADVICE	147
49. GOVERNING LAW	148
50. JURISDICTION	148
51. SERVICE OF PROCESS	148
SCHEDULE 1 THE ORIGINAL PARTIES	186
PART I THE ORIGINAL OBLIGORS	186
- i -

- ii -
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PARTIES:
This Agreement is made between:
(1)Harmony Gold Mining Company Limited, a company registered in accordance with the laws of South Africa under registration number 1950/038232/06, as borrower (the Borrower);
(2)The Subsidiaries of the Borrower listed in Part I of Schedule 1 as original guarantors (the Original Guarantors);
(3)The financial institutions listed in part II of Schedule 1 as original lenders (the Original Lenders);
(4)Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1951/000009/06, and Absa Bank Limited (acting through its Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06, each as global coordinator and bookrunner (the Global Coordinators and Bookrunners and each a Global Coordinator and Bookrunner);
(5)Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) (as mandated lead arranger), Absa Bank Limited (acting through its Corporate and Investment Banking division) (as mandated lead arranger), FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as mandated lead arranger), J.P. Morgan Securities plc (as lead arranger), Citibank N.A., South Africa Branch (as lead arranger), HSBC Bank plc – Johannesburg Branch (as arranger), Bank of China Limited, Johannesburg Branch (as mandated lead arranger), Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions) (as lead arranger), and State Bank of India (acting through its Johannesburg branch) (as mandated lead arranger) (collectively, the Arrangers and each an Arranger);
(6)Absa Bank Limited (acting through its Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06, as sustainability agent (the Sustainability Agent);
(7)Absa Bank Limited (acting through its Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06, and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1951/000009/06, each as sustainability coordinator (the Sustainability Coordinators and each a Sustainability Coordinator);
(8)Absa Bank Limited (acting through its Corporate and Investment Banking division), a public company duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06, as facility agent (the Facility Agent); and
(9)The financial institutions listed in part II of Schedule 1 as original hedge providers (the Original Hedge Providers).

IT IS AGREED AS FOLLOWS:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement:
1.1.12002 ISDA Master Agreement means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.;
1.1.2Acceptable Bank means:
1.1.2.1any of the Lenders;
1.1.2.2Bank of South Pacific Limited, Australia and New Zealand Banking Group Limited, Westpac Banking Corporation, Westpac Bank PNG Ltd, The Standard Bank of South Africa Limited, FirstRand Bank Limited and Investec Bank Limited;
1.1.2.3a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of bbb- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or baa3 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or
1.1.2.4any other bank or financial institution approved by the Facility Agent;
1.1.3Accession Letter means a document substantially in the form set out in Schedule 5 (Form of Accession Letter);
1.1.4Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors);
1.1.5Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;
1.1.6Agreement means this Common Terms Agreement read together with the Schedules hereto;
1.1.7Anti-Corruption Laws means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption;
1.1.8Applicable Margin shall bear the meaning ascribed to the term “Applicable Margin” in each Facility Agreement;
1.1.9Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed);
1.1.10AUSD means Australian Dollars, the lawful currency of Australia;
1.1.11Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration;

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1.1.12Availability Period means, in respect of a Facility, the “Availability Period” as defined in the relevant Facility Agreement applicable to that Facility;
1.1.13Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus:
1.1.13.1the amount of its participation in any outstanding Loans under that Facility; and
1.1.13.2in relation to any proposed Utilisation under a Facility, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under the Revolving USD Facility or the Revolving ZAR Facility, that Lender's participation in any Revolving USD Facility Loans or the Revolving ZAR Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date under that Facility;
1.1.14Available Facility means the aggregate at any time of each Lender’s Available Commitment;
1.1.15Base Rate shall bear the meaning ascribed to the term “Base Rate” in the Term Facility B Agreement;
1.1.16Basel II Accord means the International Convergence of Capital Measurement and Capital Standards, a Revised Framework published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;
1.1.17Basel II Approach means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord;
1.1.18Basel II Regulation means:
1.1.18.1any applicable law implementing the Basel II Accord; or
1.1.18.2any Basel II Approach;
1.1.19Basel III means:
1.1.19.1the agreements on capital requirements, a leverage ratio and liquidity standards contained in Basel III: A global regulatory framework for more resilient banks and banking systems, Basel III: International framework for liquidity risk measurement, standards and monitoring and Guidance for national authorities operating the countercyclical capital buffer published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
1.1.19.2the rules for global systemically important banks contained in Global systemically important banks: assessment methodology and the additional loss absorbency requirement on Banking Supervision in December 2010, each as amended, supplemented or restated;
1.1.19.3any Basel III Regulation; and

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1.1.19.4any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III;
1.1.20Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with or any change in (or in the interpretation, administration or application of or compliance with) Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates), including but not limited to the Capital Requirements Directive (CRD IV);
1.1.21Basel III Regulation means any applicable law implementing Basel III save and to the extent that it re-enacts a Basel II Regulation;
1.1.22BEE means broad-based black economic empowerment, as contemplated in the BEE Act;
1.1.23BEE Act means the Broad-Based Black Economic Empowerment Act, 53 of 2003, as amended, together with any regulations promulgated thereunder, the Codes, and any relevant sector charter(s) or codes applicable to the business of the BEE Entity published in terms thereof, all as amended from time to time;
1.1.24BEE Entity means a special purpose entity incorporated under the laws of South Africa and established in order to consummate a BEE transaction pursuant to which such entity may acquire up to 3% (three per cent) of the issued ordinary shares of Harmony Moab;
1.1.25Breakage Costs means:
1.1.25.1in respect of any Term Rate Loan, the amount (if any) by which:
1.1.25.1.1the interest excluding the Applicable Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:
1.1.25.1.2the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Johannesburg interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;
1.1.25.2in respect of any Compounded Rate Loan, any amount specified as such in the applicable Reference Rate Terms;
1.1.26Business Day means:
1.1.26.1in respect of any obligation in terms of the Finance Documents relating to a currency denominated in USD, a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg, London and New York;

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1.1.26.2in respect of any obligation in terms of the Finance Documents relating to a currency denominated in ZAR, a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg; and
1.1.26.3in respect of all other obligations in terms of the Finance Documents, a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg;
1.1.27Buy-In Option means the right of Papua New Guinea exercisable at any time prior to the commencement of mining to make a single purchase of up to a 30% (thirty per cent) equitable interest in any mineral discovery arising from any or all of Exploration Licences No EL 440 and EL 1105 and Exploration Licence Application ELA 1927 at a price pro-rata to the accumulated exploration expenditure thereon;
1.1.28Cash means, at any time, cash denominated in ZAR, USD, AUSD or PNGK in hand or in a bank account and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:
1.1.28.1that cash is repayable within 90 (ninety) days after the relevant date of calculation;
1.1.28.2repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;
1.1.28.3there is no Security over that cash except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and
1.1.28.4the cash is freely and (except as mentioned in Clause 1.1.28.1 above) immediately available to be applied in repayment or prepayment of the Facility;
1.1.29Cash Equivalent Investments means at any time:
1.1.29.1certificates of deposit maturing within 1 (one) year after the relevant date of calculation, issued by an Acceptable Bank;
1.1.29.2any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in Clause 1.1.29.1 above and (iii) can be turned into cash on not more than 90 days' notice; or
1.1.29.3any other debt security or investment approved by the Majority Lenders,
1.1.29.4in each case, denominated in ZAR, USD, AUSD or PNGK and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security;
1.1.30Code means the US Internal Revenue Code of 1986;

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1.1.31Codes means the Codes of Good Practice on Black Economic Empowerment gazetted on 9 February 2007 by the Department of Trade and Industry in terms of the BEE Act and the Codes of Good Practice on Black Economic Empowerment gazetted on 11 October 2013 by the Department of Trade and Industry in terms of the BEE Act, and in each case, any replacement or amended Codes of Good Practice;
1.1.32Commitment means a Facility A Commitment, Facility B Commitment, a Revolving USD Facility Commitment or a Revolving ZAR Facility Commitment, as applicable;
1.1.33Companies Act means the Companies Act, 2008;
1.1.34Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate);
1.1.35Compounded Rate Loan means a Facility A Loan and a Revolving USD Facility Loan;
1.1.36Compounded Reference Rate shall bear the meaning ascribed to the term “Compounded Reference Rate” in the Term Facility A Agreement and the Revolving USD Facility Agreement;
1.1.37Compounding Methodology Supplement shall bear the meaning ascribed thereto in the Term Facility A Agreement and the Revolving USD Facility Agreement;
1.1.38Confidential Information means all information relating to the Borrower, any Obligor, the Group, the Joint Ventures, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:
1.1.38.1any member of the Group or any of its advisers; or
1.1.38.2another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers; or
1.1.38.3in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
1.1.38.3.1is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidentiality); or
1.1.38.3.2is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
1.1.38.3.3is known by that Finance Party before the date the information is disclosed to it in accordance with Clauses 1.1.38.1 or 1.1.38.2 above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality and

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1.1.38.4any Funding Rate or Reference Bank Quotation;
1.1.39Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent;
1.1.40Control means:
1.1.40.1in relation to a company the shares of which are not listed on a stock exchange, where another company or legal entity or person (whether alone or pursuant to an agreement with others):
1.1.40.1.1holds or controls more than 50% (fifty per cent) of the voting rights (taking into account when such voting rights can be exercised) in that company; or
1.1.40.1.2has the right to appoint or remove the majority of that company’s board of directors; or
1.1.40.1.3has the power to ensure the majority of that company’s board of directors will act in accordance with its wishes; or
1.1.40.2in relation to a company the shares of which are listed on a stock exchange:
1.1.40.2.1the holding of shares or the aggregate of holdings of shares or other securities in a company entitling the holder thereof to exercise, or cause to be exercised 35% (thirty five per cent) or more of the voting rights at shareholder meetings of the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35% (thirty five per cent), 35% (thirty five per cent) shall be read to refer to the largest percentage shareholding held at the time;
1.1.40.2.2the holding or control by a shareholder or member, alone or pursuant to an agreement with other shareholders or members, of more than 35% (thirty five per cent) of the voting rights in the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35% (thirty five per cent), 35% (thirty five per cent) shall be read to refer to the largest percentage shareholding held at the time;
provided that if the prescribed percentage of securities for the making of a mandatory offer under section 123 (Mandatory offers) of the Companies Act is changed to a threshold higher or lower than 35% (thirty five per cent), then the references above to 35% (thirty five per cent) shall be to that higher or lower prescribed percentage;
1.1.41DAC6 means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU;
1.1.42Default means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

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1.1.43Defaulting Lender means any Lender:
1.1.43.1which has failed to make its participation in a Loan available (or has notified the Facility Agent or the Obligors’ Agent (which has notified the Facility Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with the relevant Facility Agreement;
1.1.43.2which has otherwise rescinded or repudiated a Finance Document; or
1.1.43.3in respect of which an insolvency event as contemplated in Clauses 26.7 and 26.8 has occurred and is continuing, unless, in the case of Clause 1.1.43.1 above:
1.1.43.4its failure to pay, is caused by:
1.1.43.4.1administrative or technical error; or
1.1.43.4.2a Disruption Event, and
payment is made within 10 (ten) Business Days of its due date; or
1.1.43.5the Lender is disputing in good faith whether it is contractually obliged to make the payment in question;
1.1.44Derivatives Transaction means a contract, agreement or transaction which is a forward, swap, option, rate swap, basis swap, forward rate transaction, bond option, interest rate option, cap, collar or floor, gold derivative, foreign exchange transaction or any other similar transaction and/or any combination of such transaction, in each case, whether on-exchange or otherwise, and which shall include the Gold Price Derivative Transactions concluded under the Hedging Documents, in each case entered into in the ordinary course of business and not for speculative purposes;
1.1.45Discharge Date means the date on which:
1.1.45.1all Facility Outstandings have been fully paid and discharged; and
1.1.45.2the Lenders have no commitment, obligation or liability (whether actual or contingent) to lend money or provide other financial accommodation to any Obligor under any Finance Document, as certified in writing by the Facility Agent (acting on the instructions of all the Lenders) within 5 (five) Business Days of receipt of a request for confirmation from the Obligors’ Agent, if all the requirements above have in fact been met;
1.1.46Disruption Event means either or both of:
1.1.46.1a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance

Common Terms Agreememt_Execution

Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
1.1.46.2the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
1.1.46.2.1from performing its payment obligations under the Finance Documents; or
1.1.46.2.2from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;
1.1.47Distribution means any payment by way of interest, principal, dividend, fee, royalty or other distribution or payment by or on behalf of the Borrower to or for the account of any shareholder or member of the Borrower or any person that directly or indirectly controls or is controlled by any shareholder or member of the Borrower;
1.1.48EBITDA means, in respect of any person, and any period, the consolidated operating profit before income tax for such period, adjusted to reflect the position in relation to operating leases that would have applied immediately prior to 1 January 2019 and the adoption of IFRS 16 (Leases):
1.1.48.1(to the extent not already excluded) before interest received or receivable and interest paid or payable;
1.1.48.2(to the extent not already excluded) adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);
1.1.48.3(to the extent not already excluded) before deducting any extraordinary costs and before including extraordinary income, plus:
1.1.48.4dividends received in cash from companies consolidated by the equity accounted method to the extent not already taken into account; and
1.1.48.5depreciation and amortisation of any property plant and equipment and Intangible Assets;
1.1.49Eligible Green Projects means investments relating to the construction, development, acquisition, maintenance, and/or operation of renewable energy installations including, but not limited to, the following renewable energy projects that form part of phase 2 of the Borrower’s solar photovolactic project:
1.1.49.13MWp Central Plant;
1.1.49.25MWp Saaiplaas Plant;
1.1.49.37MWp Kalgold;
1.1.49.420MWp Moab Operations;

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1.1.49.518MWp FG 1 Plant;
1.1.49.614MWp MWS/Chemwes;
1.1.49.720MWp Phakisa;
1.1.49.810MWp Joel Operations;
1.1.49.920MWp Mponeng Operations;
1.1.49.1010MWp Target 1 + plant; and
1.1.49.1110MWp Covalent;
1.1.50Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:
1.1.50.1air (including, without limitation, air within natural or man-made structures, whether above or below ground);
1.1.50.2water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and
1.1.50.3land (including, without limitation, land under water);
1.1.51Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;
1.1.52Environmental Law means any applicable law or regulation which relates to:
1.1.52.1the pollution or protection of the Environment;
1.1.52.2the conditions of the workplace; or
1.1.52.3the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste;
1.1.53Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group;
1.1.54Equator Principles means the standards entitled "The Equator Principles: A financial industry benchmark for determining, assessing and managing environmental and social risk in projects" dated July 2020 and adopted by certain financial institutions, as the same may be amended or supplemented from time to time;
1.1.55Eskom Guarantees means any guarantees or indemnities given by or on behalf of the Borrower or any member of the Group to Eskom Holdings SOC Limited in an aggregate amount not exceeding ZAR900,000,000 (nine hundred million Rand) at any time;

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1.1.56Event of Default means any event or circumstance specified as such in Clause 24 (Events of Default);
1.1.57Existing Agent shall bear the meaning ascribed to the term “Facility Agent” in each Existing Facility Agreement;
1.1.58Existing Facility Agreements means the Existing USD Facility Agreement and the Existing ZAR Facility Agreement;
1.1.59Existing Finance Documents means the Existing USD Finance Documents and the Existing ZAR Finance Documents;
1.1.60Existing Facilities Refinancing Date means the Existing USD Facilities Refinancing Date or the Existing ZAR Facilities Refinancing Date, as applicable;
1.1.61Existing USD Facilities Agreement means the term and revolving credit facilities agreement of up to USD400,000,000 (four hundred million United States Dollars), dated 20 August 2019, between amongst others, the Borrower, the Subsidiaries of the Borrower listed in Part 1 of Schedule 1 (The Original Parties) thereto as original guarantors, Absa Bank Limited (acting through its Corporate and Investment Banking division) and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) as coordinators, the Financial Institutions listed in Part II of Schedule 1(The Original Lenders) as original lenders and the Financial Institutions listed in Part II of Schedule 1 (The Original Lenders) as original hedge providers;
1.1.62Existing USD Facilities Refinancing Date means the date of the first Utilisation under Facility A and the Revolving USD Facility, being the date upon which the Financial Indebtedness under the Existing USD Facilities Agreement which is outstanding as at such first Utilisation Date is to be refinanced with the Loans borrowed under Facility A and the Revolving USD Facility;
1.1.63Existing USD Finance Documents means “Finance Documents” as defined in the Existing USD Facilities Agreement;
1.1.64Existing ZAR Facilities Agreement means the written agreement entitled “First Amended And Restated ZAR2,000,000,000 Term and Revolving Credit Facilities Agreement”, between, amongst others, the Borrower, the Subsidiaries of the Borrower listed in Part 1 of Schedule 1 (The Original Parties) thereto as original guarantors, Absa Bank Limited (acting through its Corporate and Investment Banking division) and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) as coordinators;
1.1.65Existing ZAR Facilities Refinancing Date means the date of the first Utilisation under the Revolving ZAR Facility, being the date upon which the Financial Indebtedness under the Existing ZAR Facilities Agreement which is outstanding as at such first Utilisation Date is to be refinanced with the Loans borrowed under the Revolving ZAR Facility;
1.1.66Existing ZAR Finance Documents means “Finance Documents” as defined in the Existing ZAR Facilities Agreement;

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1.1.67Exploration Portfolio Joint Venture means the joint venture constituted by the joint venture agreement between Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Morobe Exploration Limited, Newcrest PNG 3 Limited and Morobe Exploration Services Limited, dated 22 May 2008;
1.1.68Extension Acceptance Notice shall bear the meaning ascribed thereto in the applicable Facility Agreement;
1.1.69Extension Option means the option of the Borrower to extend the term of a Sustainability Linked Facility in accordance with the terms of the applicable Sustainability Linked Facility Agreement;
1.1.70Extension Period means the period by which the term of a Sustainability Linked Facility is extended pursuant to the exercise of the appliable Extension Option;
1.1.71Extension Request shall bear the meaning ascribed thereto in the applicable Facility Agreement;
1.1.72Facilities means Facility A, Facility B, the Revolving USD Facility and the Revolving ZAR Facility and Facility shall mean any one of them as the context may indicate;
1.1.73Facility Agreements means:
1.1.73.1the Term Facility A Agreement;
1.1.73.2the Term Facility B Agreement;
1.1.73.3the Revolving USD Facility Agreement;
1.1.73.4the Revolving ZAR Facility Agreement,
and Facility Agreement means any one of them as the context may require;
1.1.74Facility A means a USD term facility in a maximum principal amount equal to USD100,000,000 made or to be made available to the Borrower by the Facility A Lenders under the Term Facility A Agreement;
1.1.75Facility A Commitment means in relation to any Facility A Lender under Facility A at any time:
1.1.75.1in the case of an Original Facility A Lender, the amount specified beside its name in relation to Facility A in Part II (The Original Lenders) of Schedule 1 (The Original Parties) (as varied by any transfer, assignments, novations or other amendments made in accordance with the terms of the Finance Documents); and
1.1.75.2in the case of a New Lender under Facility A (which shall become a New Lender after the date of execution of the Transfer Certificate in respect of the Term Facility A Agreement), the amount specified as being transferred to it under this Agreement and the Term Facility A Agreement (as varied by any transfers, assignments, novations or other amendments made in accordance with the terms of the Finance Documents), in each case, to the extent not cancelled, transferred or reduced in accordance with the Finance Documents;

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1.1.76Facility A Lender means:
1.1.76.1an Original Facility A Lender; and

1.1.76.2any lender which has become a Party as a Facility A Lender in accordance with the terms of Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in terms of this Agreement and the Term Facility A Agreement, in accordance with their respective terms, and Facility A Lenders means, as the context requires, all of them;
1.1.77Facility A Loan means a loan made or to be made under Facility A or (as the context may require) the principal amount outstanding for the time being of that loan;
1.1.78Facility A Outstandings means, at any time, the aggregate of all amounts of principal, accrued and unpaid interest (whether or not capitalised), any applicable Prepayment Fee, Breakage Costs, fees and all and any other amounts due and payable to the Facility A Lenders under Facility A including, without limitation, any claim for damages or restitution and any claim as a result of any recovery by the Borrower (or any business rescue practitioner, liquidator or trustee, as the case may be, of the Borrower) of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings;
1.1.79Facility B means a ZAR term facility in a maximum principal amount equal to ZAR1,500,000,000 made or to be made available to the Borrower by the Facility B Lenders under the Term Facility B Agreement;
1.1.80Facility B Commitment means in relation to any Facility B Lender under Facility B at any time:
1.1.80.1in the case of an Original Facility B Lender, the amount specified beside its name in relation to Facility B in Part II (The Original Lenders) of Schedule 1 (The Original Parties) (as varied by any transfer, assignments, novations or other amendments made in accordance with the terms of the Finance Documents); and
1.1.80.2in the case of a New Lender under Facility B (which shall become a New Lender after the date of execution of the Transfer Certificate in respect of the Term Facility B Agreement), the amount specified as being transferred to it under this Agreement and the Term Facility B Agreement (as varied by any transfers, assignments, novations or other amendments made in accordance with the terms of the Finance Documents), in each case, to the extent not cancelled, transferred or reduced in accordance with the Finance Documents;
1.1.81Facility B Lender means:
1.1.81.1an Original Facility B Lender; and
1.1.81.2any lender which has become a Party as a Facility B Lender in accordance with the terms of Clause 27 (Changes to the Lenders),

Common Terms Agreememt_Execution

which in each case has not ceased to be a Party in terms of this Agreement and the Term Facility B Agreement, in accordance with their respective terms, and Facility B Lenders means, as the context requires, all of them;
1.1.82Facility B Loan means a loan made or to be made under Facility B or (as the context may require) the principal amount outstanding for the time being of that loan;
1.1.83Facility B Outstandings means, at any time, the aggregate of all amounts of principal, accrued and unpaid interest (whether or not capitalised), any applicable Prepayment Fee, Breakage Costs, fees and all and any other amounts due and payable to the Facility B Lenders under Facility B including, without limitation, any claim for damages or restitution and any claim as a result of any recovery by the Borrower (or any business rescue practitioner, liquidator or trustee, as the case may be, of the Borrower) of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings;
1.1.84Facility Office means:
1.1.84.1in respect of a Lender the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 (five) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or
1.1.84.2in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes;
1.1.85Facility Outstandings means the aggregate of all
1.1.85.1Facility A Outstandings;
1.1.85.2Facility B Outstandings;
1.1.85.3Revolving USD Facility Outstandings; and
1.1.85.4Revolving ZAR Facility Outstandings;
1.1.86FATCA means
1.1.86.1Sections 1471 to 1474 of the Code or any associated regulations;
1.1.86.2any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in Clause 1.1.86.1 above; or
any agreement pursuant to the implementation of any treaty, law or regulation referred to in Clause 1.1.84.1 or 1.1.86.2 above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
1.1.87FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;

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1.1.88FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction;
1.1.89Fee Letters means the written fee letters entered into or to be entered into from time to time between the Borrower, the Lenders and/or the Facility Agent relating to the fees payable in respect of the Facilities as contemplated in Clause 12 (Fees) or any provision of any Facility Agreement contemplating the payment of fees to a Lender in respect of the applicable Facility, and Fee Letter means any one of them as the context requires;
1.1.90Final Repayment Date shall bear the meaning ascribed to the term “Final Repayment Date” in each Facility Agreement;
1.1.91Finance Documents means:
1.1.91.1this Agreement;
1.1.91.2each Facility Agreement:
1.1.91.3the Intercreditor Agreement;
1.1.91.4the Subordination Agreement;
1.1.91.5any Extension Request;
1.1.91.6each Fee Letter;
1.1.91.7each Hedging Document (subject to the proviso set out below);
1.1.91.8the Flow of Funds Agreement;
1.1.91.9the Release Agreement;
1.1.91.10any Reference Rate Supplement;
1.1.91.11any Compounding Methodology Supplement;
1.1.91.12any Utilisation Request;
1.1.91.13each Compliance Certificate;
1.1.91.14each Accession Letter;
1.1.91.15each Resignation Letter;
1.1.91.16and any other agreement or document that may be designated as a Finance Document by written agreement between the Facility Agent and the Obligors’ Agent; and
1.1.91.17any amendment or restatement agreement to any Finance Document listed in this Clause,

Common Terms Agreememt_Execution

and Finance Document means any of them as required by the context; provided that where the term Finance Document is used in, and construed for the purposes of this Agreement or the Intercreditor Agreement, a Hedging Document shall be a Finance Document only for the purposes of:
1.1.91.18the definition of Material Adverse Effect;
1.1.91.19Clause 1.2 (Construction);
1.1.91.20Clause 16.3 (Other indemnities);
1.1.91.21Clause 18 (Fees, costs and expenses);
1.1.91.22Clause 19 (Guarantee and Indemnity);
1.1.91.23Clause 20 (Representations);
1.1.91.24Clause 26 (Events of Default) (other than Clause 26.13 (Repudiation) and Clause 26.18 (Acceleration)); and
1.1.91.25Clause 32.6 (No set-off by Obligors);
1.1.92Finance Parties means the Facility Agent, the Sustainability Agent, the Sustainability Coordinators, the Global Coordinators and Bookrunners, each Arranger, each Lender and, subject to the remainder of this Clause, each Hedge Provider and Finance Party means each or any of them (as the context may require); provided that a Hedge Provider shall be a Finance Party only for the purposes of:
1.1.92.1Sub Clause 1.1.146.3 of the definition for Material Adverse Effect;
1.1.92.2Clause 1.2 (Construction);
1.1.92.3Clause 16.3 (Other indemnities);
1.1.92.4Clause 18 (Fees, costs and expenses);
1.1.92.5Clause 19 (Guarantee and Indemnity);
1.1.92.6Clause 20 (Representations);
1.1.92.7Clause 30 (Conduct of business by the Finance Parties);
1.1.93Financial Close means the date on which the Facility Agent notifies the Obligors’ Agent that each of the conditions precedent contained in Clause 8.1 (Initial conditions precedent) have been fulfilled, deferred or waived to the satisfaction of the Facility Agent;
1.1.94Financial Indebtedness means any indebtedness for or in respect of:
1.1.94.1moneys borrowed;
1.1.94.2any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

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1.1.94.3any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
1.1.94.4the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a balance sheet liability;
1.1.94.5receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
1.1.94.6any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;
1.1.94.7any Derivatives Transaction (and, when calculating the value of any derivative transaction, only the marked to market value or actual net amount payable thereunder shall be taken into account);
1.1.94.8any amount raised by the issue of shares which are redeemable;
1.1.94.9any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
1.1.94.10the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in Clauses 1.1.94.1 to 1.1.94.9 above;
1.1.95Financial Quarter means each period of 3 (three) Months commencing on:
1.1.95.11 July and ending on 30 September; and
1.1.95.21 January and ending on 31 March;
1.1.96Financial Year means, at any time, the annual accounting period of the Group ending on 30 June in each calendar year;
1.1.97First Sustainability KPI Report means the first Sustainability KPI Report delivered in accordance with Clause 21.7 (Sustainability KPI Reports);
1.1.98Flow of Funds Agreement means the written flow of funds agreement entered into amongst, inter alios, certain Original Lenders and the Borrower on or about the Signature Date;
1.1.99Fundamental Control Event means any of the following:
1.1.99.1any person or group of persons acting in concert gain(s) Control of the Borrower or the Borrower is no longer listed on the JSE Securities Exchange;
1.1.99.2the Borrower ceases to directly or indirectly beneficially own 100% of the issued share capital of any Guarantor; or
1.1.99.3a change in ownership or interests in any of the Joint Ventures from such ownership or interests as constituted at the date of this Agreement, but shall exclude:

Common Terms Agreememt_Execution

1.1.99.3.1a change in ownership or interests which arises as a result of the relevant Obligor that holds such ownership or interests at the date of this Agreement subsequently transferring such ownership or interests to another Obligor (including to a person that becomes a Obligor in accordance with the provisions of this Agreement on or before the date of such transfer of ownership), to the extent it is permitted to do so; and
1.1.99.3.2a change in ownership or interests resulting from Papua New Guinea exercising its Buy-In Option.
For the purpose of this definition, a change of ownership or interests shall include any dilution in the interest of either of the joint venture parties to a Joint Venture as such interests are constituted at the date of this Agreement. For the purpose of Clause 1.1.99.2 above acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate Control of the Borrower;
1.1.100Funding Rate shall bear the meaning ascribed thereto in the Term Facility A Agreement and the Revolving USD Facility Agreement;
1.1.101Gold Price Derivative Transaction(s) means any gold price derivative transaction(s) entered into between the Borrower and a Hedge Provider under a Hedging Document as permitted in terms of Clause 23.16 (Gold Price Derivative Transactions) of this Agreement;
1.1.102Governmental Authority means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;
1.1.103Greenhouse Gas Emissions means the emission into the earth’s atmosphere of any various gases including, without limitation, carbon dioxide, methane, nitrous oxide and fluorinated gases, that contribute to the greenhouse effect (the trapping of the sun’s warmth in the planet’s lower atmosphere);
1.1.104Green Loan Principles means the high-level framework of market standards and guidelines, published by the Loan Market Association together with the Asia Pacific Loan Market Association (APLMA) and the Loan Syndications and Trading Association (LSTA) (and with the support of International Capital Market Association), providing a consistent methodology for use across the green loan market;
1.1.105Green Loan Principles Report means a report from an independent auditor or consultant, acceptable to the Sustainability Coordinators and the Sustainability Agent, verifying that the Term Facility B Agreement is consistent with the Green Loan Principles, including, without limitation insofar as same relate to the use of the proceeds of Facility B;
1.1.106Group means:
1.1.106.1the Borrower;

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1.1.106.2each Guarantor; and
1.1.106.3each Subsidiary of the Borrower or a Guarantor for the time being.
For the avoidance of uncertainty, Wafi-Golpu Services Limited is not a member of the Group;
1.1.107Group Structure Chart means the group structure chart in agreed form showing at least the following information: each member of the Group, including current name and company registration number, its jurisdiction of incorporation and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is not a company with limited liability;
1.1.108Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors);
1.1.109Harmony Moab means Harmony Moab Khotsong Operations Proprietary Limited (Registration No. 2006/039120/07), a private company duly incorporated in accordance with the laws of South Africa;
1.1.110Hedge Provider means the Original Hedge Providers and/or each other Lender (or any Affiliate of any Lender) in each case which has entered into or will enter into a Gold Price Derivative Transaction with the Borrower in accordance with the Hedging Documents and which has acceded to this Agreement and the Intercreditor Agreement by delivering to the Facility Agent each duly completed and executed Hedge Provider Accession Undertaking, and Hedge Providers means all of them as the context requires;
1.1.111Hedge Provider Accession Undertaking means a document substantially in the form set out in Schedule 3 (Form of Hedge Provider Accession Undertaking) of the Intercreditor Agreement;
1.1.112Hedging Documents means any 2002 ISDA Master Agreement (including any amendment agreement, annexure, schedule or confirmation) evidencing or otherwise relating specifically to the Gold Price Derivative Transaction(s) concluded or to be concluded between the Borrower and the Hedge Providers from time to time, and Hedging Document means any one of them as the context requires;
1.1.113Hidden Valley Mine means the gold and silver mining operations conducted on Mining Lease 151 at Hidden Valley, Lae Province, Papua New Guinea;
1.1.114HMT means Her Majesty’s Treasury of the United Kingdom;
1.1.115Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;
1.1.116IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;
1.1.117Impaired Facility Agent means the Facility Agent at any time when:
1.1.117.1it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

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1.1.117.2the Facility Agent otherwise rescinds or repudiates a Finance Document;
1.1.117.3(if the Facility Agent is also a Lender) it is a Defaulting Lender under Clause 1.1.43.1, 1.1.43.2 or 1.1.43.3; or
1.1.117.4an insolvency event as contemplated in Clauses 26.7 and 26.8 has occurred and is continuing with respect to the Facility Agent, unless, in the case of Clause 1.1.117.1 above:
1.1.117.5its failure to pay is caused by:
1.1.117.5.1administrative or technical error; or
1.1.117.5.2a Disruption Event; and
payment is made within 10 (ten) Business Days of its due date; or
1.1.117.6the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
1.1.118Impaired Sustainability Agent means the Sustainability Agent at any time when:
1.1.118.1the Sustainability Agent otherwise rescinds or repudiates a Finance Document;
1.1.118.2(if the Sustainability Agent is also a Lender) it is a Defaulting Lender under Clause 1.1.43.1, 1.1.43.2 or 1.1.43.3; or
1.1.118.3an insolvency event as contemplated in Clauses 26.7 and 26.8 has occurred and is continuing with respect to the Sustainability Agent;
1.1.119Intangible Assets means intangible assets as per the financial statements delivered in terms of Clause 21.1 (Financial statements);
1.1.120Intellectual Property Rights means any patents, trademarks, service marks, designs, trading or business names, copyrights, design rights, moral rights, inventions, confidential information, know-how, domain names, topographical or similar rights, database or other intellectual property rights and interests and the benefit of all applications and rights to use (including by way of licence) such assets of each Obligor, in each case whether registered or unregistered;
1.1.121Intercreditor Agreement means the written intercreditor agreement entered into amongst the Facility Agent, the Sustainability Agent, the Lenders and the Hedge Providers pursuant to which such parties regulate their relationship as creditors in respect of the Obligors;
1.1.122Interest Cover Ratio means, in respect of any Ratio Test Period:
1.1.122.1EBITDA;
1.1.122.2divided by Total Interest;
1.1.123Interest Payment Date means the last day of each applicable Interest Period;

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1.1.124Interest Period means, in respect of each Facility, the period for which interest is calculated and determined in respect of such Facility, in each case, in accordance with the provisions of the applicable Facility Agreement;
1.1.125Joint Venture Agreements means the joint venture agreements constituting the Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture;
1.1.126Joint Ventures means the Exploration Portfolio Joint Venture and the Wafi-Golpu Joint Venture;
1.1.127KPI’s means the key performance indicators in relation to the Borrower's environmental, social and governance framework relating to Greenhouse Gas Emissions targets, Renewable Energy targets and Water Consumption targets as contemplated by the Sustainability Performance Targets and KPI means any one of them;
1.1.128KPI Adjustment Event means that:
1.1.128.1a KPI and/or Sustainability Performance Score can no longer be calculated; and/or
1.1.128.2a regulatory change which significantly affects the ability of the Borrower to meet a KPI and/or Sustainability Performance Score; and/or
1.1.128.3a Sustainability Performance Score with respect to a KPI is, in the reasonable opinion of the Borrower or the Sustainability Agent (acting on the instructions of the Majority Sustainability Lenders), materially different from each previous Sustainability Performance Score with respect to such KPI as a result of a change in the circumstances on which the relevant Sustainability Performance Targets were based, e.g. as a result of an acquisition or disposal or material reductions/interruptions in production;
1.1.129KPI Alternate Auditor means a recognised firm of independent auditors or environmental or other consultants licensed to practice in South Africa, acceptable to the Sustainability Coordinators and the Sustainability Agent, which (in each case) is reputable and qualified with the appropriate expertise, for the purposes of verifying the findings contemplated by any Sustainability KPI Report and/or any Sustainability KPI Confirmation Certificate;
1.1.130KPI Alternate Auditor Findings shall bear the meaning ascribed thereto in Clause 21.7.7 (Sustainability KPI Reports);
1.1.131KPI Alternate Auditor Notification Date shall bear the meaning ascribed thereto in Clause 21.7.6 (Sustainability KPI Reports);
1.1.132KPI Auditor means a recognised firm of independent auditors or environmental or other consultants licensed to practice in South Africa, acceptable to the Sustainability Coordinators and the Sustainability Agent, which (in each case) is reputable and qualified with the appropriate expertise, for the purposes of verifying the Sustainability Performance Targets and issuing the Sustainability KPI Confirmation Certificate;
1.1.133KPI Benefit Release Event shall bear the meaning ascribed thereto in Clause 1.1.225.2;

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1.1.134KPI Change means any change in any KPI or any revision, adjustment, or update in methodology or scope related to any KPI or in the relevance of any Sustainability Performance Target in relation to a KPI Adjustment Event;
1.1.135KPI Dispute shall bear the meaning ascribed thereto in Clause 21.7.3 (Sustainability KPI Reports);
1.1.136KPI Negotiation Period shall bear the meaning ascribed thereto in Clause 21.7.4 (Sustainability KPI Reports);
1.1.137KPI Report Dispute Notice shall bear the meaning ascribed thereto in Clause 21.7.3 (Sustainability KPI Reports);
1.1.138Legal Reservations means:
1.1.138.1the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
1.1.138.2the time barring of claims based on prescription laws that apply in the jurisdiction of incorporation of a member of the Group;
1.1.138.3any other matters which are set out as qualifications or reservations as to matters of law of general application in any of the legal opinions delivered pursuant to Clause 8.1 (Initial conditions precedent) or Clause 28 (Changes to the Obligors) of this Agreement;
1.1.139Lender means:
1.1.139.1the Original Lenders; and
1.1.139.2any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement;
1.1.140Leverage Ratio means, at any time, the ratio of Total Net Debt to EBITDA;
1.1.141LMA means the Loan Market Association;
1.1.142Loan means a Facility A Loan, a Facility B Loan, a Revolving USD Facility Loan or a Revolving ZAR Facility Loan and Loans means all of them as the context requires;
1.1.143Long Stop Date means the date which is 45 (forty five) calendar days calculated from the Signature Date, provided that if such date is not a Business Day the Long Stop Date shall be the immediately following Business Day;
1.1.144Majority Lenders means:
1.1.144.1if there are no Loans then outstanding, a Lender or Lenders whose Commitments in relation to all Facilities aggregate at least 66,67% (sixty six point six seven per cent) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66,67% (sixty six point six seven per cent) of the Total Commitments immediately prior to the reduction);

Common Terms Agreememt_Execution

1.1.144.2at any other time, a Lender or Lenders, the sum of whose (a) participations in the Loans then outstanding plus (b) its portion of the Available Commitments in relation to all Facilities, aggregate at least 66.67% (sixty six point six seven per cent) of (c) all the Loans then outstanding plus (d) the Available Facility at that time, provided that for the purposes of determining the Majority Lenders all amounts contemplated in Clauses 1.1.144.1 and 1.1.144.2 which are denominated in ZAR shall be converted into USD at the applicable Spot Rate of Exchange;
1.1.145Majority Sustainability Lenders means:
1.1.145.1if there are no Sustainability Loans then outstanding, a Sustainability Lender or Sustainability Lenders whose Sustainability Commitments in relation to all Sustainability Linked Facilities aggregate at least 66,67% (sixty six point six seven per cent) of the Sustainability Total Commitments (or, if the Sustainability Total Commitments have been reduced to zero, aggregated at least 66,67% (sixty six point six seven per cent) of the Sustainability Total Commitments immediately prior to the reduction);
1.1.145.2at any other time, a Sustainability Lender or Sustainability Lenders, the sum of whose (a) participations in the Sustainability Loans then outstanding plus (b) its portion of the Sustainability Available Commitments in relation to all Sustainability Linked Facilities, aggregate at least 66.67% (sixty six point six seven per cent) of (c) all the Sustainability Loans then outstanding plus (d) the Sustainability Available Facility at that time, provided that for the purposes of determining the Majority Lenders all amounts contemplated in Clauses 1.1.145.1 and 1.1.145.2 which are denominated in ZAR shall be converted into USD at the applicable Spot Rate of Exchange;
1.1.146Material Adverse Effect means a material adverse effect on:
1.1.146.1the business, operations, property or condition (financial or otherwise) of the Borrower, any Guarantor and/or the Group taken as a whole;
1.1.146.2the ability of any Obligor to perform any of its obligations under the Finance Documents; or
1.1.146.3the validity or enforceability of any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents;
1.1.147Material Assets means:
1.1.147.1the mining operations comprising the following mine shafts namely the Mponeng Mine (conducted under mining right GP30/5/1/2/2/01 MR), Kusasalethu (DMR Ref no. GP30/5/1/2/07MR), Tshepong and Phakisa (DMR Ref no. FS30/5/1/2/2/84MR), Doornkop (DMR Ref no. GP30/5/1/2/2/09MR), Masimong (DMR Ref no. FS30/5/1/2/2/82MR), Target 1 (DMR Ref no. FS30/5/1/2/2/14MR), Bambanani (DMR Ref no. FS30/5/1/2/2/83MR), Joel (DMR Ref no. FS30/5/1/2/2/13MR) and Harmony Moab (License No. NW30/5/1/2/2/15MR & 16MR);

Common Terms Agreememt_Execution

1.1.147.2the interests of Wafi Mining Limited in the Wafi-Golpu Joint Venture, being its rights under the Wafi-Golpu Joint Venture Agreement, its participating interest therein and its right to take its share in production thereof; and
1.1.147.3the interests of Morobe Consolidated Goldfields Limited in the Hidden Valley Mine;
1.1.148Material Group Company means at any time:
1.1.148.1an Obligor; and
1.1.148.2any member of the Group which has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing 10% (ten per cent) or more of EBITDA of the Group or has gross assets or turnover (excluding intra-group items) representing 10% (ten per cent) or more of the gross assets or turnover of the Group, in each case, calculated on a consolidated basis (a Material Subsidiary),
Compliance with the conditions set out in this Clause 1.1.148 shall be determined by reference to the most recent Compliance Certificate supplied by the Borrower and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired or disposed of since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall deemed to be adjusted in order to take into account the acquisition or disposal of that Subsidiary (that adjustment being certified by the Auditors as representing an accurate reflection of the revised EBITDA, gross assets or turnover of the Group). A report by the Auditors that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties;
1.1.149MINEFI means the French Ministry of Finance;
1.1.150Mining Law means any applicable law or regulation which relates to the conduct of prospecting, exploration and mining operations, including (in respect of operations in South Africa) the Mineral and Petroleum Resources Development Act, 2002 and (in respect of operations in Papua New Guinea) the Mining Act 1992 (PNG);
1.1.151Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
1.1.151.1if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
1.1.151.2if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.
The above rules will only apply to the last Month of any period;
1.1.152New Lender shall bear the meaning ascribed to the term “New Lender” in the applicable Transfer Certificate;

Common Terms Agreememt_Execution

1.1.153Obligors means the Borrower and each Guarantor and Obligor means each or any of them (as the context may require);
1.1.154Obligors’ Agent means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 4 (Obligors’ Agent);
1.1.155OFAC means the Office of Foreign Assets Control of the Department of Treasury of the United States of America;
1.1.156Original Financial Statements means:
1.1.156.1in relation to the Borrower, the audited consolidated financial statements of the Group for the financial year ended 30 June 2021;
1.1.156.2in relation to Harmony Gold (PNG Services) Pty Ltd, Aurora Gold Ltd, Abelle Ltd, their audited financial statements for their financial years ended 30 June 2021;
1.1.156.3in relation to each Original Obligor other than the Borrower, Harmony Gold (PNG Services) Pty Ltd, Aurora Gold Ltd, Abelle Ltd and Aurora Gold (Wafi) (Pty) Ltd, its audited financial statements for its financial year ended 30 June 2021;
1.1.157Original Facility A Lenders means each party listed in its capacity as such in Part II (Original Lenders) of Schedule 1 (The Original Parties) and Original Facility A Lender means, as the context requires, any of them;
1.1.158Original Facility B Lenders means each party listed in its capacity as such in Part II (Original Lenders) of Schedule 1 (The Original Parties) and Original Facility B Lender means, as the context requires, any of them;
1.1.159Original Revolving USD Facility Lenders means each party listed in its capacity as such in Part II (Original Lenders) of Schedule 1 (The Original Parties) and Original Revolving USD Facility Lender means, as the context requires, any of them;
1.1.160Original Revolving ZAR Facility Lenders means each party listed in its capacity as such in Part II (Original Lenders) of Schedule 1 (The Original Parties) and Original Revolving ZAR Facility Lender means, as the context requires, any of them;
1.1.161Original Lenders means each Original Facility A Lender, each Original Facility B Lender, each Original Revolving USD Facility Lender and each Original Revolving ZAR Facility Lender and Original Lender means any one of them;
1.1.162Original Obligor means the Borrower or an Original Guarantor, as applicable;
1.1.163Papua New Guinea or PNG means the Independent State of Papua New Guinea;
1.1.164Party means a party to this Agreement;

Common Terms Agreememt_Execution

1.1.165Permitted Guarantees means:
1.1.165.1any guarantee under, or given in connection with, the Existing Finance Documents, but only until the applicable Existing Facilities Refinancing Date;
1.1.165.2any guarantees or indemnities given by the Borrower or any member of the Group on behalf of any member of the Group in the ordinary course of its operational business requirements in an aggregate amount not exceeding USD35,000,000 (thirty five million United States Dollars) or its equivalent in any other currency or currencies;
1.1.165.3any indemnity or guarantee granted in terms of the Finance Documents;
1.1.165.4any indemnity or guarantee which constitutes Permitted Indebtedness;
1.1.165.5the Eskom Guarantees;
1.1.165.6the Silicosis Settlement Guarantee;
1.1.165.7the USD Environmental Guarantees;
1.1.165.8the ZAR Environmental Guarantees;
1.1.165.9any guarantee given by Harmony Gold Australia in favour of any of the Relevant Subsidiaries to enable such Relevant Subsidiary to obtain a class order that will reduce the IFRS and statutory audit requirements applicable to it; and
1.1.165.10any other guarantee or indemnity granted with the prior written approval of the Facility Agent;
1.1.166Permitted Indebtedness means:
1.1.166.1any Financial Indebtedness arising under any of the Existing Finance Documents, but only until the applicable Existing Facilities Refinancing Date;
1.1.166.2any Financial Indebtedness arising under the Finance Documents;
1.1.166.3any Financial Indebtedness in respect of a lease or hire purchase contract concluded in the ordinary course of trading which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease;
1.1.166.4any Financial Indebtedness of a member of the Group in respect of Permitted Guarantees;
1.1.166.5any Financial Indebtedness of a member of the Group in respect of Permitted Loans;
1.1.166.6any Financial Indebtedness incurred pursuant to the Hedging Documents;
1.1.166.7any Financial Indebtedness not included in Clauses 1.1.166.1 to 1.1.166.6, that does not result in Total Net Debt exceeding the aggregate of ZAR3 500 000 000 (three billion five hundred million Rand) plus the ZAR equivalent of USD550 000 000 (five hundred and fifty million United States Dollars), converted at the then prevailing Spot Rate of Exchange into a ZAR amount at any time during the Term; and

Common Terms Agreememt_Execution

1.1.166.8any other Financial Indebtedness incurred with the prior written approval of the Facility Agent, which in either case is not otherwise prohibited or restricted in accordance with Clause 23.11 (Financial Indebtedness);
1.1.167Permitted Loans means:
1.1.167.1loans made by any member of the Group (including an Obligor) to any Obligor, provided that such loan is subordinated in favour of the Finance Parties in accordance with the provisions of the Subordination Agreement on the basis that the lender in respect of such loan, to the extent it has not done so, accedes to the Subordination Agreement and becomes a Subordinated Creditor;
1.1.167.2loans made by a member of the Group which is not an Obligor to any other member of the Group which is not an Obligor;
1.1.167.3loans made by:
1.1.167.3.1any member of the Group (including an Obligor) to any third party that is not a member of the Group ; and
1.1.167.3.2an Obligor to any member of the Group which is not an Obligor, which do not, at any time during the Term (on a consolidated basis taking into account all loans contemplated in Clauses 1.1.167.3.1 and 1.1.167.3.2), exceed ZAR1000,000,000 (one billion Rand) or its equivalent in any other currency or currencies;
1.1.167.4trade credit granted in the ordinary course of an Obligor’s day-to-day business upon terms usual for such trade;
1.1.167.5loans by an Obligor existing prior to the Signature Date and which have been (i) disclosed in Schedule 10 (Disclosed Loans) to the Facility Agent in writing, or (ii) in the Original Financial Statements;
1.1.167.6a loan made by any member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed ZAR40,000,000 (forty million Rand) or its equivalent in any other currency or currencies, or to an employee or director of the Borrower in terms of an approved employee share option scheme provided that on establishment, such scheme does not involve a net outflow of cash from the Group;
1.1.167.7loans made by the Borrower to Harmony Moab and on-lent by Harmony Moab, or loans made directly by the Borrower or Harmony Moab, to the BEE Entity for the purpose of financing the acquisition by the BEE Entity of up to 3% (three per cent) of the issued ordinary share capital of Harmony Moab pursuant to a BEE transaction in respect of Harmony Moab, provided that the amount of such loans shall not exceed ZAR100,000,000 (one hundred million Rand) or its equivalent in any other currency or currencies in aggregate;

Common Terms Agreememt_Execution

1.1.167.8loans made by the Borrower to any entity acquiring shares in a Group company pursuant to a BEE transaction in respect of that Group company, provided that the amount of such loans shall not exceed ZAR150,000,000 (one hundred and fifty million Rand) in aggregate; and
1.1.167.9any other loans made with the prior written approval of the Facility Agent;
1.1.168Permitted Security means:
1.1.168.1any Security created in respect of the Existing Finance Documents, but only until the applicable Existing Facilities Refinancing Date;
1.1.168.2Security created over any new asset, plant, machinery, equipment or property acquired and/or developed by any Obligor to secure Permitted Indebtedness incurred for the purpose of financing the acquisition of such new asset, plant, machinery, equipment or property or the development, as the case may be, but not for the replacement or refurbishment or maintenance of an existing asset, plant, machinery, equipment or property;
1.1.168.3Security created over any asset or property of a member of the Group which is not an Obligor in order to secure Permitted Indebtedness;
1.1.168.4Security created over any asset or property of an Obligor in order to secure Permitted Indebtedness for an aggregate amount (aggregated across all of the Obligors) not exceeding ZAR200,000,000 (two hundred million Rand) or its equivalent in any other currency or currencies;
1.1.168.5Security created by operation of law, including without limitation any Environmental Law or Mining Law, and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;
1.1.168.6any Security which is existing prior to the Signature Date and which has been disclosed (i) in Part I of Schedule 8 (Existing Security) and (ii) in the Original Financial Statements and in all circumstances securing only indebtedness outstanding at the Signature Date if the principal amount or original facility thereby secured is not increased after the Signature Date;
1.1.168.7any security which is existing prior to the Signature Date and which has been disclosed in Part II of Schedule 8 (Existing security);
1.1.168.8any netting or set-off arrangement entered into by a member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances, and only such arrangements that are in existence at the Signature Date;
1.1.168.9any Security entered into pursuant to any Finance Document as contemplated in the Finance Documents;
1.1.168.10any cash collateralisation arrangements arising under:
1.1.168.10.1the Eskom Guarantees provided that the amount provided as Security under those arrangements does not exceed ZAR210,000,000 (two hundred and ten million Rand) at any time;

Common Terms Agreememt_Execution

1.1.168.10.2the ZAR Environmental Guarantees provided that the amount provided as Security under those arrangements does not exceed ZAR210,000,000 (two hundred and ten million Rand) at any time;
1.1.168.10.3the USD Environmental Guarantees provided that the amount provided as Security under those arrangements does not exceed USD20,000,000 (twenty million Rand) at any time; and
1.1.168.10.4the Silicosis Settlement Guarantee provided that the amount provided as Security under those arrangements does not exceed ZAR200,000,000 (two hundred million Rand) at any time; and
1.1.168.11any other Security created with the prior written approval of the Facility Agent;
1.1.169Permitted Share Issue means:
1.1.169.1an issue of ordinary shares by an Obligor to its Holding Company; or
1.1.169.2an issue by Harmony Moab, to a BEE entity for the purpose of financing the acquisition by the BEE Entity of up to 3% (three per cent) of the issued ordinary share capital of Harmony Moab;
1.1.169.3Permitted Transferee means any person referred to in Schedule 11 (Permitted Transferees), including any Affiliate of any such person;
1.1.170PNGK means Papua New Guinea Kina, the lawful currency of Papua New Guinea;
1.1.171Pre-Financial Close Material Adverse Change means a material adverse change prior to Financial Close, in the reasonable opinion of the Lenders (arrived at after consultation with the Borrower), in or on:
1.1.171.1the debt, loan, financial and/or capital markets applicable to any Facility or in any markets relevant to the Borrower’s industry;
1.1.171.2the South African or international monetary, financial, political or economic conditions;
1.1.171.3the condition (financial or otherwise) of the business or operations or prospects of the Obligors taken as a whole;
which in the reasonable opinion of the Lenders:
1.1.171.4has rendered, or will or is reasonably likely to render it unlawful for the Lenders (or any of them) to advance any portion of a Facility;
1.1.171.5has materially adversely affected, or will or is reasonably likely to materially adversely affect, the risk profile attributed by the Lenders (or any of them) to the Obligors taken as a whole or the Lenders’ (or any of them) ability to fund, or maintain its funding of, any portion of its participation in a Facility; and/or

Common Terms Agreememt_Execution

1.1.171.6increases the cost to the Lenders (or any of them) of funding or maintaining its or their funding of any portion of its or their participation in a Facility, and the Borrower has elected not to bear such increased cost;
1.1.172Prepayment Fee means each cancellation or prepayment fee due and payable as contemplated in Clause 10.1 (Voluntary Cancellation) and/or Clause 10.2 (Voluntary Prepayment);
1.1.173Ratio Test Date means the last day of March, June, September and December;
1.1.174Ratio Test Period means each period of 12 months ending on a Ratio Test Date;
1.1.175Reference Bank Quotation means any quotation supplied to the Facility Agent by a Reference Bank;
1.1.176Reference Banks means the principal Johannesburg offices of Absa Bank Limited, FirstRand Bank Limited, Investec Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited or the principal offices of up to three other banks agreed between the Facility Agent and the Obligors’ Agent from time to time, subject to the consent of the relevant banks;
1.1.177Reference Rate Supplement shall bear the meaning ascribed thereto in the Term Facility A Agreement and the Revolving USD Facility Agreement;
1.1.178Reference Rate Terms shall bear the meaning ascribed thereto in the Term Facility A Agreement and the Revolving USD Facility Agreement;
1.1.179Refinancing means any arrangement pursuant to which any amounts outstanding on account of the Facilities (and other amounts owing under the Finance Documents) are prepaid out of:
1.1.179.1the proceeds of any new Financial Indebtedness directly or indirectly incurred by the Borrower or any Obligor or an Affiliate of an Obligor with any third party bank, asset manager, insurance company or other financial institution for such purpose and excluding any funds generated from the operating activities of the Borrower or any Obligor or an Affiliate of an Obligor; and/or
1.1.179.2the proceeds of any amounts received in respect of the issue of shares by any member of the Group; and/or
1.1.179.3the proceeds of intercompany loans advanced by any member of the Group utilising (a) any Financial Indebtedness directly or indirectly incurred by such member of the Group with any third party bank, asset manager, insurance company or other financial institution for such purpose and excluding any funds generated from the operating activities of such member of the Group; or (b) any amounts contemplated in Clause 1.1.179.2, and “Refinanced” shall bear a corresponding meaning;
1.1.180Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

Common Terms Agreememt_Execution

1.1.181Release Agreement means the written agreement entitled ‘Release Agreement’, entered into on or about the Signature Date amongst, inter alios, the Existing Agent and the Borrower;
1.1.182Relevant Subsidiaries means:
1.1.182.1Harmony Gold Securities Pty Ltd – ABN 69 087 480 902;
1.1.182.2New Hampton Goldfields Ltd – ABN 53 009 193 999;
1.1.182.3Harmony Gold WA Pty Ltd – ABN 84 099 119 918;
1.1.182.4Harmony Gold Operations Ltd – ABN 44 005 482 842;
1.1.182.5Abelle Limited – ABN 69 087 480 902;
1.1.182.6Aurora Gold Limited – ABN 82 006 568 850; and
1.1.182.7Harmony Gold (PNG Services) Limited – ABN 23 083 828 853;
1.1.183Renewable Energy means energy that is collected from renewable resources that are naturally replenished on a human timescale including sources such as sunlight, wind, rain, tides, waves and geothermal heat;
1.1.184Repeating Representations means each of the representations set out in:
1.1.184.1Clause 20.1 (Status) to Clause 20.6 (Validity and admissibility in evidence), other than Clause 20.5 (Benefit);
1.1.184.2Clause 20.10 (No default);
1.1.184.3Clause 20.11 (No misleading information);
1.1.184.4Clause 20.12 (Financial statements) (other than Clause 20.12.4, which will repeat on the date of the relevant financial statements and on the date of delivery thereof to the Facility Agent), save that the references in 20.12 (Financial statements) to Original Financial Statements shall, for the purposes of this Repeating Representation, be construed as references to the most recent audited consolidated financial statements of the Group delivered to the Facility Agent under Clause 20.12 (Financial statements);
1.1.184.5Clause 20.15 (Pari passu ranking);
1.1.184.6Clause 20.21 (Authorised Signatures); and
1.1.184.7Clause 20.22 (No immunity);
1.1.185Representative means any representative, delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;
1.1.186Resignation Letter means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter), with any amendments the Facility Agent and the Obligors’ Agent may agree;

Common Terms Agreememt_Execution

1.1.187Retiring Guarantor has the meaning given to it in Clause 19.8 (Release of Guarantors' right of contribution);
1.1.188Revolving Facility Agreements means:
1.1.188.1the Revolving ZAR Facility Agreement; and
1.1.188.2the Revolving USD Facility Agreement,
and Revolving Facility Agreement means any one of them as the context may require;
1.1.189Revolving USD Facility means the revolving credit facility in a maximum principal amount equal to USD300,000,000 made or to be made available to the Borrower by the Revolving USD Facility Lenders under the Revolving USD Facility Agreement;
1.1.190Revolving USD Facility Agreement means the revolving credit facility agreement concluded or to be concluded on or about the Signature Date between the Original Revolving USD Facility Lenders, the Borrower and the Facility Agent in respect of the Revolving USD Facility;
1.1.191Revolving USD Facility Commitment means in relation to any Revolving USD Facility Lender under the Revolving USD Facility at any time:
1.1.191.1in the case of an Original Revolving USD Facility Lender, the amount specified beside its name in relation to the Revolving USD Facility in Part II (The Original Lenders) of Schedule 1 (The Original Parties) (as varied by any transfer, assignments, novations or other amendments made in accordance with the terms of the Finance Documents); and
1.1.191.2in the case of a New Lender under the Revolving USD Facility (which shall become a New Lender after the date of execution of a Transfer Certificate in respect of the Revolving USD Facility Agreement), the amount specified as being transferred to it under this Agreement and the Revolving USD Facility Agreement (as varied by any transfers, assignments, novations or other amendments made in accordance with the terms of the Finance Documents), in each case, to the extent not cancelled, transferred or reduced in accordance with the Finance Documents;
1.1.192Revolving USD Facility Lender means:
1.1.192.1an Original Revolving USD Facility Lender; and
1.1.192.2any lender which has become a Party as a Revolving USD Facility Lender in accordance with the terms of Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in terms of this Agreement and the Revolving USD Facility Agreement, in accordance with their respective terms, and Revolving USD Facility Lenders means, as the context requires, all of them;
1.1.193Revolving USD Facility Loan means a loan made or to be made under the Revolving USD Facility or (as the context may require) the principal amount outstanding for the time being of that loan;

Common Terms Agreememt_Execution

1.1.194Revolving USD Facility Outstandings means, at any time, the aggregate of all amounts of principal, accrued and unpaid interest (whether or not capitalised), any applicable Prepayment Fee, Breakage Costs, fees and all and any other amounts due and payable to the Revolving USD Facility Lenders under Revolving USD Facility including, without limitation, any claim for damages or restitution and any claim as a result of any recovery by the Borrower (or any business rescue practitioner, liquidator or trustee, as the case may be, of the Borrower) of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings;
1.1.195Revolving ZAR Facility means the revolving credit facility in a maximum principal amount equal to ZAR2,500,000,000 made or to be made available to the Borrower by the Revolving ZAR Facility Lenders under the Revolving ZAR Facility Agreement;
1.1.196Revolving ZAR Facility Agreement means the revolving credit facility agreement concluded or to be concluded on or about the Signature Date between the Original Revolving ZAR Facility Lenders, the Borrower and the Facility Agent in respect of the Revolving ZAR Facility;
1.1.197Revolving ZAR Facility Commitment means in relation to any Revolving ZAR Facility Lender under the Revolving ZAR Facility at any time:
1.1.197.1in the case of an Original Revolving ZAR Facility Lender, the amount specified beside its name in relation to the Revolving ZAR Facility in Part II (The Original Lenders) of Schedule 1 (The Original Parties) (as varied by any transfer, assignments, novations or other amendments made in accordance with the terms of the Finance Documents); and
1.1.197.2in the case of a New Lender under the Revolving ZAR Facility (which shall become a New Lender after the date of execution of a Transfer Certificate in respect of the Revolving ZAR Facility Agreement), the amount specified as being transferred to it under this Agreement and the Revolving ZAR Facility Agreement (as varied by any transfers, assignments, novations or other amendments made in accordance with the terms of the Finance Documents), in each case, to the extent not cancelled, transferred or reduced in accordance with the Finance Documents;
1.1.198Revolving ZAR Facility Lender means:
1.1.198.1an Original Revolving ZAR Facility Lender; and
1.1.198.2any lender which has become a Party as a Revolving ZAR Facility Lender in accordance with the terms of Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in terms of this Agreement and the Revolving ZAR Facility Agreement, in accordance with their respective terms, and Revolving ZAR Facility Lenders means, as the context requires, all of them;
1.1.199Revolving ZAR Facility Loan means a loan made or to be made under the Revolving ZAR Facility or (as the context may require) the principal amount outstanding for the time being of that loan;

Common Terms Agreememt_Execution

1.1.200Revolving ZAR Facility Outstandings means, at any time, the aggregate of all amounts of principal, accrued and unpaid interest (whether or not capitalised), any applicable Prepayment Fee, Breakage Costs, fees and all and any other amounts due and payable to the Revolving ZAR Facility Lenders under Revolving ZAR Facility including, without limitation, any claim for damages or restitution and any claim as a result of any recovery by the Borrower (or any business rescue practitioner, liquidator or trustee, as the case may be, of the Borrower) of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings;
1.1.201Sanctioned Entity means:
1.1.201.1any person, country or territory which is listed on a Sanctions List or is subject to Sanctions, including without limitation and as at the date of this Agreement, Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and Syria;
1.1.201.2any person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions;
1.1.201.3any person listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;
1.1.201.4any person located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or operating in or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or
1.1.201.5any person otherwise a target of Sanctions (being any person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities);
1.1.202Sanctions means general trade, economic or financial sanctions, laws, regulations, trade embargoes or restrictive measures imposed, administered or enforced from time to time by any Sanctions Authority, and more specifically:
1.1.202.1the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List and the List of Foreign Sanctions Evaders, each administered and enforced by OFAC;
1.1.202.2the Financial Sanctions: Consolidated List of Targets and the Ukraine: list of persons subject to restrictive measures in view of Russia's actions destabilising the situation in Ukraine and Sanctions Against Persons Contributing to The Situation in Ukraine and Prohibiting Certain Transactions With Respect to The Crimea Region of Ukraine, in each case administered and enforced by HMT; or
1.1.202.3any other list or public announcement or sanctions designation made by OFAC, HMT or any Sanctions Authority, in respect of the targets or scope of the Sanctions that are administered and enforced by a Sanctions Authority;

Common Terms Agreememt_Execution

1.1.203Sanctions Authority means each of:
1.1.203.1the United Nations Security Council;
1.1.203.2the European Union;
1.1.203.3the Council of Europe (founded under the Treaty of London, 1946);
1.1.203.4the government of the United States of America;
1.1.203.5the government of the United Kingdom;
1.1.203.6the government of the Republic of France;
1.1.203.7the Hong Kong Monetary Authority;
1.1.203.8the government of the Commonwealth of Australia,
and any of their Governmental Authorities, institutions or agencies, including, without limitation, OFAC, the US Department of Commerce, the US Department of State or the US Department of the Treasury, HMT and MINEFI;
1.1.204Sanctions List means any of the lists maintained by any Sanctions Authority and any similar list maintained, or a public announcement of a Sanctions designation made, by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time;
1.1.205Security means a mortgage, notarial bond, bond, cession in security, charge, security assignment, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;
1.1.206Settlement Agreement means the written settlement agreement concluded on or about 3 May 2018 between, inter alia, the Borrower and the lawyers representing the claimants in the silicosis class action litigation referred to in such agreement;
1.1.207Signature Date means the date of the signature of this Agreement by the Party signing last in time;
1.1.208Silicosis Settlement Guarantee means the guarantee facility of ZAR1,083,000,000 (one billion and eighty three million Rand) in terms of which a guarantee has been issued on behalf of the Borrower in favour of a trust that has been established pursuant to the Settlement Agreement;
1.1.209Spot Rate of Exchange means, as of any date:
1.1.209.1the rate of exchange at which the Facility Agent offers to sell USD to purchase ZAR at approximately 11 h00 (South African time) on such date; or
1.1.209.2the rate of exchange at which the Facility Agent offers to sell ZAR to purchase USD at approximately 11 h00 (South African time) on such date; or
1.1.209.3the rate of exchange at which the Facility Agent offers to sell any other currency to purchase USD or ZAR at approximately 11 h00 (South African time) on such date,

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as applicable;
1.1.210Subordinated Creditor means a “Subordinated Creditor” as defined in the Subordination Agreement;
1.1.211Subordination Agreement means the subordination agreement entered into on or about the date hereof between the Subordinated Creditors and the Finance Parties pursuant to which such Subordinated Creditors subordinate their claims, inter alia, against one another in favour of the Finance Parties;
1.1.212Subsidiary means a subsidiary as defined in the Companies Act and shall include any person who would, but for not being a company under the Companies Act, qualify as a subsidiary as defined in the Companies Act;
1.1.213Sustainability Available Commitment means, in relation to a Sustainability Linked Facility, a Sustainability Lender’s Sustainability Commitment under that Sustainability Linked Facility minus:
1.1.213.1the amount of its participation in any outstanding Sustainability Loans under that Sustainability Linked Facility; and
1.1.213.2in relation to any proposed Utilisation under a Sustainability Linked Facility, the amount of its participation in any Sustainability Loans that are due to be made under that Sustainability Linked Facility on or before the proposed Utilisation Date, other than any Sustainability Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date under that Sustainability Linked Facility;
1.1.214Sustainability Available Facility means the aggregate at any time of each Sustainability Lender’s Sustainability Available Commitment;
1.1.215Sustainability Commitments means a Facility A Commitment, a Revolving USD Facility Commitment or a Revolving ZAR Facility Commitment and Sustainability Commitment means any one of them;
1.1.216Sustainability KPI Confirmation Certificate means a certificate issued by a KPI Auditor:
1.1.216.1certifying that the Sustainability Performance Score has been correctly calculated; and
1.1.216.2setting out (in reasonable detail) the manner in, and basis upon, which the Sustainability Performance Score was calculated;
1.1.217Sustainability KPI Report means a report delivered pursuant to Clause 21.7 (Sustainability KPI Reports);
1.1.218Sustainability Lenders means each Facility A Lender, each Revolving USD Facility Lender and each Revolving ZAR Facility Lender and Sustainability Lender means any one of them;
1.1.219Sustainability Linked Facility Agreements means:
1.1.219.1the Term Facility A Agreement;
1.1.219.2the Revolving USD Facility Agreement;

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1.1.219.3the Revolving ZAR Facility Agreement; and
Sustainability Linked Facility Agreement means any one of them as the context may require;
1.1.220Sustainability Linked Facility Interest Period means an “Interest Period” as defined in each Sustainability Linked Facility Agreement;
1.1.221Sustainability Linked Facility Margin shall bear the meaning ascribed to the term “Applicable Margin” in each Sustainability Linked Facility Agreement;
1.1.222Sustainability Linked Facilities means Facility A, the Revolving USD Facility and the Revolving ZAR Facility and Sustainability Linked Facility means any one of them as the context may require;
1.1.223Sustainability Linked Financial Year means each Financial Year ending:
1.1.223.130 June 2023;
1.1.223.230 June 2024;
1.1.223.330 June 2025; and
1.1.223.430 June 2026;
1.1.224Sustainability Loans means a Facility A Loan, a Revolving USD Facility Loan and a Revolving ZAR Facility Loan and Sustainability Loan means any one of them;
1.1.225Sustainability Margin Adjustment Percentages means:
1.1.225.1if a Sustainability Performance Target is met in respect of a KPI during the applicable Sustainability Linked Financial Year, the percentage set out opposite that KPI in the table below on the basis that the adjustment of a Sustainability Linked Facility Margin pursuant to the Borrower having met the Sustainability Performance Targets in respect of the KPI’s shall occur on a cumulative basis as contemplated in Clause 13.2 (Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports):

KPI	Margin adjustment (% per annum)
Greenhouse Gas Emissions	-0.01%
Renewable Energy	-0.01%
Water Consumption	-0.01%

1.1.225.2if the Sustainability Performance Target Failure Event has occurred, a percentage increase of 0.03% in respect of each Sustainability Linked Facility Margin;
provided that if any one Sustainability Performance Target is not met in respect of an applicable KPI during a Sustainability Linked Financial Year, and the Sustainability Performance Target for a KPI is below the prior Sustainability Performance Target or all prior Sustainability Performance Targets relating thereto (each a KPI Benefit Release Event), the benefit of the Sustainability Margin

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Adjustment Percentage associated with the achievement of such prior Sustainability Performance Target shall cease to apply with effect from the date of such KPI Benefit Release Event;
1.1.226Sustainability Margin Catch-Up Mechanism means if a Sustainability Performance Target in relation to one or some of the KPI’s is not achieved in respect of a Sustainability Linked Financial Year, and the Sustainability Performance Target, in relation to that KPI, is met in respect of a subsequent Sustainability Linked Financial Year, the total cumulative Sustainability Margin Adjustment Percentage applicable to that KPI in relation to such subsequent Sustainability Linked Financial Year shall apply on the basis set out in the table below:

Cumulative benefit in relation to the Sustainability Margin Adjustment Percentage as of each Sustainability Lined Financial Year
KPI	30 June 2023	30 June 2024	30 June 2025
Greenhouse Gas Emissions	-0.01%	-0.02%	-0.03%
Renewable Energy	-0.01%	-0.02%	-0.03%
Water Consumption	-0.01%	-0.02%	-0.03%

1.1.227Sustainability Performance Score shall bear the meaning ascribed thereto in Clause 21.7.1 (Sustainability KPI Reports);
1.1.228Sustainability Performance Score Confirmatory Certificate shall bear the meaning ascribed thereto in Clause 21.7.5.1 (Sustainability KPI Reports);
1.1.229Sustainability Performance Target Failure Event means that all Sustainability Performance Targets in respect of all KPI’s are not met in a Sustainability Linked Financial Year;
1.1.230Sustainability Performance Targets means the performance targets in respect of each of the Borrower’s KPI’s in a Sustainability Linked Financial Year as verified by the KPI Auditor in a Sustainability KPI Confirmation Certificate and as set out below, provided that, the Sustainability Performance Target shall only be applicable in respect of the Sustainability Linked Financial Year ending June 2025 if an Extension Option is exercised and the applicable Lenders agree to extend the term of the relevant Sustainability Linked Facility:

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KPI	Unit of Measurement	Calculation	Scope	Baseline Year Baseline Value	Sustainability Performance Targets
					Financial Year ending June 2023	Financial Year ending June 2024	Financial Year ending June 2025
Greenhouse Gas Emissions	Scope 1 and 2 CO2e emissions	‘000 tonnes of Scope 1 and 2 CO2e emissions	All of the Borrower’s operations	FY2021 4 896	4 485	4 279	4 074
Renewable Energy	Renewable energy consumption as % of total electricity consumed	(Energy from Solar (MWh) + Energy from wheeling (MWh)) / (total electricity consumption (MWh))	South African operations	FY2021 0%	2%	8%	20%
Water Consumption	Potable water consumed (Mℓ)	Potable water consumed (Mℓ)	South African operations	FY2021 21 083	20 453	19 833	19 436

1.1.231Sustainability Total Commitments means the aggregate of the Total Facility A Commitments, the Total Revolving USD Facility Commitments and the Total Revolving ZAR Facility Commitments;
1.1.232Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);
1.1.233Term means the period from Financial Close to the Discharge Date;
1.1.234Term Facility A Agreement means the USD facility agreement concluded or to be concluded on or about the Signature Date between the Original Facility A Lenders, the Borrower and the Facility Agent in respect of Facility A;
1.1.235Term Facility B Agreement means the ZAR facility agreement concluded or to be concluded on or about the Signature Date between the Original Facility B Lenders, the Borrower and the Facility Agent in respect of Facility B;
1.1.236Term Rate Loan means a Facility B Loan and a Revolving ZAR Facility Loan;

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1.1.237Total Commitments means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments, the Total Revolving USD Facility Commitments and the Total Revolving ZAR Facility Commitments;
1.1.238Total Facility A Commitments means the aggregate of the Facility A Commitments;
1.1.239Total Facility B Commitments means the aggregate of the Facility B Commitments;
1.1.240Total Revolving USD Facility Commitments means the aggregate of the Revolving USD Facility Commitments;
1.1.241Total Revolving ZAR Facility Commitments means the aggregate of the Revolving ZAR Facility Commitments;
1.1.242Total Interest means, in respect of any period, the aggregate accruing during such period (without duplication and whether or not paid or payable within such period) of, in respect of the Group on a consolidated basis (and whether or not the principal or capital obligation by reference to which any of the following are determined is an obligation of the Group):
1.1.242.1all interest, acceptance commission, guarantee fees and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred in effecting, servicing or maintaining Financial Indebtedness;
1.1.242.2amounts payable (as reduced by amounts receivable) in respect of any Derivatives Transaction which is an interest rate hedging arrangement entered into to hedge risks arising in the normal course of business; and
1.1.242.3the interest element of, and ancillary fees payable under, any finance leases (other than a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease);
1.1.243Total Net Debt means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness but:
1.1.243.1excluding any such obligations to any other member of the Group;
1.1.243.2excluding any liability of any member of the Group relating to the ZAR Environmental Guarantees;
1.1.243.3excluding any liability of any member of the Group relating to the USD Environmental Guarantees;
1.1.243.4excluding any liability of any member of the Group arising from the Eskom Guarantees;
1.1.243.5excluding any liability of any member of the Group arising from the Silicosis Guarantee;
1.1.243.6excluding a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease; and

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1.1.243.7deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time;
1.1.244Transfer has the meaning given to it in Clause 27.1 (Cessions and delegations by the Lenders);
1.1.245Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Obligors’ Agent;
1.1.246Transfer Date means, in relation to a Transfer, the later of:
1.1.246.1the proposed Transfer Date specified in the Transfer Certificate; and
1.1.246.2the date on which the Facility Agent executes the Transfer Certificate;
1.1.247Unpaid Sum means any sum due and payable but unpaid by an Obligor under any Finance Document;
1.1.248USD, Dollars and US$ means United States Dollars, the lawful currency of the United States of America;
1.1.249USD Environmental Guarantees means any Financial Indebtedness relating to compliance with environmental and mining legislation in Papua New Guinea arising from rehabilitation operations in the form of environmental guarantees and financial security under such legislation in an aggregate amount not exceeding USD100,000,000 (one hundred million United Stated Dollars) at any time;
1.1.250Utilisation means a utilisation of a Facility;
1.1.251Utilisation Date means the date of a Utilisation being the date on which the relevant Loan is to be made;
1.1.252Utilisation Request shall bear the meaning ascribed to the term “Utilisation Request” in each Facility Agreement;
1.1.253VAT means value added tax as provided for in the Value Added Tax Act, 1991 and any other tax of a similar nature;
1.1.254Wafi-Golpu Joint Venture means the joint venture constituted by the joint venture agreement between Wafi Mining Limited, Newcrest PNG 2 Limited and Wafi-Golpu Services Limited dated 22 May 2008;
1.1.255Water Consumption means the portion of water use that is not returned to the original water source from whence it comes after being withdrawn;
1.1.256ZAR means South African Rand, the lawful currency of South Africa; and
1.1.257ZAR Environmental Guarantees means any Financial Indebtedness relating to compliance with environmental legislation in South Africa arising from rehabilitation operations in the form of environmental guarantees in an aggregate amount not exceeding ZAR1,300,000,000 (one billion three hundred million Rand) at any time.

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1.2Construction
Unless a contrary indication appears, any reference in this Agreement to:
1.2.1any Global Coordinator and Bookrunner, the Sustainability Agent, any Sustainability Coordinator, the Facility Agent, any Finance Party, any Lender, any Hedge Provider, any Obligor or any Party shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees;
1.2.2a document in agreed form is a document which is agreed in writing by or on behalf of the Obligors’ Agent and the Facility Agent;
1.2.3an amendment includes an amendment, modification, supplement, novation, re-enactment, replacement, restatement or variation and amend will be construed accordingly;
1.2.4assets includes present and future properties, revenues and rights of every description;
1.2.5authority includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;
1.2.6a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;
1.2.7indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
1.2.8a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);
1.2.9a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, being one with which the relevant person is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;
1.2.10a provision of law is a reference to that provision as amended or re-enacted; and
1.2.11a time of day is a reference to Johannesburg time.
1.2.12Section, Clause and Schedule headings are for ease of reference only.
1.2.13Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
1.2.14A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

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1.2.15If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.
1.2.16Unless inconsistent with the context, an expression in any Finance Document which denotes the singular includes the plural and vice versa.
1.2.17The Schedules to any Finance Document form an integral part thereof.
1.2.18The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.
1.2.19The expiry or termination of any Finance Documents shall not affect such of the provisions of the Finance Documents as expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.
1.2.20The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.
1.2.21The use of any expression in any Finance Document covering a process or proceeding available under South African law such as winding-up or business rescue (without limitation eiusdem generis) shall, if any of the Parties to the Finance Documents is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous process or proceedings under the law of such other jurisdiction.
1.2.22Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.
1.2.23Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.
1.3Third party rights
1.3.1Except as expressly provided for in this Agreement or in any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a party to that Finance Document.
Notwithstanding any term of any Finance Document, the consent of any person who is not a party to that Finance Document is not required to rescind or vary that Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

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2.THE FACILITIES
2.1Subject to the terms of this Agreement and the terms of the applicable Facility Agreements, the Lenders have agreed to make available to the Borrower the Facilities.
2.2The Parties wish to set out certain definitions and provisions which are common to each of the Finance Documents and have accordingly agreed to enter into this Agreement as set out below.
3.THE FINANCE PARTIES’ RIGHTS AND OBLIGATIONS
3.1The obligations of each Finance Party under the Finance Documents are separate and independent. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
3.2The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 3.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
3.3A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
3.4The Borrower is entitled to receive a copy of the Intercreditor Agreement, however, neither the Borrower nor any other Obligor has any rights or obligations under the Intercreditor Agreement.
4.OBLIGORS’ AGENT
4.1Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Letter irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
4.1.1the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and
4.1.2each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

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and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
4.2Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.
4.3The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:
4.3.1any actual or purported irregularity in any act done, or failure to act, by the Obligors’ Agent;
4.3.2the Obligors’ Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or
4.3.3any actual or purported failure by, or inability of, the Obligors’ Agent to inform any Obligor of receipt by it of any notification under the Finance Documents.
4.4In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.
5.APPLICATION OF THIS AGREEMENT TO THE OTHER FINANCE DOCUMENTS
Each of the Finance Documents will be subject to both the terms and conditions contained therein and to the terms and conditions contained in this Agreement. In the event of any conflict between the terms of this Agreement and the terms of any other Finance Document and other than the Facility Agreements and where specifically provided for in this Agreement that the terms of any other Finance Documents shall prevail, the terms of this Agreement will prevail.
6.PURPOSE OF THE FACILITIES AND MONITORING
6.1Purpose
6.1.1The Borrower shall apply all amounts borrowed by it under:
6.1.1.1Facility A and the Revolving USD Facility towards repaying in full all amounts outstanding under the Existing USD Facilities Agreement and towards funding the ongoing exploration activities, feasibility costs, working capital costs, operational costs, general corporate costs and other strategic objectives of the Group outside of South Africa;
6.1.1.2Facility B towards capital expenditure in respect of Eligible Green Projects; and

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6.1.1.3the Revolving ZAR Facility towards repaying in full all amounts outstanding under the Existing ZAR Facilities Agreement and towards funding the ongoing general corporate costs, working costs and working capital requirements of the Group.
6.1.2Without prejudice to the obligations of the Borrower under this Clause, the Lenders shall not be obliged to concern themselves with the application of amounts raised by the Borrower hereunder.
6.2Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to any Facility Agreement, read with this Agreement.
7.ARRANGEMENTS BETWEEN THE FINANCE PARTIES
7.1No Rights Under the Intercreditor Agreement
The Obligors each confirm and agree that none of them has any rights under or in respect of the Intercreditor Agreement.
7.2Instructions to Facility Agent
7.2.1Unless otherwise expressly stated in this Agreement or any other Finance Document, any action to be taken or expressed to be taken by the Facility Agent under or in respect of this Agreement or any other Finance Document shall be taken by the Facility Agent acting in accordance with the instructions given to it or authority granted to it under the Intercreditor Agreement (and the Obligors shall be obliged and entitled to assume without further enquiry that the Facility Agent is acting in accordance with the terms of the Intercreditor Agreement).
7.2.2No Obligor shall be obliged, nor entitled, to act in accordance with any notice given to it pursuant to any Finance Document unless such notice is given by the Facility Agent irrespective of the delivery of any conflicting notice by or on behalf of any other Finance Party.
8.CONDITIONS OF UTILISATION
8.1Initial conditions precedent
No Lender shall be under any obligation to make any Facility available to the Borrower unless the Facility Agent has first notified the Obligors’ Agent that it has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent no later than the Long Stop Date or such later date as the Parties may agree in writing. The Facility Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.
8.2Waiver or Deferral of initial conditions precedent
8.2.1Satisfaction of any of the conditions set out in Schedule 2 (Conditions precedent) may be waived or deferred by the Facility Agent with the prior approval of each Original Lender.
8.2.2Notwithstanding any provision of this Agreement to the contrary:

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8.2.2.1the Facility Agent may not waive the receipt by a Finance Party of any condition precedent required to be delivered pursuant to the terms of a Facility Agreement; and
8.2.2.2a Finance Party may waive the receipt of any condition precedent required to be delivered under a Facility Agreement in accordance with the terms of that Facility Agreement without any waiver, consent or approval being required under this Agreement.
8.3Further Conditions Precedent
Subject to fulfilment of any conditions to a Utilisation set out in a Facility Agreement, a Lender will only be obliged to advance any Loan under any Facility Agreement if:
8.3.1no Default is continuing or would result from the proposed Loan; and
8.3.2all the Repeating Representations are true in all respects, on the date of the Utilisation Request and on the proposed Utilisation Date.
8.4Termination
If Financial Close has not occurred on or before the Long Stop Date (or such longer date as agreed to by the Facility Agent in writing), the Total Commitments shall be automatically cancelled. Such cancellation shall be without prejudice to obligations of the Obligors under Clause 18 (Fees, Costs and Expenses) to pay any costs, fees, expenses or taxes then due and payable provided for therein and the provisions of Clauses 32 (Payment Mechanics), Clause 34 (Notices) and Clause 36(Partial Invalidity) to Clause 50 (Jurisdiction) shall remain in force for such purpose.
9.UTILISATION AND REPAYMENTS
9.1Loans will be made to the Borrower in accordance with the terms of the relevant Facility Agreement and upon the terms and subject to the conditions contained in this Agreement.
9.2The Borrower shall repay the Loans falling due under each Facility in accordance with the terms of the relevant Facility Agreement pursuant to which such Loan is made and the provisions of this Agreement.

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10.PREPAYMENTS AND CANCELLATIONS
10.1Cancellation of the Facilities
The Borrower shall be entitled, on 10 (ten) days’ written notice to the Facility Agent, to cancel all or part of the unutilised portion of any Available Facility (each a Cancelled Portion), provided that -
10.1.1subject to Clause 10.6 (Restrictions), in respect of the Revolving USD Facility -
10.1.1.1if such cancellation is in part, it is for a minimum amount of US$50,000,000 (fifty million Dollars) and in integral multiples equal to US$25,000,000 (twenty five million Dollars);
10.1.1.2such cancellation is during the Availability Period in respect of the Revolving USD Facility;
10.1.1.3if such voluntary cancellation takes place within 12 months after the date of Financial Close (the First Penalty Period) the Borrower shall, on the date upon which the cancellation takes effect, pay to the applicable Lender a fee in an amount equal to 2% (two per cent) of the Cancelled Portion; and
10.1.1.4if such voluntary cancellation takes place within 12 months after the date of the expiry of the First Penalty Period (the Second Penalty Period) the Borrower shall, on the date upon which the cancellation takes effect, pay to the applicable Lender a fee in an amount equal to 1% (one per cent) of the Cancelled Portion;
10.1.2subject to Clause 10.6 (Restrictions), in respect of the Revolving ZAR Facility -
10.1.2.1if such cancellation is in part, it is for a minimum amount of ZAR450,000,000 (four hundred and fifty million Rand) and in integral multiples equal to ZAR250,000,000 (two hundred and fifty million Rand);
10.1.2.2such cancellation is during the Availability Period in respect of the Revolving ZAR Facility;
10.1.2.3if such voluntary cancellation takes place during the First Penalty Period the Borrower shall, on the date upon which the cancellation takes effect, pay to the applicable Lender a fee in an amount equal to 2% (two per cent) of the Cancelled Portion; and
10.1.2.4if such voluntary cancellation takes place during the Second Penalty Period the Borrower shall, on the date upon which the cancellation takes effect, pay to the applicable Lender a fee in an amount equal to 1% (one per cent) of the Cancelled Portion;
10.1.3subject to Clause 10.6 (Restrictions), in respect of Facility A -
10.1.3.1if such cancellation is in part, it is for a minimum amount of US$25,000,000 (twenty five million Dollars) and in integral multiples equal to US$10,000,000 (ten million Dollars);
10.1.3.2such cancellation is during the Availability Period in respect of Facility A; and
10.1.3.3the Borrower shall, on the date upon which the cancellation takes effect, pay to the applicable Lender a fee in an amount equal to 2% (two per cent) of the Cancelled Portion;
10.1.4subject to Clause 10.6 (Restrictions), in respect of Facility B -

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10.1.4.1if such cancellation is in part, it is for a minimum amount of ZAR500,000,000 (five hundred million Rand) and in integral multiples equal to ZAR250,000,000 (two hundred and fifty million Rand);
10.1.4.2such cancellation is during the Availability Period in respect of Facility B; and
10.1.4.3the Borrower shall, on the date upon which the cancellation takes effect, pay to the applicable Lender a fee in an amount equal to 2% (two per cent) of the Cancelled Portion.
10.2Voluntary Prepayment
At any time during the Term, and provided that no Default has occurred that is continuing, the Borrower may, by giving to the Facility Agent not less than 5 (five) Business Days prior written notice to that effect, prepay the whole or part of a Loan on an Interest Payment Date relating to the Loan (the Voluntary Prepayment Amount), provided that:
10.2.1in respect of a Revolving USD Facility Loan no such prepayment shall be in an amount of less than USD30,000,000 (thirty million Dollars) (or a greater amount thereof in increments of USD10,000,000 (ten million Dollars);
10.2.2in respect of a Revolving ZAR Facility Loan no such prepayment shall be in an amount of less than ZAR50,000,000 (fifty million Rand) (or a greater amount thereof in increments of ZAR10,000,000 (ten million Rand));
10.2.3subject to Clause 10.6 (Restrictions), in respect of a Facility A Loan:
10.2.3.1no such prepayment shall be in an amount of less than USD30,000,000 (thirty million Dollars) (or a greater amount thereof in increments of USD10,000,000 (ten million Dollars));
10.2.3.2if such voluntary prepayment takes place during the First Penalty Period the Borrower shall, on the date of such prepayment, pay to the applicable Lender an amount equal to 2% (two per cent) of the Voluntary Prepayment Amount; and
10.2.3.3if such voluntary prepayment takes place during the Second Penalty Period the Borrower shall, on the date of such prepayment, pay to the applicable Lender an amount equal to 1% (one per cent) of the Voluntary Prepayment Amount;
10.2.4subject to Clause 10.6 (Restrictions), in respect of a Facility B Loan:
10.2.4.1no such prepayment shall be in an amount of less than ZAR50,000,000 (fifty million Rand) (or a greater amount thereof in increments of ZAR10,000,000 (ten million Rand));
10.2.4.2if such voluntary prepayment takes place during the First Penalty Period the Borrower shall, on the date of such prepayment, pay to the applicable Lender an amount equal to 2% (two per cent) of the Voluntary Prepayment Amount; and
10.2.4.3if such voluntary prepayment takes place during the Second Penalty Period the Borrower shall, on the date of such prepayment, pay to the applicable Lender an amount equal to 1% (one per cent) of the Voluntary Prepayment Amount.

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10.3Mandatory Prepayment
10.3.1Illegality
If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so (including in connection with any Anti-Corruption Laws and any Sanctions):
10.3.1.1that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
10.3.1.2upon the Facility Agent notifying the Obligors’ Agent, the Commitments of that Lender or its Affiliate will be immediately cancelled; and
10.3.1.3to the extent that the Lender’s participation has not been transferred pursuant to Clause 38.5 (Replacement of Lender),the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Obligor’s Agent or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.
10.3.2Fundamental Control Event
10.3.2.1If any Fundamental Control Event occurs:
10.3.2.1.1the Obligors’ Agent shall promptly notify the Facility Agent upon becoming aware of that event;
10.3.2.1.2a Lender shall not be obliged to fund a Utilisation; and
10.3.2.1.3if the Majority Lenders so require, the Facility Agent shall, by notice to the Obligors’ Agent, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable or due and payable on the date referred to in the notice.
10.3.2.2Notwithstanding Clause 10.3.2.1.3, if a Fundamental Control Event described in Clause 1.1.99.1 occurs and if any Lender so requires, the Facility Agent shall, by notice to the Borrower, cancel the Commitments of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable or due and payable on the date referred to in the notice.

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10.3.3Material Disposal Proceeds
10.3.3.1The Obligor’s Agent shall notify the Facility Agent of the receipt of any Material Disposal Proceeds promptly upon the relevant member of the Group becoming entitled to receive such Material Disposal Proceeds.
10.3.3.2If the Facility Agent (acting on the instructions of the Majority Lenders) so requires, the Facility Agent shall notify the Obligors’ Agent that all or a specified amount of the Material Disposal Proceeds are required to be applied to repay the outstanding Loans and on receipt of such notice the Borrower, subject to Clause 10.6 (Restrictions), shall be obliged to repay such Loans (so that they are reduced by the same proportions and rateably amongst the applicable Lenders) in an amount equal to the Material Disposal Proceeds or the specified amount of the Material Disposal Proceeds, as applicable on the last day of the Interest Period of each such Loan, provided that if an Event of Default has occurred prior to the last day of an Interest Period of a Loan and is continuing, the amount of the relevant prepayment shall be due and payable within 3 (three) Business Days of receipt by the Borrower of the Material Disposal Proceeds.
10.3.3.3All Material Disposal Proceeds shall, for the purposes of making the prepayments contemplated in Clause 10.3.3.2 and to the extent required, be converted into the currency denominated under the relevant Facility Agreement at the Spot Rate of Exchange.
10.3.3.4For purposes of this Clause 10.3.3:
10.3.3.4.1Disposal Proceeds means the cash consideration received by any member of the Group in respect of the Disposal of (x) a Material Asset or any portion or part of a Material Asset or (y) the shares in a company or interests in any other entity which owns the Material Asset (including any amount received in repayment of intercompany debt pursuant to the Disposal of a Material Asset and any amount received by any member of the Group pursuant to an exercise by Papua New Guinea of the Buy-In Option) or (z) all or any portion or part of the joint venture property of the Wafi-Golpu Joint Venture, at any time after the Signature Date but prior to the date of full and final repayment of the Loans, and after deducting:
10.3.3.4.1.1any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and
10.3.3.4.1.2any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).
10.3.3.4.2Disposal means a sale, lease, license, transfer, loan or other disposal by a person (whether by a voluntary or involuntary single transaction or series of transactions).
10.3.3.4.3Material Disposal Proceeds means that portion of Disposal Proceeds which, when aggregated with any other Disposal Proceeds previously received by

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any member of the Group, is in excess of ZAR2,000,000,000 (two billion Rand) or the equivalent thereof in any other currency or currencies, excluding any Disposal Proceeds received by any member of the Group pursuant to an exercise by Papua New Guinea of the Buy-In Option but only to the extent that such Disposal Proceeds are reinvested by the relevant member of the Group in the relevant operations relating to the Buy-In Option or in the business of another Obligor or otherwise retained by an Obligor and not used to make any Distribution.
10.3.3.5The Borrower is entitled to use the Material Disposal Proceeds to prepay the Facilities. Any portion of the Facilities prepaid pursuant to this Clause 10.3 will be cancelled.
10.3.4Sanctioned Transaction
Upon any breach of Clause 20.23 (Sanctions and anti-corruption), Clause 20.19 (Anti-Corruption Laws and Sanctions), Clause 23.13 (Sanctions and anti-corruption) or Clause 23.2.2 (Compliance with laws):
10.3.4.1any Lender may elect to cancel its Commitments by notice to the Obligors’ Agent;
10.3.4.2upon a Lender notifying the Obligors’ Agent, each Available Facility of that Lender will be immediately cancelled; and
10.3.4.3the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law or, if earlier, any other legal obligation) and that Lender's corresponding Commitments shall be cancelled in the amount of the participations repaid.
10.4Right of cancellation in relation to a Defaulting Lender
10.4.1If any Lender becomes a Defaulting Lender, the Obligors’ Agent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent 5 (five) Business Days' notice of cancellation of each Available Commitment of that Defaulting Lender.
10.4.2On the notice referred to in Clause 10.4.1 above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.
10.4.3The Facility Agent shall as soon as practicable after receipt of a notice referred to in Clause 10.4.1 above, notify all other Lenders.
10.5Right of repayment and cancellation in relation to a single Lender
10.5.1If:
10.5.1.1any sum payable to any Lender by an Obligor is required to be increased under Clause 14.2.3; or

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10.5.1.2any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.
10.5.2On receipt of a notice of cancellation referred to in Clause 10.5.1 above, the Commitments of that Lender shall immediately be reduced to zero.
10.5.3On the last day of each Interest Period in relation to a Loan which ends after the Borrower has given notice of cancellation under Clause 10.5.1 above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.
10.6Restrictions
10.6.1Any notice of cancellation or prepayment pursuant to this Clause 10 shall:
10.6.1.1be irrevocable;
10.6.1.2specify a date upon which the relevant cancellation or such prepayment is to be made;
10.6.1.3specify which Loan is being prepaid or cancelled, as the case may be;
10.6.1.4specify the amount of that cancellation or the prepayment; and
10.6.1.5oblige the Borrower to make such prepayment on such date.
10.6.2Subject to the provisions of this Agreement and the applicable Facility Agreement the Borrower may –
10.6.2.1not reborrow any part of a Facility A Loan and/or a Facility B Loan which is prepaid; and
10.6.2.2borrow any part of a Revolving USD Facility Loan and/or Revolving ZAR Facility Loan which is prepaid.
10.6.3.If –
10.6.3.1the cancellation of any Facility pursuant to Clause 10.1 (Cancellation of the Facilities) is as a result of a Refinancing, then the Prepayment Fee shall be calculated on the difference between the Cancelled Portion and the portion of the facility to be made available by the applicable Lender pursuant to such Refinancing; and
10.6.3.2the prepayment of any Facility pursuant to Clause 10.2 (Voluntary Prepayment) is as a result of a Refinancing, then the Prepayment Fee shall be calculated on the difference between the Voluntary Prepayment Amount and the portion of the facility to be made available by the applicable Lender pursuant to such Refinancing.
10.6.4In relation to each Facility, the Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement or the applicable Facility Agreement.

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10.6.5No amount cancelled under this Clause 10 may be re-instated as part of the Available Commitment.
10.6.6If the Facility Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the Obligors’ Agent or the affected Lender, as appropriate.
10.6.7If, in relation to a Facility, all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.
10.7Application of prepayments
Any prepayment of a Loan pursuant to this Clause 10 shall be applied pro rata to each Lender's participation in that Loan.
10.8Cancellations to occur on a pro rata basis
Save as contemplated in Clause 10.5, any cancellation of a Facility pursuant to this Clause 10 shall be applied pro rata to each Lender’s applicable Available Commitments.
11.BREAKAGE COSTS
11.1If any Lender (or any person on its behalf) receives or recovers all or any part of the Facility Outstandings otherwise than on the Interest Payment Date of the Interest Period relating to the relevant Utilisation, the Borrower indemnifies and holds that Lender harmless and shall pay to that Lender on demand an amount equal to all Breakage Costs which that Lender sustains as a consequence of such receipt or recovery on a day other than an Interest Payment Date.
11.2A certificate signed by any director or manager of the Facility Agent (whose appointment need not be proved) as to the amount of any Breakage Costs shall be prima facie proof of the amount thereof.
12.FEES
12.1Agency Fee
The Borrower shall pay to the Facility Agent an agency fee in the amount and at the times agreed in a Fee Letter.
12.2Commitment Fee
The Borrower shall pay to the Facility Agent (for the account of each Lender) a commitment fee in the amount and at the times agreed in each Facility Agreement.
12.3Utilisation Fee
The Borrower shall pay to the Facility Agent (for the account of each Revolving Facility Lender) a utilisation fee in the amount and at the times agreed in each Revolving Facility Agreement.

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12.4Extension Fee
The Borrower shall pay to the Facility Agent (for the account of each Facility A Lender, each Revolving USD Facility Lender and each Revolving ZAR Facility Lender) an extension fee in the amount and at the times agreed in each applicable Facility Agreement.
12.5Participation Fee
The Borrower shall pay to the Facility Agent (for the account of each Lender) a participation fee in the amount and at the times agreed in a Fee Letter.
13.INTEREST
13.1Calculation and payment of interest
The applicable interest rate for each Facility, the calculation of interest for each Facility and the payment of interest for each Facility shall be determined or set out in the relevant Facility Agreement.
13.2Notification of Sustainability Linked Facility Margin
13.2.1.1The Sustainability Agent shall within 3 (three) Business Days of:
13.2.1.1.1receipt of a Sustainability KPI Report;
13.2.1.1.2the issue of the Sustainability Performance Score Confirmatory Certificate; or
13.2.1.1.3receipt of the KPI Alternate Auditor Findings,
as applicable, notify the Borrower and each Sustainability Lender of the Sustainability Linked Facility Margin, applicable to each Sustainability Loan, as adjusted by the Sustainability Margin Adjustment Percentages in accordance with the provisions of Clause 13.3 (Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports).
13.2.1.2This Clause 13.2 shall not require the Sustainability Agent to make any notification to any Party on a day which is not a Business Day.
13.3Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports
After the date of delivery of the First Sustainability KPI Report, each Sustainability Linked Facility Margin shall be adjusted by the aggregate of the Sustainability Margin Adjustment Percentages by reference to the applicable Sustainability Performance Target provided that:
13.3.1if the Borrower fails to deliver a Sustainability KPI Report on the due date therefor in accordance with Clause 21.7 (Sustainability KPI Reports) (the Sustainability KPI Report Due Date) any Sustainability Margin Adjustment Percentage previously applied to a Sustainability Linked Facility Margin shall cease to be of any force or effect with effect from the commencement of the Sustainability Linked Financial Year in respect of which such Sustainability KPI Report was due and each Sustainability Linked Facility Margin will be increased by 0.03%. No Default or Event of Default will occur if a Sustainability KPI Report is not delivered on the applicable Sustainability KPI Report Due Date;

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13.3.2no Sustainability Linked Facility Margin shall be adjusted pursuant to this Clause 13.2 if an Event of Default has occurred which is continuing;
13.3.3with effect from the date on which an Event of Default has occurred which is continuing (the Relevant Date), any prior decrease or increase in a Sustainability Linked Facility Margin shall be of no further force or effect and interest shall accrue on:
13.3.3.1Facility A and the Revolving USD Facility at the relevant Compounded Reference Rate plus the Applicable Margin; and
13.3.3.2the Revolving ZAR Facility and Term Facility B at the relevant Base Rate plus the Applicable Margin, in each case with effect from the Relevant Date;
13.3.4any increase or decrease in a Sustainability Linked Facility Margin as contemplated by this Clause 13.2 shall take effect on the commencement of the Sustainability Linked Facility Interest Period immediately following receipt by the Sustainability Agent of a Sustainability KPI Report, if not subject to a KPI Dispute, which indicates that an increase or decrease to the Sustainability Linked Facility Margin is applicable;
13.3.5if an increase or decrease in a Sustainability Linked Facility Margin would have occurred on the commencement of the applicable Sustainability Linked Facility Interest Period (the Applicable Interest Period) as contemplated by this Clause 13.3.4 but has not occurred due to a KPI Dispute, interest which is due on account of each Sustainability Loan, during each Sustainability Linked Facility Interest Period, following the date on which the Sustainability Performance Score Confirmatory Certificate or KPI Alternate Auditor Findings are issued, shall be calculated and payable taking into account the increase or decrease in a Sustainability Linked Facility Margin which would have occurred in accordance with Clause 13.3.4, with effect from the Applicable Interest Period, but for the KPI Dispute;
13.3.6if a Sustainability Performance Target Failure Event has occurred, the Sustainability Margin Catch-Up Mechanism will not apply for the remainder of the Term.
13.4KPI Change
13.4.1If:
13.4.1.1a KPI Change is contemplated by the Borrower in the context of a KPI Adjustment Event, the Borrower shall promptly notify the Sustainability Agent thereof; or
13.4.1.2a KPI Change is contemplated by the Sustainability Agent (acting on the instructions of the Majority Sustainability Lenders) in the context of a KPI Adjustment Event, the Sustainability Agent shall promptly notify the Borrower thereof, the Borrower must, no later than 45 (forty five) days before the end of the applicable Sustainability Linked Financial Year, submit a proposal to the Sustainability Coordinators, the Sustainability Agent and the Facility Agent (who will consider it in good faith and on the instructions of the Majority Sustainability Lenders) with the purpose of agreeing, by no later than the end of such Sustainability

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Linked Financial Year, any relevant KPI Change to the relevant Sustainability Performance Targets or KPI as may be required further to such KPI Adjustment Event.
13.4.2If no agreement is reached between the Borrower, the Sustainability Coordinators, the Sustainability Agent and the Facility Agent (acting on the instruction of the Majority Sustainability Lenders) by the end of the relevant Sustainability Linked Financial Year the benefit of any Sustainability Margin Adjustment Percentages shall cease to apply and the margin in respect of each Sustainability Linked Facility Agreement shall be the Applicable Margin with effect from the commencement of the Sustainability Linked Facility Interest Period immediately following the expiry of such Sustainability Linked Financial Year.
13.5Default interest
13.5.1If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 13.5.3, and other than in respect of any Loan where the Margin has already been increased to the default rate contemplated by this Agreement or the relevant Facility Agreement, is 2% per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of that Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).
13.5.2Any interest accruing under this Clause 13.5 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.
13.5.3If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
13.5.3.1the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
13.5.3.2the rate of interest applying to the Unpaid Sum during that first Interest Period shall be 2% per annum higher than the rate, which would have applied if the Unpaid Sum had not become due.
13.6Notification of rates of interest
In relation to each Facility, the Facility Agent shall promptly notify the relevant Lenders and the Borrower (or Obligors’ Agent) of the determination of a rate of interest under the applicable Facility Agreement read with this Agreement.

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14.TAX GROSS UP AND INDEMNITIES
14.1Definitions
In this Agreement:
14.1.1Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
14.1.2Tax Credit means a credit against, relief or remission for, or repayment of any Tax.
14.1.3Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.
14.1.4Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).
Unless a contrary indication appears, in this Clause 14 (Tax Gross Up and Indemnities) a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.
14.2Tax gross-up
14.2.1Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
14.2.2The Obligors’ Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Obligors’ Agent.
14.2.3If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
14.2.4If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
14.2.5Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

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14.3Tax indemnity
14.3.1The Borrower shall (within 3 (three) Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
14.3.2Clause 14.3.1 above shall not apply:
14.3.2.1with respect to any Tax assessed on a Finance Party (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or (B) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
14.3.2.2to the extent a loss, liability or cost is compensated for by an increased payment under Clause 14.2 (Tax gross-up).
14.3.3A Protected Party making or intending to make a claim under Clause 14.3.2.1 above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors’ Agent.
14.3.4A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Facility Agent.
14.4Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
14.4.1a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and
14.4.2that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
14.5Stamp taxes
The Borrower shall (a) pay and, (b) within 3 (three) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
14.6Value added tax
14.6.1All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for

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VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 14.6.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).
14.6.2If VAT is or becomes chargeable on any supply made by any Finance Party (Supplier) to any other Finance Party (Recipient) under a Finance Document, and any Party other than the Recipient (Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.
14.6.3Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
14.7FATCA Information
14.7.1Subject to Clause 14.7.3 below, each Party shall, within 10 (ten) Business Days of a reasonable request by another Party:
14.7.1.1confirm to that other Party whether it is:
14.7.1.1.1a FATCA Exempt Party; or
14.7.1.1.2not a FATCA Exempt Party;
14.7.1.2supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
14.7.1.3supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
14.7.2If a Party confirms to another Party pursuant to Clause 14.7.1 above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

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14.7.3Clause 14.7.1 above shall not oblige any Finance Party to do anything, and Clause 14.7.1.3 above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
14.7.3.1any law or regulation;
14.7.3.2any fiduciary duty; or
14.7.3.3any duty of confidentiality.
14.7.4If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clauses 14.7.1.1.1 or 14.7.1.1.2 above (including, for the avoidance of doubt, where Clause 14.7.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
14.8FATCA Deduction
14.8.1Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
14.8.2Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower.
15.INCREASED COSTS
15.1Increased costs
15.1.1Subject to Clause 15.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party as a result of (i) the introduction of or any change in (or in the interpretation, administration or application by any authority or by financial institutions generally of) any law or regulation, after the Signature Date, (ii) the interpretation, administration or (application by any authority or by financial institutions generally after the Signature Date of any law or regulation introduced prior to the Signature Date or (iii) compliance with any law or regulation made after the Signature Date, and shall include without any limitation, any Basel III Increased Cost.
15.1.2In this Agreement Increased Costs means:
15.1.2.1a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);
15.1.2.2an additional or increased cost; or

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15.1.2.3a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.
15.1.3The terms law and regulation in this Clause 15.1 (Increased costs) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.
15.2Increased cost claims
15.2.1A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Obligors’ Agent.
15.2.2Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
15.3Exceptions
15.3.1Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:
15.3.1.1attributable to a Tax Deduction required by law to be made by an Obligor;
15.3.1.2compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 14.3.2 applied); or
15.3.1.3attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the failure by the relevant Finance Party to make any required filing with any regulatory authority.
15.3.2In this Clause 15.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 14.1 (Definitions).
16.OTHER INDEMNITIES
16.1Currency indemnity
Without prejudice to Clause 32.8 (Currency of account):
16.1.1If any sum due from an Obligor under the Finance Documents (Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (First Currency) in which that Sum is payable into another currency (Second Currency) for the purpose of:
16.1.1.1making or filing a claim or proof against that Obligor; or
16.1.1.2obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

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that Obligor shall as an independent obligation, within 3 (three) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
16.1.2Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
16.2Environmental indemnity
The Obligors hereby, unconditionally and irrevocably, indemnify each Finance Party, each Affiliate of a Finance Party and their respective directors, officers, employees, agents, advisors and representatives (together, the Indemnified Parties) on demand against any losses, claims, damages, liabilities or other costs or expenses suffered or incurred by that Indemnified Party (except to the extent solely caused by such Indemnified Party’s own gross negligence or wilful default) as a result of:
16.2.1any breach of any Environmental Law (whether by the Borrower or any other member of the Group);
16.2.2an Environmental Claim; or
16.2.3any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Environmental Claim and any other enquiry, investigation, subpoena (or similar order) or litigation in respect of any breach of any Environmental Law that has or is reasonably likely to give rise to a liability for any Indemnified Party, which relates to any member of the Group, any assets of any member of the Group or the operation of all or part of the business of any member of the Group and which would not have arisen if the Finance Documents or any of them had not been executed by that Finance Party. Any Affiliate or any director, officer or employee of a Finance Party or its Affiliate may rely on this Clause 16.2 as a stipulation for its or his or her benefit, capable of acceptance at any time.
16.3Other indemnities
The Borrower shall (or shall, to the extent legally possible, procure that each Obligor will), within 3 (three) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:
16.3.1the occurrence of any Event of Default;
16.3.2any information produced or approved by the Borrower/any Obligor/any member of the Group being misleading and/or deceptive in any respect;
16.3.3any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement except as may otherwise be ordered by a court of competent jurisdiction in circumstances where the relevant Finance Party was the plaintiff or applicant in such proceedings;

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16.3.4a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);
16.3.5funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or
16.3.6a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
16.4Indemnity to the Facility Agent
The Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
16.4.1investigating or taking any other action in connection with any event which it reasonably believes is an Event of Default; or
16.4.2acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
16.5Default
At any time after the occurrence of a Default and for so long as it is continuing or where the Facility Agent reasonably believes there is a Default, upon the written request of the Facility Agent with reasonable prior notice, each Obligor shall permit representatives of the Finance Parties during normal office hours, to visit and inspect any of the premises where its business is conducted, to have access to (and copies of) accounts and records and shall afford reasonable co-operation at all times to the Finance Parties and such representatives.
17.MITIGATION BY THE LENDERS
17.1Mitigation
17.1.1Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.3.1 (Illegality), Clause 14 (Tax Gross Up and Indemnities) or Clause 15 (Increased Costs).
17.1.2Clause 17.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents.
17.2Limitation of liability
17.2.1The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).
17.2.2A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably):

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17.2.2.1any law or regulation would not allow or permit it; or
17.2.2.2to do so might be prejudicial to it.
18.COSTS AND EXPENSES
18.1Transaction expenses
The Borrower shall promptly on demand pay the Original Lenders, the Facility Agent, the Global Coordinators and Bookrunners, the Sustainability Agent and the Sustainability Coordinators the amount of all properly evidenced costs and expenses (including agreed or reasonable legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:
18.1.1this Agreement and any other documents referred to in this Agreement; and
18.1.2any other Finance Documents executed after the Signature Date.
18.2Amendment costs
18.2.1If an Obligor requests an amendment, waiver or consent, the Borrower shall, within 3 (three) Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.
18.2.2If there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents, the Borrower shall, within three Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with evaluating, negotiating or complying with any such requirement.
18.3Enforcement costs
The Borrower shall, within 3 (three) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgement) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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19.GUARANTEE AND INDEMNITY
19.1Guarantee and indemnity
Each Guarantor irrevocably and unconditionally jointly and severally, as a principal obligor and not merely as a surety and on the basis of discrete obligations enforceable against it:
19.1.1guarantees to each Finance Party punctual performance by the Borrower of its payment obligations under the Finance Documents;
19.1.2undertakes in favour of each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
19.1.3agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability that Finance Party incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.
19.2Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
19.3Reinstatement
If any payment by an Obligor or any discharge, release or arrangement given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including, without limitation, as a result of insolvency, business rescue proceedings, liquidation, winding-up or otherwise):
19.3.1the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and
19.3.2each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.
19.4Waiver of defences
The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any

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of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:
19.4.1any time, waiver or consent granted to, or composition with, any Obligor or other person;
19.4.2the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
19.4.3the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
19.4.4any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
19.4.5any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
19.4.6any unenforceability, illegality, invalidity suspension or cancellation of any obligation of any person under this Agreement or any other Finance Document or any other document or security;
19.4.7any insolvency, liquidation, winding-up, business rescue or similar proceedings; or
19.4.8this Agreement or any other Finance Document not being executed by or binding against any other Guarantor or any other party.
19.5Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
19.6Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
19.6.1refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or

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apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
19.6.2hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.
19.7Deferral of Guarantors' rights
19.7.1Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:
19.7.1.1to be indemnified by an Obligor;
19.7.1.2to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;
19.7.1.3to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
19.7.1.4to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);
19.7.1.5to exercise any right of set-off against any Obligor; and/or
19.7.1.6to claim or prove as a creditor of any Obligor in competition with any Finance Party.
19.7.2If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 31 (Sharing among the Finance Parties).
19.8Release of Guarantors' right of contribution
If any Guarantor (Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor, then on the date such Retiring Guarantor ceases to be a Guarantor:

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19.8.1that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and
19.8.2each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.
19.9Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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20.REPRESENTATIONS
Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the Signature Date in each case, unless otherwise indicated, in respect of itself.
20.1Status
20.1.1It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.
20.1.2It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
20.2Binding obligations
The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.
20.3Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:
20.3.1any law or regulation applicable to it;
20.3.2its constitutional documents; or
20.3.3any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets and where this applies to its Subsidiaries or its Subsidiaries’ assets only, in a manner which would have a Material Adverse Effect.
20.4Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents and no limits on its powers will be exceeded or breached as a result.
20.5Benefit
The entry into the Finance Documents to which it is a party is for its commercial benefit.
20.6Validity and admissibility in evidence
All Authorisations required:
20.6.1to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

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20.6.2to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;
20.6.3for it to carry on its business; and
20.6.4for its Subsidiaries to carry on their respective businesses, but only to the extent such are material Authorisations, have been obtained or effected and are in full force and effect or will be obtained or effected prior to its entry into the relevant Finance Documents, save that in respect of Clauses 20.6.3 and 20.6.4 above, only to the extent failure to obtain or effect those Authorisations would have a Material Adverse Effect.
20.7Governing law and enforcement
Subject to the Legal Reservations:
20.7.1the choice of South African law as the governing law of the Finance Documents expressed to be governed by South African law will be recognised and enforced in its jurisdiction of incorporation;
20.7.2any judgment obtained in South Africa in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation; and
20.7.3in respect of an Obligor incorporated in Papua New Guinea, any judgment obtained in Papua New Guinea in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.
20.8Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.
20.9No filing or stamp taxes
Under the law of its jurisdiction of incorporation, it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.
20.10No default
20.10.1No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.
20.10.2No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

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20.11No misleading information
Each Obligor makes the representations and warranties in this Clause 20.11 so far as it is aware after making reasonable enquiries in respect of information provided by it.
20.11.1All information supplied by the Borrower, any Obligor or any other member of the Group to the Facility Agent or any other Finance Party is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.
20.11.2It has not knowingly withheld information which, if disclosed, would reasonably be expected to materially and adversely affect the decisions of the Lenders to provide finance to the Borrower.
20.12Financial statements
20.12.1Its Original Financial Statements were prepared in accordance with IFRS consistently applied.
20.12.2Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Borrower) during the relevant Financial Year.
20.12.3The most recent financial statements delivered pursuant to Clause 21.1 (Financial statements) have been prepared in accordance with IFRS as applied to the Original Financial Statements and give a true and fair view of (if audited) or fairly present (if unaudited) the Group’s consolidated financial condition and each Obligor’s financial condition as at the end of, and consolidated results of operations for, the period to which they relate.
20.12.4Since the date of the Original Financial Statements there has been no material adverse change in the business, assets or financial condition of the Group.
20.13Insurance
It maintains insurances itself (or though Group insurances which it benefits from as co-insured) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable underwriters or insurance companies.
20.14Assets and Intellectual Property Rights
20.14.1It has good title to or valid leases or licenses over all of the assets necessary and material to carry on its business.
20.14.2As far as it is aware, it will not nor will any of its Subsidiaries, in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which is likely to have a Material Adverse Effect.

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20.15Pari passu ranking
Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
20.16No proceedings pending or threatened
Save to the extent disclosed in Schedule 9 (Disclosed Potential Environmental Claim), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.
20.17Insolvency and Financial Distress
20.17.1No:
20.17.1.1corporate action, legal proceeding or other procedure or step described in Clause 26.8 (Insolvency and business rescue proceedings); or
20.17.1.2creditors' process described in Clause 26.9 (Creditor’s process),
20.17.2has been taken by it or in relation to it or to the best of its knowledge and belief (having made due and careful enquiry) by or in relation to any other member of the Group; and none of the circumstances described in Clause 26.7 (Insolvency) applies to it or to the best of its knowledge and belief (having made due and careful enquiry) any other member of the Group.
20.17.3Neither it nor any member of the Group is Financially Distressed (as defined in section 128 of the Companies Act), or, given similar meaning under any applicable company legislation and regulations, in Australia or Papua New Guinea).
20.17.4The representations and warranties set out in this Clause 20.17 do not apply to the members of the Group listed in Schedule 12 (Companies to be wound up/reorganised).
20.18No breach of laws
20.18.1Subject to Clause 20.19 (Anti-Corruption Laws and Sanctions), it has not (and to the best of its knowledge and belief (having made due and careful enquiry) none of its Subsidiaries has) breached any law or regulation which breach has or might reasonably be expected to have a Material Adverse Effect.
20.18.2No labour disputes or industrial action are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or might reasonably be expected to have a Material Adverse Effect.

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20.19Anti-Corruption Laws and Sanctions
The Borrower, its Subsidiaries and their respective officers, employees and agents have not, to the best of its knowledge and belief (having made due and careful enquiry) breached any Anti-Corruption Laws or any Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Entity.
20.20Environmental laws
20.20.1Save to the extent disclosed in Schedule 9 (Disclosed Potential Environmental Claim), each member of the Group is in compliance with Clause 23.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or might reasonably be expected to have a Material Adverse Effect.
20.20.2Save to the extent disclosed in Schedule 9 (Disclosed Potential Environmental Claim), no Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.
20.21Authorised signatures
Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or Clause 21.8.10 is authorised to sign Utilisation Requests (in relation to the Borrower only) and other notices on its behalf.
20.22No immunity
In any proceedings taken in South Africa, Australia or Papua New Guinea or in any other jurisdiction, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to this Agreement or any other Finance Document.
20.23Sanctions and anti-corruption
20.23.1Neither the Borrower, nor any other member of the Group:
20.23.1.1is a Sanctioned Entity and nor, to the knowledge of the Borrower, any other member of the Group or any of their directors, officers or employees, is any agent of the Borrower or any other member of the Group that will act in any capacity in connection with or benefit from the credit facility established hereby, a Sanctioned Entity;
20.23.1.2is using, nor will use the proceeds of any Facility for the purpose of financing or making funds available directly or indirectly to any Sanctioned Entity, to the extent such financing or provision of funds would currently be prohibited by Anti-Corruption Laws or

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applicable Sanctions or would otherwise cause any person to be in breach of Anti-Corruption Laws or Sanctions; or
20.23.1.3is contributing, nor will contribute or otherwise make available the proceeds of any Facility to any other person or entity for the purpose of financing the activities of any Sanctioned Entity, to the extent such contribution or provision of proceeds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.
20.23.2None of the Borrower, any member of the Group, any director or officer of the Borrower or any other member of the Group:
20.23.2.1has been or is targeted under any Sanctions, or has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority; or
20.23.2.2has violated or is violating any applicable Sanctions.
20.23.3The Borrower has and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
20.23.4None of the Borrower, any member of the Group, any director or officer, or any employee, agent, or Affiliate, of the Borrower or any member of the Group:
20.23.4.1is a person that is, or is owned or controlled by persons that are, the subject of any Sanctions; or
20.23.4.2is located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
20.24Guarantors
20.24.1The Borrower and each other Material Group Company is or will be a Guarantor on the Signature Date and on Financial Close.
20.24.2The aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA), the aggregate gross assets and the aggregate turnover of the Obligors on Financial Close (calculated on an unconsolidated basis and excluding all intra-Group items) is equal to or exceeds 80% (eighty per cent) of the aggregate of EBITDA, the consolidated gross assets and the consolidated turnover of the Group.
20.25Intercompany Loans
As of the first Utilisation Date, save for the intercompany loans contemplated in Schedule 13 (Inter-Company Loans), no other intercompany loans exist between the members of the Group.

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20.26Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:
20.26.1the date of Financial Close, the date of each Utilisation Request and the first day of each Interest Period;
20.26.2the date of the Extension Request and the date of each Extension Acceptance Notice; and
20.26.3in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.
21.INFORMATION UNDERTAKINGS
The undertakings in this Clause 21 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
21.1Financial statements
The Obligors’ Agent shall supply to the Facility Agent in sufficient copies for all the Lenders:
21.1.1as soon as the same become available, but in any event within 120 (one hundred and twenty) days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year;
21.1.2as soon as the same became available, but in any event within 150 (one hundred and fifty) days after the end of each of its Financial Years, the audited financial statements of each Obligor for that Financial Year; and
21.1.3as soon as the same become available, but in any event within 60 (sixty) days after the end of each half of each of its Financial Years, its consolidated financial statements for that financial half year.
21.2Management Accounts
The Obligors’ Agent shall supply to the Facility Agent in sufficient copies for all Lenders, as soon as the same become available, but in any event within 60 (sixty) days of the end of each Financial Quarter, the management accounts, in form and substance acceptable to the Facility Agent, reflecting the financial position of the Obligors, in respect of such Financial Quarter.
21.3Compliance Certificate
21.3.1The Obligors’ Agent shall supply to the Facility Agent, with each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) and with each set of management accounts delivered pursuant to Clause 21.2 (Management Accounts), a Compliance Certificate:

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21.3.1.1setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up;
21.3.1.2certifying whether there has been any change in the members of the Group which are Material Group Companies as at the date as at which those financial statements were drawn up;
21.3.1.3confirming compliance with the requirements of Clause 23.18 (Guarantor coverage) as at the date as at which those financial statements were drawn up together with computations setting out such compliance in reasonable detail, provided that the obligation to confirm compliance with the requirements of Clause 23.18 (Guarantor coverage) pursuant to such Compliance Certificate shall only apply in relation to a Compliance Certificate delivered in respect of a period for which financial statements are delivered in terms of Clause 21.1 (Financial statements); and
21.3.1.4confirming that no Default has occurred and is continuing or, if a Default has occurred, what Default has occurred and the steps being taken to remedy that Default.
21.3.2Each Compliance Certificate shall be signed by the chief financial officer or the financial director of the Borrower.
21.3.3In the event that a set of financial statements delivered pursuant to Clauses 21.1.1 and 21.1.2 is restated, the Obligors’ Agent must submit a new Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date at which those financial statements were restated.
21.4Requirements as to financial statements
21.4.1Each set of financial statements delivered by the Borrower pursuant to Clause 21.1 (Financial statements) shall be certified by a director of the relevant company as giving a true and fair view if audited, or fairly representing, if unaudited, its financial condition as at the date as at which those financial statements were drawn up.
21.4.2The Obligors’ Agent shall procure that each set of consolidated financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using IFRS.
21.4.3The Borrower shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using IFRS (to the extent IFRS was applied), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IFRS (to the extent IFRS was applied), the accounting practices or reference periods, and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Facility Agent:

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21.4.3.1a description of any change necessary for those financial statements to reflect the IFRS (to the extent IFRS was applied), accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and
21.4.3.2sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.
21.4.4Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
21.5Financial year-end
The Borrower shall ensure that its Financial Year and the Financial Year of each other member of the Group does not change without the prior written consent of the Facility Agent.
21.6Environmental Report
21.6.1The Borrower shall provide to the Facility Agent:
21.6.1.1details of any non-compliance with applicable Environmental Law or any Environmental Permit;
21.6.1.2details of any suspension, revocation, cancellation, annulment or amendment of any Environmental Permit; and
21.6.1.3details of any breach of any Environmental Permit.
21.6.2The Borrower shall provide the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) all supplemental information to the Borrower’s Integrated Annual Report, which includes information regarding, without limitation:
21.6.2.1environmental and social progress in the relevant reporting period;
21.6.2.2results of environmental monitoring, including dust fallout monitoring, stack emission monitoring, fugitive dust monitoring, potable water analysis (including taps and game reserve boreholes), discharge effluent analysis (including sewerage and settling dams), monitoring boreholes and noise monitoring;
21.6.2.3confirmation of compliance with all Environmental Laws and Environmental Permits (as and when they become applicable);
21.6.2.4details of any non-compliances/partial-compliances with any Environmental Laws and associated rectification actions;

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21.6.2.5details and updates as to the status of any water use licence applications made by the Borrower or any other member of the Group in terms of the National Water Act, 1998; and
21.6.2.6a copy of any exemption, and the conditions related thereto, issued by the National Nuclear Regulator of South Africa to the Borrower or any other member of the Group.
21.7Sustainability KPI Reports
21.7.1The Obligors’ Agent shall supply to the Sustainability Agent, as soon as the same become available, but in any event within 75 days after the end of each of its Sustainability Linked Financial Years, a Sustainability KPI Report, in form and substance acceptable to the Sustainability Agent, for that Sustainability Linked Financial Year setting out (among other things) the value achieved in relation to the applicable Sustainability Performance Target for each KPI for that Sustainability Linked Financial Year (the Sustainability Performance Score). If an Extension Option in respect of a Sustainability Linked Facility is exercised and the applicable Sustainability Lenders agree to extend the term of the relevant Sustainability Linked Facility, the Sustainability KPI Report shall be delivered as aforesaid in respect of each Sustainability Linked Financial Year occurring during the Extension Period applicable to such Sustainability Linked Facility.
21.7.2Each Sustainability KPI Report shall be signed by two directors or authorised officers of the Obligors’ Agent and shall be accompanied by a Sustainability KPI Confirmation Certificate.
21.7.3If the Sustainability Agent (acting on the instructions of the Majority Sustainability Lenders) wishes to dispute the content included in a Sustainability KPI Report and/or the Sustainability KPI Confirmation Certificate (each a KPI Dispute), the Sustainability Agent shall, within 15 (fifteen) Business Days of receipt of such Sustainability KPI Report and/or such Sustainability KPI Confirmation Certificate, as applicable, provide the Obligors’ Agent with written notice to such effect setting out the details relating to such Sustainability KPI Report and/or Sustainability KPI Confirmation Certificate which are the subject of such dispute and the reason therefor (the KPI Report Dispute Notice).
21.7.4The Obligors’ Agent and the Sustainability Agent (acting on the instructions of the Majority Sustainability Lenders) shall enter into good faith negotiations for a period of not more than 15 (fifteen) Business Days calculated from the date on which the Obligors’ agent receives the KPI Report Dispute Notice for the purposes of resolving the KPI Dispute (the KPI Negotiation Period).
21.7.5If following the conclusion of the KPI Negotiation Period:
21.7.5.1the Obligor’s Agent and the Sustainability Agent (acting on the instructions of the Majority Sustainability Lenders), resolve the KPI Dispute, the Sustainability Performance Scores determined as a result of such resolution shall be final and binding on the Sustainability Lenders and the Borrower and the Sustainability Agent shall issue a

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certificate in writing confirming such Sustainability Performance Scores and the adjustment of each Sustainability Linked Facility Margin based on such Sustainability Performance Scores (the Sustainability Performance Score Confirmatory Certificate);
21.7.5.2the Obligor’s Agent and the Sustainability Agent (acting on the instructions of the Majority Sustainability Lenders), fail to resolve the KPI Dispute, the Sustainability Agent (acting on the instructions of the Majority Sustainability Lenders) shall be entitled to appoint a KPI Alternate Auditor, within a period of 15 (fifteen) Business Days following the expiry of the KPI Negotiation Period, for the purposes of verifying the content contemplated by the Sustainability KPI Report and/or the Sustainability KPI Confirmation Certificate, as applicable.
21.7.6The Sustainability Agent shall promptly notify the Obligors’ Agent of the date on which the KPI Alternate Auditor is appointed by providing the Obligors’ Agent with written notice to such effect (the KPI Alternate Auditor Notification Date).
21.7.7The Sustainability Agent shall endeavour to procure that the KPI Alternate Auditor issues its written findings in respect of the KPI Report and/or Sustainability KPI Confirmation Certificate which is the subject of the KPI Dispute (the KPI Alternate Auditor Findings) within 30 (thirty) days of the KPI Alternate Auditor Notification Date.
21.7.8Until the issue of the Sustainability Performance Score Confirmatory Certificate or KPI Alternate Auditor Findings, as applicable, no Sustainability Linked Facility Margin shall be adjusted in accordance with the provisions of Clause 13.3 (Adjustment of Sustainability Linked Facility Margin – Sustainability KPI Reports) or Clause 13.4 (KPI Change).
21.7.9The costs of the KPI Alternate Auditor shall be borne and paid by the Party whose determination of the circumstances giving rise to the KPI Dispute is, based on the KPI Alternate Auditor Findings, incorrect.
21.8Information: miscellaneous
The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):
21.8.1all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;
21.8.2promptly upon becoming aware of them, details and copies of any material and substantive changes (excluding for the avoidance of doubt, administrative or procedural changes) proposed to or made to its constitutional documents or the constitutional documents of it or any other Obligor, including the filing of any Memorandum of Incorporation under the Companies Act or under any applicable company legislation and regulations in Australia or Papua New Guinea;

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21.8.3as soon as reasonably practicable, but in any event within 7 (seven) Business Days of becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against it or any other member of the Group, and which may, if adversely determined, have a Material Adverse Effect;
21.8.4as soon as reasonably practicable, but in any event within 7 (seven) Business Days of being requested by the Facility Agent, such further information regarding the financial condition, business and operations of it or any other member of the Group as any Finance Party (through the Facility Agent) may reasonably request in order to assess the Borrower’s or any other Obligor’s ability to perform its obligations under the Finance Documents;
21.8.5as soon as reasonably practicable, but in any event within 7 (seven) Business Days of it becoming aware of any transfer or issue or proposed transfer or issue of shares of any member of the Group or other corporate action or proposed corporate action that would constitute a Fundamental Control Event;
21.8.6regular updates (at intervals of no less than 6 (six) months or sooner as and when such information becomes available) on the progress of applications for all Environmental Permits and Authorisations required for its operations or proposed operations in Papua New Guinea;
21.8.7promptly, notice of any suspension or cancellation of any Authorisation relating to its operations where given by the relevant Minister under the Mineral and Petroleum Resources Development Act, 2002 or other Mining Law (other than temporary stoppages under the Mine Health and Safety Act, 1996) or similar legislation in Papua New Guinea;
21.8.8such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any other Finance Party) in order for the Facility Agent and each other Finance Party to demonstrate compliance with the Equator Principles in respect of their lending or any other financial exposure to the Borrower under the Finance Documents;
21.8.9as soon as reasonably practicable, but in any event within 7 (seven) Business Days of (but in any event prior to any notices being given by an authorised signatory) any change in authorised signatories of it or any other Obligor signed by a director or company secretary of it or such other Obligor (as the case may be) accompanied by specimen signatures of any new authorised signatories;
21.8.10as soon as reasonably practicable, but in any event within 7 (seven) Business Days of request by the Facility Agent such additional information or documentation as the Facility Agent may require in order to verify that any signatory referred to in Clause 21.8.9 above has been duly authorised; and
21.8.11as soon as reasonably practicable, but in any event within 1 (one) Month after the end of each of its Financial Years, its annual business plan as approved by the board of directors of the Borrower.

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21.9Notification of Default
21.9.1The Obligors’ Agent shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the Obligors’ Agent is aware that a notification has already been provided by another Obligor).
21.9.2Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by 2 (two) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
21.10DAC6
The Obligors’ Agent shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):
21.10.1promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Finance Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Finance Documents contains a hallmark as set out in Annex IV of DAC6; and
21.10.2promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).
21.11Use of websites
21.11.1The Obligors’ Agent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Obligors’ Agent and the Facility Agent (Designated Website) if:
21.11.1.1the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
21.11.1.2both the Obligors’ Agent and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
21.11.1.3the information is in a format previously agreed between the Obligors’ Agent and the Facility Agent.
21.11.2If any Lender (Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors’ Agent accordingly and the

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Obligors’ Agent shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Obligors’ Agent shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.
21.11.3The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.
21.11.4The Obligors’ Agent shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
21.11.4.1the Designated Website cannot be accessed due to technical failure;
21.11.4.2the password specifications for the Designated Website change;
21.11.4.3any new information which is required to be provided under this Agreement is posted onto the Designated Website;
21.11.4.4any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
21.11.4.5the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
21.11.5If the Obligors’ Agent notifies the Facility Agent under Clauses 21.11.4.1 or 21.11.4.5 above, all information to be provided by the Obligors’ Agent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
21.11.6Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors’ Agent shall comply with any such request within 10 (ten) Business Days.
21.12Know your customer checks
21.12.1If:
21.12.1.1the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signature Date;
21.12.1.2any change in the status of an Obligor after the Signature Date; or
21.12.1.3a proposed Transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such Transfer,

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obliges the Facility Agent or any Lender (or, in the case of this Clause 21.12.1.3, any prospective new Lender) to comply with know your customer or similar identification procedures (whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in this Clause 21.12.1.3 above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in this Clause 21.12.1.3, any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
21.12.2Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
21.12.3The Borrower shall, by not less than 10 (ten) Business Days' prior written notice to the Facility Agent in respect of any Subsidiary, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 28 (Changes to the Obligors).
21.12.4Following the giving of any notice pursuant to Clause 21.12.1.3 above, if the accession of such Additional Guarantor obliges the Facility Agent or any Lender to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.
22.FINANCIAL COVENANTS
22.1Financial Covenants
The Borrower shall ensure that:
22.1.1the Interest Cover Ratio shall not be less than 5 times in respect of any Ratio Test Period; and
22.1.2the Leverage Ratio shall be less than 2.5 times for any Ratio Test Date.

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22.2Financial testing
For the purpose of testing compliance with the requirements of Clause 22.1 (Financial Covenants):
22.2.1subject to the remaining provisions of this Clause 22.2, the financial covenants set out in Clause 22.1(Financial covenants) shall be calculated in accordance with IFRS and tested by reference to each of the financial statements delivered pursuant to Clause 22.1(Financial statements) and/or such other information required in relation to certain of the components of the financial covenants where required and/or each Compliance Certificate delivered pursuant to Clause 21.2(Compliance Certificate); and
22.2.2the Borrower shall deliver a reconciliation between the financial statements delivered pursuant to Clause 22.1 (Financial Statements) and such financial statements as adjusted so as to exclude Financial Indebtedness in respect of a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease and calculate the financial covenants pursuant to this Clause.
23.GENERAL UNDERTAKINGS
The undertakings in this Clause 23 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
23.1Authorisations
Each Obligor shall (and the Borrower shall ensure that each other Obligor will) promptly:
23.1.1obtain, comply with and do all that is necessary to maintain in full force and effect; and
23.1.2supply certified copies to the Facility Agent on request of, any Authorisation required to enable it to conduct its business and to perform its obligations under the Finance Documents and to ensure (subject to the Legal Reservations to the extent they may make it impossible to do so) the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.
23.2Compliance with laws
23.2.1Subject to Clause 23.2.2, each Obligor shall (and the Borrower shall ensure that each other member of the Group will) comply in all respects with all laws to which it may be subject where failure to do so has or might reasonably be expected to have a Material Adverse Effect.
23.2.2Each Obligor shall (and the Borrower shall ensure that each other member of the Group will) comply in all respects with all Anti-Corruption Laws and any Sanctions.

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23.2.3The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
23.3Environmental compliance
Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):
23.3.1comply with all Environmental Law;
23.3.2obtain, maintain and ensure compliance with all requisite Environmental Permits;
23.3.3implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or might reasonably be expected to have a Material Adverse Effect.
23.4Environmental Claims
Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform the Facility Agent in writing of:
23.4.1any Environmental Claim against it or any other member of the Group which is current, pending or threatened; and
23.4.2any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any other member of the Group.
23.5Insurance
Each Obligor shall (and the Borrower shall ensure that each member of the Group shall) maintain insurances itself (or though Group insurances which it benefits from as co-insured) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable underwriters or insurance companies.
23.6Negative pledge
23.6.1No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets and/or shares.
23.6.2No Obligor shall (and the Borrower shall ensure that no other member of the Group will):
23.6.2.1sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;
23.6.2.2sell, transfer or otherwise dispose of any of its receivables on recourse terms;
23.6.2.3enter into or permit to subsist any title retention arrangement;

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23.6.2.4enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
23.6.2.5enter into or permit to subsist any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of securing the raising of Financial Indebtedness or of securing the financing of the acquisition of an asset.
23.6.3Clauses 23.6.1 and 23.6.2 above do not apply to any Permitted Security.
23.7Disposals
23.7.1No Obligor shall (and the Borrower shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.
23.7.2Clause 23.7.1 above does not apply to any sale, lease, transfer or other disposal:
23.7.2.1made in the ordinary course of business of the disposing entity;
23.7.2.2of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;
23.7.2.3made between the Obligors;
23.7.2.4of Cash or Cash Equivalent Investments not prohibited by the Finance Documents;
23.7.2.5of obsolete or redundant assets;
23.7.2.6made pursuant to the Buy-In Option;
23.7.2.7made pursuant to a Permitted Security;
23.7.2.8of shares in any member of the Group listed in Schedule 12 (Companies to be wound up/reorganised) in order to bring about a solvent corporate restructure or winding up of that member of the Group;
23.7.2.9funded by way of a Permitted Loan as set out in Clause 1.1.165.10;
23.7.2.10of any other assets (including any Material Assets) on arm’s length terms, for full market value and for cash consideration which is not deferred beyond a period of 1 (one) year from the date of effective transfer or conditional transfer and subject always to the Borrower's obligations under Clause 10.3.3 (Material Disposal Proceeds); or
23.7.2.11made with the prior written approval of the Facility Agent (acting on behalf of the Lenders).

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23.8Change of business
The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the Signature Date.
23.9Loans or credit
23.9.1Except as permitted under Clause 23.9.2 below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.
23.9.2Clause 23.9.1 above does not apply to:
23.9.2.1such arrangements existing as at the Signature Date and disclosed in the Original Financial Statements;
23.9.2.2Permitted Loans;
23.9.2.3any guarantee or indemnity given in respect of Permitted Indebtedness; or
23.9.2.4Financial Indebtedness owed by one Obligor to another Obligor.
23.10No Guarantees or indemnities
23.10.1Except as permitted under Clause 23.10.2 below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person or grant any indemnity in favour of any person.
23.10.2Clause 23.10.1 above does not apply to a guarantee or indemnity:
23.10.2.1falling within the definition of Financial Indebtedness and which constitutes Permitted Indebtedness; or
23.10.2.2which constitutes a Permitted Guarantee.
23.11Financial Indebtedness
23.11.1Except as permitted under Clause 23.11.2 below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.
23.11.2None of Morobe Consolidated Goldfields Limited, Wafi Mining Limited or Morobe Exploration Limited shall incur or allow to remain outstanding any Financial Indebtedness other than:
23.11.2.1in an aggregate amount at any time not exceeding USD30,000,000 (thirty million United States Dollars) or its equivalent in any other currency or currencies (when aggregated across all three abovementioned entities);

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23.11.2.2in respect of Permitted Loans where Morobe Consolidated Goldfields Limited, Wafi Mining Limited or Morobe Exploration Limited is the borrower and another member of the Group the lender and the ultimate source of such funds is not directly or indirectly derived from Financial Indebtedness incurred by a member of the Group towards a person other than the Lenders.
23.11.3Clause 23.11.1 above does not apply to Financial Indebtedness which is Permitted Indebtedness.
23.12Auditors
No Obligor shall (and the Borrower shall ensure that no other member of the Group will) change its auditor to a person other than KPMG, PricewaterhouseCoopers, Ernst & Young or Deloitte without the prior written consent of the Facility Agent.
23.13Sanctions and anti-corruption
23.13.1Each Obligor (and each Obligor shall ensure that each other member of the Group) shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
23.13.2Each Obligor (and each Obligor shall ensure that each other member of the Group) shall not use (or otherwise make available) the proceeds of any Loan (i) for the purpose of financing directly or indirectly the activities of any Sanctioned Entity, to the extent such contribution or provision of proceeds would at that time be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions, (ii) in furtherance of an offer, payment, promise to pay or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or (iii) in any manner that would result in the violation of any Sanctions applicable to any party to this Agreement.
23.13.3Each Obligor (and each Obligor will ensure that each other member of the Group) shall ensure that appropriate controls and safeguards are in place designed to prevent any proceeds of any Loan from being used contrary to Clause 23.13.1 above.
23.14Distributions
The Borrower shall not declare, make or pay any Distributions if an Event of Default is continuing at the time.
23.15Acquisitions
23.15.1No Obligor shall (and the Borrower shall ensure that no other member of the Group shall) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) in excess of:

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23.15.1.1in relation to South African acquisitions, ZAR1,000,000,000 (one billion Rand) (or its equivalent in any other currency) in aggregate prior to the Final Repayment Date; or
23.15.1.2in relation to acquisitions anywhere outside of South Africa, USD80,000,000 (eighty million United States Dollars) (or its equivalent in any other currency) in aggregate prior to the Final Repayment Date.
23.15.2Clause 23.15.1 above does not apply to:
23.15.2.1an acquisition of securities or investments which are Cash Equivalent Investments;
23.15.2.2an acquisition by an Obligor of an asset, business or undertaking from another Obligor;
23.15.2.3an acquisition of shares or securities pursuant to a Permitted Share Issue;
23.15.2.4any acquisition financed by issuing shares of the Borrower as consideration for the purchase price of the acquired asset; and
23.15.2.5an acquisition made with the prior written approval of the Facility Agent.
23.16Gold Price Derivative Transactions
No Obligor shall (and the Borrower shall ensure than no other member of the Group shall) conclude any Gold Price Derivative Transactions without the prior written consent of the Facility Agent, other than Gold Price Derivative Transactions which are Permitted Indebtedness in terms of Clause 1.1.166.6 and provided that the Borrower shall only be entitled to enter into gold price derivative transactions for:
23.16.1a maximum amount of up to the lower of:
23.16.1.130% (thirty per cent) of its total annual gold production as per its most recent Financial Year, per annum; and
23.16.1.23 500kg (three thousand five hundred kilograms) of gold per quarter;
23.16.2a maximum period of 24 (twenty four) Months from the date of entering into each gold price derivative transaction; and
23.16.3a minimum price of:
23.16.3.1ZAR550,000 (five hundred and fifty thousand Rand) per kilogram of gold for ZAR gold price derivative transactions; or
23.16.3.2USD1,200 (one thousand two hundred United States Dollars) per ounce of gold for USD gold price derivative transactions.

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23.17Share capital
No Obligor, other than the Borrower, shall:
23.17.1issue any shares except pursuant to a Permitted Share Issue;
23.17.2alter any rights attaching to its issued shares in existence at the Signature Date without the prior written consent of the Facility Agent;
23.17.3take any action to convert its shares into uncertificated shares without the prior written consent of the Facility Agent;
23.17.4repurchase, cancel, redeem, reduce or otherwise acquire any of its share capital or grant or acquire any option, warrant or other right over its share capital without the prior written consent of the Facility Agent;
23.17.5permit any sale or other transfer of its shares (other than as permitted under this Agreement) without the prior written consent of the Facility Agent.
23.18Guarantor coverage
23.18.1Each Obligor shall ensure that:
23.18.1.1each Material Group Company as at Financial Close is a Guarantor; and
23.18.1.2any member of the Group which becomes a Material Group Company after Financial Close becomes a Guarantor in accordance with Clause 28.2 (Additional Guarantors).
23.18.2Each Obligor shall ensure that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the aggregate gross assets and the aggregate turnover of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items) is not less than 80% (eighty per cent) of the aggregate of EBITDA, the consolidated gross assets and turnover of the Group (the Guarantor Coverage Test), provided that in relation to an acquisition of an entity permitted under Clause 23.15 (Acquisitions) (an Acquired Entity) it reasonably appears that the Guarantor Coverage Test will not be satisfied immediately following such acquisition, such Acquired Entity, shall promptly, but by no later than the date falling 30 days after date on which it becomes a member of the Group become a Guarantor in accordance with Clause 28.2 (Additional Guarantors) to ensure that the Guarantor Coverage Test is satisfied (calculated as if such Acquired Entity had been a Guarantor for the purposes of the relevant test and provided that, if the Guarantor Coverage Test is satisfied within such time period, no Default, Event of Default or other breach of the Finance Documents shall arise in respect thereof).

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23.19Ownership
The Borrower shall (and each Obligor shall ensure that the Borrower will) legally and beneficially own directly or indirectly 100% of the issued shares of each Guarantor (other than the Borrower) at all times, except as expressly permitted under this Agreement or unless specifically agreed otherwise in writing between the Borrower and the Facility Agent.
24.APPLICATION OF SANCTIONS PROVISIONS TO THE LENDERS
24.1A Lender shall notify the Facility Agent if the representations and undertakings under Clause 20.23 (Sanctions and anti-corruption) and 23.13 (Sanctions and anti-corruption) (together the Sanctions Provisions) result in a violation of or conflict with any anti-boycott laws or regulations applicable to that Lender (Anti-Boycott Regulations).
24.2In relation to each Lender that notifies the Facility Agent pursuant to Clause 24.1 above (each a Restricted Lender), the Sanctions Provisions shall apply only for the benefit of that Restricted Lender to the extent that it would not result in any violation of, conflict with or liability under any Anti-Boycott Regulations.
24.3In connection with any amendment, waiver, determination or direction relating to any part of Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to Clause 24.2 above, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction of the Majority Lenders has been made.
25.ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS
25.1To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Hedging Documents or any other agreement or instrument that is a QFC (such support, QFC Credit Support and each such QFC a Supported QFC), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the U.S. Special Resolution Regimes) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States:
25.1.1in the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any

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such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
25.1.2For the purpose of this Clause 24:
25.1.2.1BHC Act Affiliate of a party means an “affiliate” (as that term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;
25.1.2.2Covered Entity means any of the following:
25.1.2.2.1a covered entity as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
25.1.2.2.2a covered bank as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
25.1.2.2.3a covered FSI as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);
25.1.2.3Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
25.1.2.4QFC has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
26.EVENTS OF DEFAULT
Each of the events or circumstances set out in this Clause 26 (other than Clause 26.18 (Acceleration)) is an Event of Default.
26.1Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless its failure to pay is caused by:
26.1.1administrative or technical error; or
26.1.2a Disruption Event,

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and payment is made within 2 (two) Business Days of its due date.
26.2Financial covenants
Any requirement of Clause 22 (Financial covenants) is not satisfied.
26.3Other obligations
26.3.1An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clauses 23.13 (Sanctions and Anti-Corruption), 26.1 (Non-payment) and Clause 26.2 (Financial covenants)).
26.3.2No Event of Default under Clause 26.3.1 above will occur if the failure to comply is capable of remedy and is remedied within 15 (fifteen) Business Days of the earlier of (A) the Facility Agent giving notice to the Obligors’ Agent and (B) the board of directors of the Borrower becoming aware of the failure to comply.
26.4Anti-Corruption Laws and Sanctions
An Obligor does not comply with any provision of Clause 23.2.2 (Compliance with Laws) and/or Clause 23.13 (Sanctions and Anti-Corruption).
26.5Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.
26.6Cross default
26.6.1Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period or in respect of Financial Indebtedness between members of the Group in respect of Permitted Loans, within any relevant grace period agreed to by the relevant members of the Group.
26.6.2Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable, or becomes capable of being declared due and payable, prior to its specified maturity as a result of an event of default (however described).
26.6.3Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).
26.6.4No Event of Default will occur under this Clause 26.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 26.6.1 to 26.6.3 above is less than ZAR10,000,000 (ten million Rand) (or its equivalent in any other currency or currencies).

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26.7Insolvency
26.7.1A member of the Group is or is deemed by any authority or legislation to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.
26.7.2A member of the Group is or is deemed by any authority or legislation to be Financially Distressed (as defined in section 128 of the Companies Act, or, given similar meaning under any applicable company legislation and regulations in Australia or Papua New Guinea).
26.7.3The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).
26.7.4A moratorium is declared in respect of any indebtedness of any member of the Group.
26.8Insolvency and business rescue proceedings
26.8.1Other than in relation to the members of the Group listed in Schedule 12 (Companies to be wound up/reorganised) any corporate action, legal proceedings or other procedure or step is taken in relation to:
26.8.1.1the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;
26.8.1.2the deregistration of any member of the Group under the Corporations Act 2011 (Cth);
26.8.1.3a composition, compromise, assignment or arrangement with any creditor of any member of the Group;
26.8.1.4the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager, business rescue practitioner or other similar officer in respect of any member of the Group or any of its assets; or
26.8.1.5enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction, other than (in respect of any service of an application, or taking of any similar step for the liquidation, bankruptcy, business rescue, winding up, dissolution or administration of a member of the Group) where such action is dismissed, withdrawn or discharged within 5 (five) Business Days of its presentation or commencement or such step being taken, as applicable or if the member of the Group demonstrates to the Facility Agent’s satisfaction within such 5 (five) Business Day period that such action is frivolous or vexatious.

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26.8.2Other than in relation to the members of the Group listed in Schedule 12 (Companies to be wound up/reorganised) a meeting is proposed or convened by the directors of any member of the Group, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any member of the Group or any analogous procedure or step is taken in any jurisdiction.
26.9Creditors' process
Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of a member of the Group having an aggregate value of ZAR10,000,000 (ten million Rand) (or its equivalent in any other currency or currencies) and is not discharged within 10 (ten) Business Days other than if the member of the Group demonstrates to the Facility Agent’s satisfaction within such 10 (ten) Business Day period that such action is frivolous or vexatious.
26.10Unlawfulness
It is or becomes unlawful (including in connection with any Anti-Corruption Laws and any Sanctions) for an Obligor to perform any of its obligations under the Finance Documents to which it is a party other than any obligations which the Facility Agent considers to be not material or which it is satisfied is adequately provided for in any other Finance Document (including a Finance Document which is entered into in replacement of the document under which it was unlawful for such Obligor to perform its obligations) or unless the Obligor and the Facility Agent agree within a period of 30 (thirty) days after the occurrence of such unlawfulness or such unlawfulness comes to the attention of the Facility Agent, whichever is the earlier, to the amendment or restructuring of such Finance Document in order to avoid such unlawfulness.
26.11Cessation of business
Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than a suspension as a result of a strike or other industrial action provided that it does not continue for more than 90 (ninety) days (or such longer period as the Facility Agent may agree) or pursuant to a stoppage required under the Mine Health and Safety Act, 1996 or similar legislation in Papua New Guinea which does not continue for more than 90 (ninety) days, or if it does continue for more than 90 (ninety) days, in respect of which adequate business interruption insurance is in place to cover such stoppage.
26.12Audit qualification
The Auditors of the Group qualify the audited annual consolidated financial statements of the Borrower or any other Obligor.
26.13Repudiation
An Obligor repudiates a Finance Document.

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26.14Governmental intervention
By or under the authority of any government:
26.14.1the management of any Obligor is wholly or substantially replaced or the authority of any Obligor in the conduct of its business is wholly or substantially curtailed;
26.14.2all or a majority of the issued shares of any Obligor, or the whole or any part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or
26.14.3the management of any joint venture (including any Joint Venture) in respect of which an Obligor is a joint venture participant is wholly or substantially replaced or the authority of the joint venture participants in the conduct of the business of the joint venture (including any Joint Venture) is wholly or substantially curtailed.
26.15Failure to maintain Authorisations
At any time any Authorisation, act, condition or thing required to be done, fulfilled or performed in order:
26.15.1to enable any Obligor to lawfully conduct its business, or enter into, exercise its rights under and perform the obligations expressed to be assumed by it in any Finance Document to which it is a party;
26.15.2to ensure that the obligations expressed to be assumed by any Obligor in any Finance Document to which it is a party are legal, valid and binding; or
26.15.3to make any Finance Document to which any Obligor is a party admissible in evidence, is not done, fulfilled or performed or is suspended or cancelled, including in relation to a suspension or cancellation of any Authorisation pursuant to applicable Mining Law, but excluding any outstanding actions required to resume ordinary mining operations pursuant to a stoppage under the Mine Health and Safety Act, 1996 or similar legislation in Papua New Guinea or Australia which stoppage does not continue for more than 90 (ninety) days, or if it does continue for more than 90 (ninety) days adequate business interruption insurance is in place to cover such stoppage.
26.16Material Adverse Effect
Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.
26.17Material litigation
Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations or proceedings against any Material Group Company or its respective assets or revenues is commenced or threatened and is reasonably expected to be adversely

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determined, and if so determined, could reasonably be expected to have a Material Adverse Effect.
26.18Acceleration
On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders or by such other category or threshold of Lenders or Lender as applicable under the Intercreditor Agreement in relation to any identified Events of Default, by notice to the Obligors’ Agent:
26.18.1cancel the Total Commitments whereupon they shall immediately be cancelled;
26.18.2declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;
26.18.3declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or
26.18.4require the termination of any Gold Price Derivative Transaction(s) entered into under any Hedging Document.

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27.CHANGES TO THE LENDERS
27.1Cessions and delegations by the Lenders
Subject to this Clause 27, a Lender (Existing Lender) may cede and/or delegate (Transfer) any or all of its rights and/or obligations under this Agreement and/or under any other Finance Document to a Permitted Transferee or to any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets. The Borrower and each other Obligor consents to any splitting of claims which may arise as a result of a Transfer permitted by this Agreement.
27.2Conditions of Transfer
27.2.1The consent of the Obligors’ Agent is required for a Transfer unless the Transfer is:
27.2.1.1to any Permitted Transferee;
27.2.1.2to any other Existing Lender or an Affiliate of an Existing Lender; or
27.2.1.3 to any other prospective transferee whilst an Event of Default is continuing.
27.2.2Where the consent of the Obligors’ Agent to a Transfer is required in terms of Clause 27.2.1 above, that consent must not be unreasonably withheld or delayed. The Obligors’ Agent will be deemed to have given its consent 5 (five) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Obligors’ Agent within that time.
27.2.3A Transfer will only be effective if the procedure set out in Clause 27.4 (Procedure for Transfer) is complied with.
27.2.4If:
27.2.4.1a Lender Transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
27.2.4.2as a result of circumstances existing at the date the Transfer or change occurs, an Obligor would be obliged to make a payment to the new Lender or Lender acting through its new Facility Office under Clause 14 (Tax Gross Up and Indemnities) or Clause 15 (Increased Costs),
then the new Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its new Facility Office would have been if the Transfer or change had not occurred.
27.2.5Each new Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in

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accordance with this Agreement on or prior to the date on which the Transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
27.3Limitation of responsibility of Existing Lenders
27.3.1Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a new Lender for:
27.3.1.1the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
27.3.1.2the financial condition of any Obligor;
27.3.1.3the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
27.3.1.4the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
27.3.2Each new Lender confirms to the Existing Lender and the other Finance Parties that it:
27.3.2.1has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and
27.3.2.2will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
27.3.3Nothing in any Finance Document obliges an Existing Lender to:
27.3.3.1accept a re-Transfer from a new Lender of any of the rights and obligations Transferred under this Clause 27; or
27.3.3.2support any losses directly or indirectly incurred by the new Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
27.4Procedure for Transfer
27.4.1Subject to the conditions set out in Clause 27.2 (Conditions of Transfer) a Transfer is effected in accordance with Clause 27.4.2 below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the new Lender.

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The Facility Agent shall, subject to Clause 27.4.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
27.4.2The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the new Lender once it is satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations that apply to it (if any) in relation to the transfer to such new Lender.
27.4.3On the Transfer Date:
27.4.3.1the Transfer shall take effect under the Finance Documents so that the rights and/or obligations which are the subject of the Transfer shall be ceded and delegated by the Existing Lender to the new Lender (Transferred Rights and Obligations);
27.4.3.2each of the Obligors shall perform their obligations and exercise their rights in relation to the Transferred Rights and Obligations in favour of or against the new Lender, as the case may be;
27.4.3.3the Facility Agent, the Global Coordinators and Bookrunners, the Sustainability Agent, the Sustainability Coordinators, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an Original Lender with the rights and/or obligations comprising the Transferred Rights and Obligations;
27.4.3.4the Existing Lender shall be released from further obligations to each other Lender under the Finance Documents to the extent of the Transferred Rights and Obligations; and
27.4.3.5the new Lender shall become a Party as a Lender.
27.5Copy of Transfer Certificate to Borrower
The Facility Agent shall send to the Obligors’ Agent a copy of each Transfer Certificate executed by it in accordance with Clause 27.4.1 as soon as reasonably practicable after it has executed any such Transfer Certificate.
28.CHANGES TO THE OBLIGORS
28.1Cessions and delegations by Obligors
No Obligor may cede any of its rights or delegate any of its obligations under the Finance Documents.

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28.2Additional Guarantors
28.2.1Subject to compliance with the provisions of Clauses 21.11.3 and 21.11.4, the Borrower may cause any of its Subsidiaries to become an Additional Guarantor and that Subsidiary shall become an Additional Guarantor.
28.2.2The Borrower shall procure that any other member of the Group which is a Material Group Company shall become an Additional Guarantor and a “Subordinated Creditor” under (and as defined in) the Subordination Agreement, as soon as possible after becoming a Material Group Company, but in any event within 30 (thirty) days of the delivery of the relevant Compliance Certificate evidencing that it has become a Material Group Company.
28.2.3A member of the Group shall become an Additional Guarantor if:
28.2.3.1the Obligors’ Agent delivers to the Facility Agent a duly completed and executed Accession Letter; and
28.2.3.2the Facility Agent has received all of the documents and other evidence listed in Schedule 3 (Conditions precedent for new Guarantors) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.
28.2.4The Facility Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 3 (Conditions precedent for new Guarantors).
28.3Repetition of representations
Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.
28.4Resignation of a Guarantor
28.4.1The Borrower may request that a Guarantor ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.
28.4.2The Facility Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:
28.4.2.1no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case);
28.4.2.2all the Lenders have consented to the Borrower's request.

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29.ROLE OF THE FACILITY AGENT, THE GLOBAL COORDINATORS AND BOOKRUNNERS, THE SUSTAINABILITY AGENT AND THE SUSTAINABILITY COORDINATORS
29.1Appointment of the Facility Agent and Sustainability Agent
29.1.1Each other Finance Party appoints the Facility Agent and Sustainability Agent to act as its agent under and in connection with the Finance Documents.
29.1.2Each other Finance Party authorises the Facility Agent and Sustainability Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent and Sustainability Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
29.2Duties of the Facility Agent and Sustainability Agent
29.2.1Subject to Clause 29.2.2 below, the Facility Agent and the Sustainability Agent shall forward to a Party the original or a copy of any document which is delivered to the Facility Agent or the Sustainability Agent, as applicable, for that Party by any other Party as soon as reasonably practicable after having received that original or copy document as the case may be.
29.2.2Without prejudice to Clause 27.5 (Copy of Transfer Certificate to Borrower), Clause 29.2.1 above shall not apply to any Transfer Certificate.
29.2.3Except where a Finance Document specifically provides otherwise, neither the Facility Agent nor the Sustainability Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
29.2.4If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.
29.2.5If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Sustainability Agent, the Sustainability Coordinators and the Global Coordinators and Bookrunners) under this Agreement it shall promptly notify the other Finance Parties.
29.2.6The Facility Agent's and the Sustainability Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

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29.3Role of the Global Coordinators and Bookrunners
Except as specifically provided in the Finance Documents, the Global Coordinators and Bookrunners have no obligations of any kind to any other Party under or in connection with any Finance Document.
29.4Role of the Sustainability Agent
29.4.1Except as specifically provided in the Finance Documents, the Sustainability Agent has no obligations of any kind to any other Party under or in connection with any Finance Document.
29.4.2The Sustainability Agent may act in relation to its services as Sustainability Agent through its officers or employees and shall not:
29.4.2.1be liable for any error of judgment made by any such person; or
29.4.2.2be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless, in the case of any officer or employee of any Sustainability Agent, such error or such loss was directly caused by the gross negligence or wilful misconduct of such officers or employees.
29.5Role of the Sustainability Coordinators
Except as specifically provided in the Finance Documents, the Sustainability Coordinators have no obligations of any kind to any other Party under or in connection with any Finance Document.
29.6Role of the Reference Banks
29.6.1No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.
29.6.2No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document unless directly caused by its gross negligence or wilful misconduct.
29.6.3No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by

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that officer, employee or agent in relation to any Finance Document, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.6 (Role of the Reference Banks) subject to Clause 1.3 (Third party rights).
29.7No fiduciary duties
29.7.1Nothing in this Agreement constitutes any of the Facility Agent, the Sustainability Agent, the Sustainability Coordinators and the Global Coordinators and Bookrunners as a trustee or fiduciary of any other person.
29.7.2None of the Facility Agent, the Sustainability Agent, the Sustainability Coordinators or the Global Coordinators and Bookrunners shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
29.8Business with the Group
The Facility Agent, the Sustainability Agent, the Sustainability Coordinators and the Global Coordinators and Bookrunners may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
29.9Rights and discretions
29.9.1The Facility Agent and Sustainability Agent may rely on:
29.9.1.1any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
29.9.1.2any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
29.9.2The Facility Agent and Sustainability Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
29.9.2.1no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));
29.9.2.2any right, power, authority or discretion vested in any Party or the Majority Lenders or Majority Sustainability Lenders, as applicable, has not been exercised; and
29.9.2.3any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.
29.9.3The Facility Agent and Sustainability Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

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29.9.4The Facility Agent and Sustainability Agent may act in relation to the Finance Documents through its personnel and agents.
29.9.5The Facility Agent and Sustainability Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
29.9.6Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Sustainability Agent, the Sustainability Coordinators and the Global Coordinators and Bookrunners are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
29.10Majority Lenders' instructions
29.10.1Unless a contrary indication appears in a Finance Document, the Facility Agent and Sustainability Agent, as applicable shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders or Majority Sustainability Lenders (or, if so instructed by the Majority Lenders or Majority Sustainability Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders or Majority Sustainability Lenders.
29.10.2Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders or Majority Sustainability Lenders, as applicable, will be binding on all the Finance Parties.
29.10.3The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders or Majority Sustainability Lenders, as applicable (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.
29.10.4In the absence of instructions from the Majority Lenders or Majority Sustainability Lenders, as applicable, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.
29.10.5The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

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29.11Responsibility for documentation
None of the Facility Agent, the Sustainability Agent, the Sustainability Coordinators or the Global Coordinators and Bookrunners:
29.11.1are responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Sustainability Agent, the Sustainability Coordinators, the Global Coordinators and Bookrunners, an Obligor or any other person given in or in connection with any Finance Document;
29.11.2is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or
29.11.3is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
29.12Exclusion of liability
29.12.1Without limiting Clause 29.12.2 below, the Facility Agent, the Sustainability Agent and the Sustainability Coordinators will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.
29.12.2No Party (other than the Facility Agent or the Sustainability Agent) may take any proceedings against any officer, employee or agent of the Facility Agent or the Sustainability Agent in respect of any claim it might have against the Facility Agent or the Sustainability Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent or the Sustainability Agent may rely on this Clause as a stipulation for their benefit as contemplated by Clause 1.3 (Third party rights).
29.12.3The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be

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paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

29.12.4Nothing in this Agreement shall oblige the Facility Agent, the Sustainability Agent, the Sustainability Coordinators or the Global Coordinators and Bookrunners to carry out any know your customer or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent, the Sustainability Agent, the Sustainability Coordinators and the Global Coordinators and Bookrunners that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent, the Sustainability Agent, the Sustainability Coordinators, or the Global Coordinators and Bookrunners.
29.13Lenders' indemnity to the Facility Agent and the Sustainability Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent and Sustainability Agent, within 3 (three) Business Days of demand, against any cost, loss or liability incurred by the Facility Agent or Sustainability Agent, as applicable (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) in acting as Facility Agent or Sustainability Agent, as applicable, under the Finance Documents (unless the Facility Agent or Sustainability Agent has been reimbursed by an Obligor pursuant to a Finance Document).
29.14Resignation of the Facility Agent or Sustainability Agent
29.14.1The Facility Agent or Sustainability Agent may resign and appoint one of its Affiliates acting through an office in South Africa as successor by giving notice to the other Finance Parties and the Borrower.
29.14.2Alternatively the:
29.14.2.1Facility Agent may resign by giving 30 (thirty) days' notice (or, at any time the Facility Agent is an Impaired Facility Agent, by giving any shorter notice determined by the Majority Lenders) to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent;
29.14.2.2Sustainability Agent may resign by giving 30 (thirty) days' notice (or, at any time the Sustainability Agent is an Impaired Sustainability Agent, by giving any shorter

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notice determined by the Majority Sustainability Lenders) to the other Finance Parties and the Borrower, in which case the Majority Sustainability Lenders (after consultation with the Borrower) may appoint a successor Sustainability Agent.
29.14.3If the Majority Lenders have not appointed a successor Facility Agent in accordance with Clause 29.14.2 above within 30 (thirty) days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent (acting through an office in South Africa).
29.14.4If the Majority Sustainability Lenders have not appointed a successor Sustainability Agent in accordance with Clause 29.14.2 above within 30 (thirty) days after notice of resignation was given, the retiring Sustainability Agent (after consultation with the Borrower) may appoint a successor Sustainability Agent (acting through an office in South Africa).
29.14.5The retiring Facility Agent or Impaired Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.
29.14.6The retiring Sustainability Agent or Impaired Sustainability Agent shall, at its own cost, make available to the successor Sustainability Agent such documents and records and provide such assistance as the successor Sustainability Agent may reasonably request for the purposes of performing its functions as Sustainability Agent under the Finance Documents.
29.14.7The Facility Agent's and the Sustainability Agent’s resignation notice shall only take effect upon the appointment of a successor.
29.14.8Upon the appointment of a successor, the retiring Facility Agent or Sustainability Agent, as applicable, shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
29.14.9After consultation with the Borrower:
29.14.9.1the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with Clause 29.14.2 above. In this event, the Facility Agent shall resign in accordance with Clause 29.12.2 above;

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29.14.9.2the Majority Sustainability Lenders may, by notice to the Sustainability Agent, require it to resign in accordance with Clause 29.14.2 above. In this event, the Sustainability Agent shall resign in accordance with Clause 29.12.2 above.
29.15Confidentiality
29.15.1In acting as agent for the Finance Parties, the Facility Agent and Sustainability Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
29.15.2If information is received by another division or department of the Facility Agent or Sustainability Agent, it may be treated as confidential to that division or department and the Facility Agent or Sustainability Agent, as applicable, shall not be deemed to have notice of it.
29.16Relationship with the Lenders
29.16.1The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
29.16.1.1entitled to or liable for any payment due under any Finance Document on that day; and
29.16.1.2entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than 5 (five) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
29.16.2Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.2.5) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the

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purposes of Clause 34.2 (Addresses) and Clause 34.6.1.1 and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
29.17Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent, the Sustainability Agent, the Sustainability Coordinators and the Global Coordinators and Bookrunners that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
29.17.1the financial condition, status and nature of each member of the Group;
29.17.2the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
29.17.3whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
29.17.4the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.
29.18Facility Agent's management time
Any amount payable to the Facility Agent under Clause 16.4 (Indemnity to the Facility Agent), Clause 18 (Costs and expenses) and Clause 29.13 (Lenders’ indemnity to the Facility Agent and the Sustainability Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent in terms of Clause 12 (Fees).

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29.19Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
29.20Third party Reference Banks
A Reference Bank which is not a Party may rely on Clause 29.6 (Role of Reference Banks) and Clause 38.4 (Other exceptions) subject to Clause 1.3 (Third party rights).
30.CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:
30.1interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
30.2oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
30.3oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
31.SHARING AMONG THE FINANCE PARTIES
31.1Payments to Finance Parties
If a Finance Party (Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (Recovered Amount) and applies that amount to a payment due under the Finance Documents then:
31.1.1the Recovering Finance Party shall, within 3 (three) Business Days, notify details of the receipt or recovery, to the Facility Agent;
31.1.2the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance

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with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
31.1.3the Recovering Finance Party shall, within 3 (three) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).
31.2Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (Sharing Finance Parties) in accordance with Clause 33.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.
31.3Recovering Finance Party's rights
On a distribution by the Facility Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
31.4Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
31.4.1each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (Redistributed Amount); and
31.4.2as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

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31.5Exceptions
31.5.1This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.
31.5.2A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
31.5.2.1it notified that other Finance Party of the legal or arbitration proceedings; and
31.5.2.2that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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32.PAYMENT MECHANICS
32.1Payments to the Facility Agent
32.1.1On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than under any Hedging Document except as expressly provided for in this Agreement where a payment is required to be made to the Facility Agent under a Hedging Document), that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) in ZAR or USD, as applicable, for value by no later than 12pm (Johannesburg time) on the due date and in such funds specified by the Facility Agent by way of a funds flow schedule or otherwise. The Obligors’ Agent shall advise the Facility Agent in writing once such payment has been made.
32.1.2Payment shall be made to such account in South Africa with such bank as the Facility Agent specifies by notice to the Obligors’ Agent and any such payment shall discharge, pro tanto, the corresponding liability to the Finance Parties.
32.2Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than 5 (five) Business Days' notice with a bank in South Africa in writing.
32.3Distributions to an Obligor
The Facility Agent may (with the consent of the Obligor or in accordance with Clause 32.10 (Set off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
32.4Clawback
32.4.1Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or

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to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
32.4.2If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.
32.5Partial payments
32.5.1If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
32.5.1.1first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;
32.5.1.2secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;
32.5.1.3thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and
32.5.1.4fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
32.5.2The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses 32.5.1.1 to 32.5.1.4 above.
32.5.3Clauses 32.5.1 and 32.5.2 above will override any appropriation made by an Obligor.
32.6No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made in immediately available, freely transferable and cleared funds without (and free and clear of any deduction for) set-off or counterclaim.

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32.7Business Days
32.7.1Any payment which is due to be made in terms of any Finance Document on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
32.7.2In the event that the day for performance of any obligation (other than a payment obligation) to be performed in terms of any Finance Document should fall on a day which is not a Business Day, the relevant day for performance shall be the succeeding Business Day.
32.7.3During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
32.8Currency of account
32.8.1Subject to Clauses 32.8.2 and 32.8.3 below:
32.8.1.1USD is the currency of account and payment for any sum due from an Obligor under the Term Facility A Agreement and the Revolving USD Facility Agreement;
32.8.1.2ZAR is the currency of account and payment for any sum due from an Obligor under the Term Facility B Agreement and the Revolving ZAR Facility Agreement;
32.8.1.3any sums due to the Finance Parties, under the Term Facility A Agreement and the Revolving USD Facility Agreement, in relation to any other Finance Document shall be paid in USD; and
32.8.1.4any sums due to the Finance Parties, under the Term Facility B Agreement and the Revolving ZAR Facility Agreement, in relation to any other Finance Document shall be paid in ZAR.
32.8.2Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
32.8.3Any amount expressed to be payable in a currency other than ZAR or USD shall be paid in that other currency.

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32.9Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Obligors’ Agent that a Disruption Event has occurred:
32.9.1the Facility Agent may, and shall if requested to do so by the Obligors’ Agent, consult with the Obligors’ Agent with a view to agreeing with the Obligors’ Agent such changes to the operation or administration of a Facility as the Facility Agent may deem necessary in the circumstances;
32.9.2the Facility Agent shall not be obliged to consult with the Obligors’ Agent in relation to any changes mentioned in Clause 32.9.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
32.9.3the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 32.9.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
32.9.4any such changes agreed upon by the Facility Agent and the Obligors’ Agent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and waivers);
32.9.5the Facility Agent shall not be liable for any damages, costs or losses whatsoever arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause; and
32.9.6the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 32.9.4 above.
32.10Impaired Facility Agent
32.10.1If, at any time, the Facility Agent becomes an Impaired Facility Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 32.1 (Payments to the Facility Agent) may instead either:
32.10.1.1pay that amount direct to the required recipient(s); or

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32.10.1.2if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of Clause 1.1.2.1 and in relation to which no insolvency event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).
32.10.2In each of Clauses 32.10.1.1 and 32.10.1.2 such payments must be made on the due date for payment under the Finance Documents.
32.10.3All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
32.10.4A Party which has made a payment in accordance with this Clause 32.10 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
32.10.5Promptly upon the appointment of a successor Agent in accordance with Clause 29.14 (Resignation of the Facility Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 32.10.6 below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 32.2 (Distributions by the Facility Agent).
32.10.6A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
32.10.6.1that it has not given an instruction pursuant to Clause 32.10.5 above; and
32.10.6.2that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

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32.11Non-deferrals and changes to payment mechanics
32.11.1The Borrower shall not have the right to defer, adjust or withhold any payment due to the Finance Parties in terms of or arising out of any Finance Document or to obtain deferment of judgment for such amount or any execution of such judgment by reason of any set-off or counterclaim due to any other contractual or delictual claims or causes of whatsoever nature or howsoever arising.
32.11.2If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for the Borrower to make any payments hereunder in the manner specified in this Clause 32 (Payment Mechanics), then the Borrower may agree with the Facility Agent alternative arrangements for such payment to be made; provided that, in the absence of any such agreement, the Borrower shall be obliged to make all payments due to the Finance Parties in the manner specified herein.
33.SET OFF
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
34.NOTICES
34.1Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
34.2Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

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34.2.1in the case of the Obligors’ Agent, Borrower and each Original Guarantor incorporated as a company in South Africa:

Physical address:	Block 27 Randfontein Office Park Cnr Main Reef Road and Ward Avenue Randfontein

Fax number:	+27 11 684 0188
For the attention of:	The Company Secretary

34.2.2in the case of Nedbank Limited, London Branch, in its capacity as Original Lender:

Physical address:	Nedbank Limited London Branch 12 Arthur Street 7th Floor London EC4R 9AB

Fax number:	+44 207 002 3404
Marked for the attention of:	Darren McDonnel / Marta Faria de Sousa DMcDonnel@nedbank.co.uk MartaF@nedbank.co.uk

With a copy to:

Physical address:	Nedbank Limited Block F, 3rd Floor Nedbank 135 Rivonia Campus 135 Rivonia Road Sandown 2196

Fax number:	+27 11 295 3902
Marked for the attention of:	Head of Transaction Management MiningFinance1@Nedbank.co.za

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34.2.3in the case of Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division) in its capacity as Original Lender, Original Hedge Provider, Global Coordinator and Bookrunner and Sustainability Coordinator and Mandated Lead Arranger:

Physical address:	Nedbank Limited Block F, 3rd Floor Nedbank 135 Rivonia Campus 135 Rivonia Road Sandown 2196

Fax number:	+27 11 295 3902
Marked for the attention of:	Head of Transaction Management MiningFinance1@Nedbank.co.za

34.2.4in the case of Absa Bank Limited (acting through its Corporate and Investment Banking division) in its capacity as the Facility Agent and Sustainability Agent:

Physical address:	15 Alice Lane Sandown Sandton 2196

For the attention of:	Facility Agent xraAbcapAgency@absa.africa

34.2.5in the case of Absa Bank Limited (acting through its Corporate and Investment Banking division) in its capacity as an Original Lender, Original Hedge Provider, Global Coordinator and Bookrunner and Sustainability Coordinator and Mandated Lead Arranger:

Physical Address:	15 Alice Lane, Sandown Sandton, 2196

Fax number:	+27 (0)86 584 9890

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Attention:	Transaction Managers
Email:	CIBAfricaPMClient@absa.africa AssetManagement449@absa.africa Andrew.Sprenger@absa.africa Mahlatse.Moropane@absa.africa Tawanda.Madondo@absa.africa Heidi.Barends@absa.africa

Marked for the attention of:	Transaction Managers Andrew Sprenger Mahlatse Moropane Tawanda Madondo Heidi Barends

34.2.6in the case of HSBC Bank plc - Johannesburg Branch in its capacity as Arranger and Original Lender

Physical address:	1 Mutual Place 107 Rivonia Road Sandton 2196
Fax number:	+27 (0)11 676 4661
Marked for the attention of:	Hannes Wessels

34.2.7in the case of HSBC Bank plc in its capacity as Original Hedge Provider:

Physical address:	8 Canada Square, London, E14 5HQ
Fax number:	00 44 207 992 4457
Marked for the attention of:

with a copy to:	Swaps & Derivatives Processing
Physical address:	8 Canada Square, London, E14 5HQ
Fax number:	00 44 207 991 4379
Marked for the attention of:	Global Banking and Markets Legal - General Counsel

34.2.8in the case of FirstRand Bank Limited (acting through its Rand Merchant Bank division) in its capacity as Mandated Lead Arranger and Original Hedge Provider:

Physical address:	1 Merchant Place

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Corner Fredman Drive and Rivonia Road Sandton 2196 South Africa

Telephone number:	011 303 5000
Marked for the attention of:	Mbali Phejaolema and Raymonde van der
Scholtz
Email	mbali.phejaolema@rmb.co.za
Email	raymonde.vanderscholtz@rmb.co.za

34.2.9in the case of JPMorgan Chase Bank, N.A., London Branch in its capacity as Original Lender:

In respect of credit matters:
Physical address:	25 Bank Street, Canary Wharf, Floor 24, London, E14 5JP United Kingdom
Marked for the attention of:	Daniel E Brown Telephone number: +44 207 7427609 Fax number: +44 203 4930059 Email address: daniel.brown@jpmorgan.com
Marked for the attention of:	Vartyank Kumar Telephone number: +44 207 7424602 Email address: vartyank.p.kumar@jpmorgan.com
Marked for the attention of:	SSA Credit Risk Team Email address: cr_emea_ssa@jpmorgan.com in respect of operational matters:
Physical address:	3rd Floor, Prestige Platina, Near Marathahalli Junction Sarjapur Outer Ring Road,

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Kadabeesanahalli, Vathur Hobli, Bangalore 560087 India
Telephone number:	+91 80 679 05451
Fax number:	+1 214 291 4365
E-Fax	442074923297@tls.ldsprod.com
Marked for the attention of:	European Loan Operations european.loan.operations@jpmorgan.com

34.2.10in the case of J.P. Morgan Securities plc in its capacity as Lead Arranger:

in respect of credit matters:
Physical address:	25 Bank Street, Canary Wharf, Floor 24, London, E14 5JP United Kingdom
Marked for the attention of:	Daniel E Brown Telephone number: +44 207 7427609 Fax number: +44 203 4930059 Email address: daniel.brown@jpmorgan.com
Marked for the attention of:	Vartyank Kumar Telephone number: +44 207 7424602 Email address: vartyank.p.kumar@jpmorgan.com
Marked for the attention of:	SSA Credit Risk Team Email address: cr_emea_ssa@jpmorgan.com in respect of operational matters:
Physical address:	3rd Floor, Prestige Platina, Near Marathahalli Junction Sarjapur Outer Ring Road, Kadabeesanahalli, Vathur Hobli, Bangalore 560087

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India
Telephone number:	+91 80 679 05451
Fax number:	+1 214 291 4365
E-Fax	442074923297@tls.ldsprod.com
Marked for the attention of:	European Loan Operations european.loan.operations@jpmorgan.com

34.2.11in the case of JPMorgan Chase Bank, N.A. in its capacity as Original Hedge Provider:

in respect of credit matters:
Physical address:	25 Bank Street, Canary Wharf, Floor 24, London, E14 5JP United Kingdom
Marked for the attention of:	Daniel E Brown Telephone number: +44 207 7427609 Fax number: +44 203 4930059 Email address: daniel.brown@jpmorgan.com
Marked for the attention of:	Vartyank Kumar Telephone number: +44 207 7424602 Email address:
vartyank.p.kumar@jpmorgan.com
Marked for the attention of:	SSA Credit Risk Team Email address: cr_emea_ssa@jpmorgan.com in respect of operational matters:
Physical address:	3rd Floor, Prestige Platina, Near Marathahalli Junction Sarjapur Outer Ring Road, Kadabeesanahalli, Vathur Hobli, Bangalore 560087 India
Telephone number:	+91 80 679 05451

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Fax number:	+1 214 291 4365
E-Fax	442074923297@tls.ldsprod.com
Marked for the attention of:	European Loan Operations european.loan.operations@jpmorgan.com

34.2.12in the case of Citibank N.A., South Africa Branch in its capacity as Lead Arranger and Original Lender:

Physical address:	145 West Street, Sandton, 2196
Telephone number:	+2711 955 0293
Marked for the attention of:	Camiela Hartley aftropsfi@citi.com

34.2.13in the case of State Bank of India (acting through its Johannesburg Branch) in its capacity as Mandated Lead Arranger and Original Lender:

Physical address:	3rd Floor, Mall Offices, 11 Cradock Avenue, Rosebank, Johannesburg, 2196
Telephone number:	+27-11-7784516 / +27-11-7784503.
Marked for the attention of:	Manager (Credit) Mgrcredit.rsa@statebank.com Amcredit2.rsa@statebank.com

34.2.14in the case of Project and Trade Finance Core Fund in its capacity as Original Lender:

Physical address:	1001 Liberty Avenue, Pittsburgh, Pennsylvania, 15222, USA
Marked for the attention of:	Cole Dolinger, Assistant Vice President, Federated

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Advisory Services Company cdolinger@federatedinv.com

34.2.15in the case of Federated Hermes Project and Trade Finance Tender Fund in its capacity as Original Lender:

Physical address:	1001 Liberty Avenue, Pittsburgh, Pennsylvania, 15222, USA
Marked for the attention of:	Cole Dolinger, Assistant Vice President, Federated Advisory Services Company cdolinger@federatedinv.com

34.2.16in the case of Federated Hermes Project and Trade Finance Master Fund in its capacity as Original Lender:

Physical address:	1001 Liberty Avenue, Pittsburgh, Pennsylvania, 15222, USA
Marked for the attention of:	Cole Dolinger, Assistant Vice President, Federated Advisory Services Company cdolinger@federatedinv.com

34.2.17in the case of Bank of China Limited, Johannesburg Branch in its capacity as Mandated Lead Arranger and Original Lender:

Physical address:	14th Floor, Alice Lane Towers Building, 15 Alice Lane, Sandown, 2196
Fax number:	+2711 520 9685

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Marked for the attention of:	Sukayna Kok, Comprehensive Risk Management Department jhb_crmd@mail.notes.bank-of-china.com

34.2.18in the case of Goldman Sachs International Bank in its capacity as Original Lender:

Physical address:	Plumtree Court, 25 Shoe Lane, London, EC4A 4AU
Telephone number:	+44 (20) 7552-9754
Marked for the attention of:	Tony Dick, Credit Matters & Documentation LoanDocumentation@LN.email.gs.com and to:
Physical address:	Helios Business Park, 150 Outer Ring Road, Kadubeesanahalli, Bangalore 560103

Telephone number:	+1-212-934-8466
Marked for the attention of:	Yajnesh Shetty, Operational Matters (Servicing) ficc-bankloan-servicing-Ldn@ny.email.gs.com

34.2.19in the case of Citibank N.A., London Branch in its capacity as Original Hedge Provider:

Physical address:	White Star House Queens Road, Belfast, BT3 9DT
Marked for the attention of:	Lauren Rodgers/Alexander Griffiths
dl.gco.uk.icg.legal.loans.belfast@imceu.eu.ssmb.com

34.2.20in the case of Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions) as Lead Arranger and Original Lender:

Physical address:	100 Grayston Drive

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Sandown Sandton 2196

Marked for the attention of:	Kerry Caldwell Telephone number: 011 291 6195 Email address: Kerry.Caldwell@investec.co.za

34.2.21in the case of Industrial Development Corporation of South Africa Limited as Original Lender:

Physical address:	19 Fredman Drive Sandown Sandton 2196

Marked for the attention of:	Tshilidzi Makhari Telephone number: 011 269 3420 Email address: tshilidzim@idc.co.za

34.2.22in the case of Ninety One SA Proprietary Limited (acting as agent and portfolio manager of Ninety One Assurance Limited) as Original Lender:

Physical address:	36 Hans Strijdom Avenue Foreshore Cape Town 8001

Marked for the attention of:	Head of Transaction Management Telephone number: 021 901 1582 Email address: TMCredit@ninetyone.com Thanzi.Ramukosi@ninetyone.com
34.2.23in the case of any other Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party,

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or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than 5 (five) Business Days' notice.
34.3Domicilia
34.3.1Each of the Parties, other than Morobe Consolidated Goldfields Limited and Wafi Mining Limited chooses its physical address provided under or in connection with Clause 34.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in South Africa in connection with this Agreement or any other Finance Document may be served.
34.3.2Each of Morobe Consolidated Goldfields Limited and Wafi Mining Limited chooses the physical address of the Borrower provided under or in connection with Clause 34.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in South Africa in connection with this Agreement or any other Finance Document may be served.
34.3.3Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the 14th day after deemed receipt of the notice by the other Parties pursuant to Clause 34.4 (Delivery).
34.4Delivery
34.4.1Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will:
34.4.1.1if by way of fax, be deemed to have been received on the first Business Day following the date of transmission provided that the fax is received in legible form;
34.4.1.2if delivered by hand, be deemed to have been received at the time of delivery; and
34.4.1.3if by way of courier service, be deemed to have been received on the 7th (seventh) Business Day following the date of such sending, and provided, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if such communication or document is addressed to that department or officer, unless the contrary is proved.

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34.4.2Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).
34.4.2.1All notices from or to an Obligor shall be sent through the Facility Agent.
34.4.2.2Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.
34.5Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.
34.6Electronic communication
34.6.1Any communication to be made between the Facility Agent, the Obligors’ Agent, the Sustainability Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Obligors’ Agent, the Sustainability Agent and the relevant Lender:
34.6.1.1agree that, unless and until notified to the contrary, this is to be an accepted form of communication;
34.6.1.2notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
34.6.1.3notify each other of any change to their address or any other such information supplied by them.
34.6.2Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

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34.6.3Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause 34 (Notices) will be deemed to have been made or delivered to each of the other Obligors.
34.7English language
Any notice or other document given under or in connection with any Finance Document must be in English.
34.8Communication when Facility Agent is an Impaired Facility Agent or when the Sustainability Agent is an Impaired Sustainability Agent
34.8.1If the Facility Agent is an Impaired Facility Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Facility Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.
34.8.2If the Sustainability Agent is an Impaired Sustainability Agent the Parties may, instead of communicating with each other through the Sustainability Agent, communicate with each other directly and (while the Sustainability Agent is an Impaired Sustainability Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Sustainability Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Sustainability Agent has been appointed.

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35.CALCULATIONS AND CERTIFICATES
35.1Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
35.2Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.
35.3Day count convention
Any interest, commission or fee accruing under a Finance Document –
35.3.1which is denominated in ZAR will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (irrespective of whether the year in question is a leap year); and
35.3.2which is denominated in USD will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (irrespective of whether the year in question is a leap year).
36.PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term inoperable in this Clause 36 shall include, without limitation, inoperable by way of suspension or cancellation.
37.REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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38.AMENDMENTS AND WAIVERS
38.1Required consents
Subject to Clause 38.4 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Facility Agent (acting in accordance with the instructions of the applicable Finance Parties in accordance with the terms of the Intercreditor Agreement) and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.
38.2Waivers and consents
Subject to Clause 38.4 (Other exceptions) a waiver of any right or remedy of the Finance Parties under any Finance Document or by law, or any consent or approval given by the Lenders under any Finance Document, is only effective if given in writing by the Facility Agent (acting in accordance with the instructions of the applicable Finance Parties in accordance with the terms of the Intercreditor Agreement).
38.3Implementation of amendments, waivers and consents
38.3.1The Facility Agent may effect, on behalf of any Finance Party, any amendment, waiver or consent permitted by this Clause.
38.3.2Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this Clause 38.3.2, require the consent of all of the Guarantors.
38.4Other exceptions
An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Sustainability Agent, a Reference Bank or the Global Coordinators and Bookrunners (each in their capacity as such) may not be effected without the prior written consent of the Facility Agent, the Sustainability Agent, the Sustainability Coordinators, a Reference Bank or the Global Coordinators and Bookrunners as the case may be.
38.5Replacement of Lender
38.5.1If:
38.5.1.1any Lender becomes a Non-Consenting Lender (as defined in Clause 38.5.4 below) or a Defaulting Lender; or

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38.5.1.2an Obligor becomes obliged to repay any amount in accordance with Clause 10.3.1 (Illegality) or to pay additional amounts pursuant to Clause 15.1 (Increased costs), Clause 14.2 (Tax gross-up) or Clause 14.3 (Tax indemnity) to any Lender, then the Borrower may, on 5 (five) Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Finance Documents to a Lender or other bank, financial institution, trust, fund or other entity (Replacement Lender) selected by the Borrower, which is acceptable to the Facility Agent and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents.
38.5.2The replacement of a Lender pursuant to this Clause 38.5 shall be subject to the following conditions:
38.5.2.1the Borrower shall have no right to replace the Facility Agent;
38.5.2.2neither the Facility Agent nor the Non-Consenting Lender or the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;
38.5.2.3in the event of a replacement of a Non-Consenting Lender or Defaulting Lender such replacement must take place no later than 10 (ten) Business Days after the date on which that Lender is deemed a Non-Consenting Lender and in the case of a Defaulting Lender, after the notice in Clause 38.5.1;
38.5.2.4in no event shall the Lender replaced under this Clause 38.5 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
38.5.2.5the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 38.5.1 above once it is satisfied that it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to that transfer.

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38.5.3A Lender shall perform the checks described in Clause 38.5.2.5 above as soon as reasonably practicable following delivery of a notice referred to in Clause 38.5.1and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.
38.5.4In the event that:
38.5.4.1the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;
38.5.4.2the consent, waiver or amendment in question requires the approval of all the Lenders; and
38.5.4.3Lenders whose Commitments in relation to all of the Facilities aggregate, in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 80% (eighty per cent) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80% (eighty per cent) of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.
38.6Disenfranchisement of Defaulting Lenders
38.6.1For so long as a Defaulting Lender has any Available Commitment, in ascertaining:
38.6.1.1the Majority Lenders or Majority Sustainability Lenders, as applicable; or
38.6.1.2whether:
38.6.1.2.1any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or
38.6.1.2.2the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that

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reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of Clauses 38.6.1.1 and 38.6.1.2 above.
38.6.2For the purposes of this Clause 38.6, the Facility Agent may assume that the following Lenders are Defaulting Lenders:
38.6.2.1any Lender which has notified the Facility Agent that it has become a Defaulting Lender;
38.6.2.2any Lender in relation to which it is aware that any of the events or circumstances referred to in Clauses 1.1.43.1, 1.1.43.2, 1.1.43.3 or 1.1.43.5,
unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
39.CONFIDENTIALITY
39.1Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
39.2Disclosure of Confidential Information
Any Finance Party may disclose:
39.2.1to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 39.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

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39.2.2to any other person:
39.2.2.1to (or through) whom it Transfers (or may potentially Transfer) all or any of its rights and obligations under this Agreement and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
39.2.2.2with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
39.2.2.3appointed by any Finance Party or by a person to whom Clause 39.2.2.1 or Clause 39.2.2.2 above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;
39.2.2.4who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 39.2.2.1 or Clause 39.2.2.2 above;
39.2.2.5to whom information is required (or which a Finance Party reasonably believes is required) or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
39.2.2.6to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
39.2.2.7who is a Party; or
39.2.2.8with the consent of the Obligors’ Agent,
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
39.2.2.8.1in relation to Clauses 39.2.2.1, 39.2.2.2or 39.2.2.3 above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall

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be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
39.2.2.8.2in relation to Clause 39.2.2.4 above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and
39.2.2.8.3in relation to Clause 39.2.2.5 or Clause 39.2.2.6 above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
39.2.2.8.4any person to whom the Confidential Information is to be given pursuant to this Clause 39.2.2 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and
39.2.3to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
39.3Entire agreement
This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

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39.4Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
39.5Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors’ Agent:
39.5.1of the circumstances of any disclosure of Confidential Information made pursuant to Clause 39.2.2.5 except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and
39.5.2upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.
39.6Additional disclosure permission
Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.
40.CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS
40.1Confidentiality and disclosure
The Facility Agent and the Borrower agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by Clauses 40.1.1, 40.1.2 and 40.1.3 below.
40.1.1The Facility Agent may disclose:
40.1.1.1any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to the relevant provisions of a Finance Document; and

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40.1.1.2any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.
40.1.2The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and the Borrower may disclose any Funding Rate, to:
40.1.2.1any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this Clause 40.1.2.1 is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
40.1.2.2any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;
40.1.2.3any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

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40.1.2.4any person with the consent of the relevant Lender or Reference Bank, as the case may be.
40.1.3The Facility Agent's obligations in this Clause 40 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under any Finance Document, provided that (other than pursuant to Clause 40.1.1.1 above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
40.2Related obligations
40.2.1The Facility Agent and the Borrower acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Borrower undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.
40.2.2The Facility Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
40.2.2.1of the circumstances of any disclosure made pursuant to Clause 40.1.2.2 above except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and
40.2.2.2upon becoming aware that any information has been disclosed in breach of this Clause 40.
40.3Continuing obligations
The obligations in this Clause 39are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 (twelve) months from the earlier of:
40.3.1the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
40.3.2the date on which such Finance Party otherwise ceases to be a Finance Party.

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41.BAIL-IN
41.1Contractual recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
41.1.1any Bail-In Action in relation to any such liability, including (without limitation):
41.1.1.1a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
41.1.1.2a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
41.1.1.3a cancellation of any such liability; and
41.1.2a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
41.2Bail-in definitions
In this Clause 41:
41.2.1"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
41.2.2"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
41.2.3"Bail-In Legislation" means:
41.2.3.1in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
41.2.3.2in relation to the United Kingdom, the UK Bail-In Legislation; and
41.2.3.3in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires

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contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
41.2.4"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
41.2.5"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
41.2.6"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
41.2.7"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
41.2.8"Write-down and Conversion Powers" means:
41.2.8.1in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
41.2.8.2in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
41.2.8.3in relation to any other applicable Bail-In Legislation:
41.2.8.3.1any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change

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the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
41.2.8.3.2any similar or analogous powers under that Bail-In Legislation.
42.RENUNCIATION OF BENEFITS
Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.
43.COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
44.WAIVER OF IMMUNITY
Each Obligor irrevocably and unconditionally waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.
45.SOLE AGREEMENT
The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.
46.NO IMPLIED TERMS
No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document.

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47.EXTENSIONS AND WAIVERS
No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from any Finance Document and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from any Finance Document or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of any Finance Document.
48.INDEPENDENT ADVICE
Each Obligor acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of the Finance Documents and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each of the Obligors acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are part of the overall intention of the Parties in connection with the Finance Documents.

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49.GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.
50.JURISDICTION
50.1The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a Dispute).
50.2The Parties agree that the court referred to above is the most appropriate and convenient court to settle Disputes and accordingly:
50.2.1no Obligor will argue to the contrary;
50.2.2each Obligor hereby waives any objection to the jurisdiction of that court on the grounds of venue or forum non conveniens or any similar grounds; and
50.2.3each Obligor consents to service of process in any manner set out in Clause 51 (Service of Process) and any other manner permitted by applicable law.
50.3This Clause 50 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.
51.SERVICE OF PROCESS
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than the Borrower):
51.1irrevocably appoints the Borrower, as its agent for service of process in relation to any proceedings before the courts of South Africa in connection with any Finance Document; and
51.2agrees that failure by an agent for service of process to notify the relevant Obligor of the process does not invalidate the proceedings concerned.

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**SIGNATURE PAGES TO FOLLOW**

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BORROWER
SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/Boipelo Pride Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Financial Director
Who warrants his authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants his authority hereto

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OBLIGORS’ AGENT
SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/Boipelo Pride Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Financial Director
Who warrants his authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants his authority hereto

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ORIGINAL LENDER, SUSTAINABILITY COORDINATOR AND GLOBAL COORDINATOR AND BOOKRUNNER AND MANDATED LEAD ARRANGER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION)

/s/G. L. WEBBER
____________________________
Signatory: G. L. WEBBER
Capacity: AUTHORISED SIGNATORY
Who warrants his authority hereto

/s/N.J. SINGH
____________________________
Signatory: N.J. SINGH
Capacity: AUTHORISED SIGNATORY
Who warrants his authority hereto

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ORIGINAL LENDER
SIGNED at UK on this the 25th day of May 2022.

For and on behalf of
NEDBANK LIMITED, LONDON BRANCH

/s/Diana Hudymac
____________________________
Signatory: Diana Hudymac
Capacity: UK Country Head
Who warrants his authority hereto

/s/Christopher Coombs
____________________________
Signatory: Christopher Coombs
Capacity: Head: Oil & Gas Finance
Who warrants his authority hereto

Common Terms Agreememt_Execution

ORIGINAL LENDER, SUSTAINABILITY COORDINATOR, GLOBAL COORDINATOR AND BOOKRUNNER AND MANDATED LEAD ARRANGER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Andrew Sprenger
____________________________
Signatory: Andrew Sprenger
Capacity: Authorised
Who warrants authority hereto

/s/Chetan Jeeva
____________________________
Signatory: Chetan Jeeva
Capacity: Authorised
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Johannesburg on this the 9th day of May 2022.

For and on behalf of
FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) (AS MANDATED LEAD ARRANGER AND ORIGINAL LENDER)

/s/Julian Grieve
____________________________
Signatory:
Capacity: Authorised Signatory
Who warrants authority

/s/Tshepo Pitse
____________________________
Signatory:
Capacity: Authorised Signatory
Who warrants authority

Common Terms Agreememt_Execution

SIGNED at London on this the 9th day of May 2022.

For and on behalf of J.P. MORGAN SECURITIES PLC (AS LEAD ARRANGER) /s/Jon Abanpo ____________________________ Signatory: Jon Abanpo Capacity: Managing Director Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
CITIBANK, N.A., SOUTH AFRICA BRANCH (AS LEAD ARRANGER AND ORIGINAL LENDER)

/s/Thomas Lambourn
____________________________
Signatory: Thomas Lambourn
Capacity: Head of Corporate Banking SA
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Johannesburg on this the 9th day of May 2022.

For and on behalf of
HSBC BANK PLC - JOHANNESBURG BRANCH (AS ARRANGER AND ORIGINAL LENDER)

/s/Dean Radbourne
____________________________
Signatory:
Capacity: Authorised Signatory
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
STATE BANK OF INDIA (ACTING THROUGH ITS JOHANNESBURG BRANCH) (AS MANDATED LEAD ARRANGER AND ORIGINAL LENDER)

/s/Ashish Kumar Patnaik
____________________________
Signatory: Ashish Kumar Patnaik
Capacity: Authorised Signatory VICE PRESIDENT, SYNDICATION
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at London on this the 9th day of May 2022.

For and on behalf of JPMORGAN CHASE BANK, N.A., LONDON BRANCH (AS ORIGINAL LENDER) /s/Daniel Brown ____________________________ Signatory: Daniel Brown Capacity: Vice President Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Pennsylvania on this the 25th day of May 2022.

For and on behalf of
PROJECT AND TRADE FINANCE CORE FUND (AS ORIGINAL LENDER)

/s/Christopher P. McGinley
____________________________
Signatory: Christopher P. McGinley Vice President
Capacity: Authorised Signatory
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Pennsylvania on this the 25th day of May 2022.

For and on behalf of
FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND (AS ORIGINAL LENDER)

/s/Christopher P. McGinley
____________________________
Signatory: Christopher P. McGinley Vice President
Capacity: Authorised Signatory
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Pennsylvania on this the 25th day of May 2022.

For and on behalf of
FEDERATED HERMES PROJECT AND TRADE FINANCE MASTER FUND (AS ORIGINAL LENDER)

/s/Christopher P. McGinley
____________________________
Signatory: Christopher P. McGinley Vice President
Capacity: Authorised Signatory
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
BANK OF CHINA LIMITED, JOHANNESBURG BRANCH (AS MANDATED LEAD ARRANGER AND ORIGINAL LENDER)

/s/Greg Cohen
____________________________
Signatory: Greg Cohen
Capacity: Acting assistant General manager
Who warrants authority hereto

/s/Lynne Hulme
____________________________
Signatory: Lynne Hulme
Capacity: Authorised signatory
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at London on this the 25th day of May 2022.

For and on behalf of GOLDMAN SACHS INTERNATIONAL BANK (AS ORIGINAL LENDER) /s/Edwina Stewart ____________________________ Signatory: Edwina Stewart Capacity: Authorised Signatory

Common Terms Agreememt_Execution

SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED (AS ORIGINAL LENDER)

/s/A C Fourie
____________________________
Signatory: A C Fourie
Capacity: A. signatory
Who warrants authority hereto

/s/David Wanda
____________________________
Signatory: DAVID WANDA
Capacity: LEGAL MANAGER
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
INVESTEC BANK LIMITED (ACTING THROUGH ITS INVESTMENT BANKING DIVISION: CORPORATE SOLUTIONS) (AS ORIGINAL LENDER AND LEAD ARRANGER)

/s/Kerry Caldwell
____________________________
Signatory: Kerry Caldwell
Capacity: Authorised Signatory
Who warrants authority hereto

/s/Sean Rule
____________________________
Signatory: Sean Rule
Capacity: Authorised Signatory
Who warrants authority hereto

Common Terms Agreememt_Execution

SIGNED at Cape Town on this the 25th day of May 2022.

For and on behalf of
NINETY ONE SA PROPRIETARY LIMITED (ACTING AS AGENT AND PORTFOLIO MANAGER OF NINETY ONE ASSURANCE LIMITED) AS ORIGINAL LENDER

/s/Adam Fletcher
____________________________
Signatory: Adam Fletcher
Capacity: General Counsel
Who warrants authority hereto

/s/Nathaniel Micklem
____________________________
Signatory: NATHANIEL MICKLEM
Capacity: PORTFOLIO MANAGER
Who warrants his authority hereto

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ORIGINAL HEDGE PROVIDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Shanil Bisram
____________________________
Signatory: Shanil Bisram
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/Opy Ramaremisa
____________________________
Signatory: Opy Ramaremisa
Capacity: Principal – Authorized
Who warrants authority hereto

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ORIGINAL HEDGE PROVIDER
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Philip Nel
____________________________
Signatory: Philip Nel
Capacity: Authorised Signatory
Who warrants authority hereto

/s/Guy Strahlendorf
____________________________
Signatory: Guy Strahlendorf
Capacity: Authorised Signatory
Who warrants authority hereto

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ORIGINAL HEDGE PROVIDER
SIGNED at 21:30 on this the 9th day of May 2022.

For and on behalf of HSBC BANK PLC /s/Thomas Skertchly ____________________________ Signatory: Thomas Skertchly Capacity: Authorised Signatory Who warrants authority hereto

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ORIGINAL HEDGE PROVIDER
SIGNED at London on this the 9th day of May 2022.

For and on behalf of JPMORGAN CHASE BANK, N.A. /s/Daniel Brown ____________________________ Signatory: Daniel Brown Capacity: Vice President Who warrants authority hereto

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ORIGINAL HEDGE PROVIDER
SIGNED at London on this the 25th day of May 2022.

For and on behalf of CITIBANK N.A., LONDON BRANCH /s/Niall Carey ____________________________ Signatory: Niall Carey, Vice President Capacity: Authorised Signatory Who warrants authority hereto

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ORIGINAL HEDGE PROVIDER
SIGNED at Johannesburg on this the 9th day of May 2022.

For and on behalf of
FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

/s/Sorelle Jayne Gross
____________________________
Signatory: Sorelle Jayne Gross
Capacity: Legal Adviser Markets
Who warrants his authority hereto

/s/Ilse Wentzel
____________________________
Signatory: Ilse Wentzel
Capacity: Legal Adviser Markets
Who warrants authority hereto

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FACILITY AGENT
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Anna van Rooyen
____________________________
Signatory: Anna van Rooyen
Capacity: Authorised
Who warrants authority hereto

/s/Ameeth Lakhani
____________________________
Signatory: Ameeth Lakhani
Capacity: Authorised
Who warrants authority hereto

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SUSTAINABILITY AGENT
SIGNED at Johannesburg on this the 25th day of May 2022.

For and on behalf of
ABSA BANK LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

/s/Andrew SPrenger
____________________________
Signatory: Andrew SPrenger
Capacity: Authorised
Who warrants authority hereto

/s/Chetan Jeeva
____________________________
Signatory: Chetan Jeeva
Capacity: Authorised
Who warrants authority hereto

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ORIGINAL GUARANTORS
SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
AFRICAN RAINBOW MINERAL GOLD LIMITED
(AS ORIGINAL GUARANTOR)

/s/Boipelo Lekubo
____________________________
Signatory: Boipelo Lekubo
Capacity: Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
FREEGOLD (HARMONY) PROPRIETARY LIMITED
(FORMERLY KNOWN AS ARMGOLD/HARMONY FREEGOLD JOINT VENTURE COMPANY PROPRIETARY LIMITED)
(AS ORIGINAL GUARANTOR)

/s/Boipelo Pride Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
RANDFONTEIN ESTATES LIMITED
(AS ORIGINAL GUARANTOR)

/s/Boipelo Pride Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
AVGOLD LIMITED
(AS ORIGINAL GUARANTOR)

/s/Harry Ephraim Mashego
____________________________
Signatory: Harry Ephraim Mashego
Capacity: Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
HARMONY COPPER LIMITED
(AS ORIGINAL GUARANTOR)

/s/Boipelo Pride Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 19th day of May 2022.

For and on behalf of
HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED
(AS ORIGINAL GUARANTOR)

/s/Herman Machiel Perry
____________________________
Signatory: Herman Machiel Perry
Capacity: Director
Who warrants authority hereto

/s/Melanie Naidoo-Vermaak
____________________________
Signatory: Melanie Naidoo-Vermaak
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
MOROBE CONSOLIDATED GOLDFIELDS LIMITED
(AS ORIGINAL GUARANTOR)

/s/Boipelo Pride Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
WAFI MINING LIMITED
(AS ORIGINAL GUARANTOR)

/s/Boipelo Lekubo
____________________________
Signatory: Boipelo Pride Lekubo
Capacity: Director
Who warrants authority hereto

/s/Peter William Steenkamp
____________________________
Signatory: Peter William Steenkamp
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SIGNED at Randfontein on this the 25th day of May 2022.

For and on behalf of
GOLDEN CORE TRADE AND INVEST PROPRIETARY LIMITED
(AS ORIGINAL GUARANTOR)

/s/Melanie Naidoo-Vermaak
____________________________
Signatory: Melanie Naidoo-Vermaak
Capacity: Director
Who warrants authority hereto

/s/Neil Terblanche
____________________________
Signatory: Neil Terblanche
Capacity: Director
Who warrants his authority hereto

Common Terms Agreememt_Execution

SCHEDULE 1
THE ORIGINAL PARTIES
PART I
THE ORIGINAL OBLIGORS

Name of Borrower	Registration number (or equivalent, if any)
Harmony Gold Mining Company Limited	1950/038232/06
Name of Original Guarantor	Registration number (or equivalent, if any)
Golden Core Trade and Invest Proprietary Limited	2019/547039/07
African Rainbow Minerals Gold Limited	1997/015869/06
Freegold (Harmony) Proprietary Limited (formerly known as ARMgold/Harmony Freegold Joint Venture Company Proprietary Limited)	2001/029602/07
Randfontein Estates Limited	1889/000251/06
Avgold Limited	1990/007025/06
Harmony Copper Limited	2014/121930/06
Harmony Moab Khotsong Operations Proprietary Limited	2006/039120/07
Morobe Consolidated Goldfields Limited	1-12047
Wafi Mining Limited	1-11452

Common Terms Agreememt_Execution

PART II
THE ORIGINAL LENDERS
1.Facility A

NAME OF ORIGINAL FACILITY A LENDER	FACILITY A COMMITMENT (USD)
Absa Bank Limited (acting through its Corporate and Investment Banking division)	USD28,000,000
Nedbank Limited, London Branch	USD17,000,000
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	USD4,500,000
State Bank of India (acting through its Johannesburg Branch)	USD8,000,000
Bank of China Limited, Johannesburg Branch	USD6,000,000
Citibank N.A, South Africa Branch	USD8,000,000
JPMorgan Chase Bank, N.A., London Branch	USD8,000,000
HSBC Bank plc - Johannesburg Branch	USD4,500,000
Project and Trade Finance Core Fund	USD7,500,000
Federated Hermes Project and Trade Finance Tender Fund	USD5,500,000
Federated Hermes Project and Trade Finance Master Fund	USD1,000,000
Goldman Sachs International Bank	USD2,000,000

Common Terms Agreememt_Execution

2.Facility B

NAME OF ORIGINAL FACILITY B LENDER	FACILITY B COMMITMENT (ZAR)
Absa Bank Limited (acting through its Corporate and Investment Banking division)	ZAR320,000,000
Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division)	ZAR290,000,000
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR285,000,000
State Bank of India (acting through its Johannesburg Branch)	ZAR100,000,000
Bank of China Limited, Johannesburg Branch	ZAR100,000,000
Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions)	ZAR125,000,000
HSBC Bank plc - Johannesburg Branch	ZAR25,000,000
Industrial Corporation of South Africa Limited	ZAR155,000,000
Ninety One SA Proprietary Limited acting as agent and portfolio manager of Ninety One Assurance Limited)	ZAR100,000,000

Common Terms Agreememt_Execution

3.Revolving USD Facility

NAME OF ORIGINAL REVOLVING USD FACILITY LENDER	REVOLVING USD FACILITY COMMITMENT
Absa Bank Limited (acting through its Corporate and Investment Banking division)	USD100,000,000
Nedbank Limited, London Branch	USD60,000,000
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	USD18,500,000
State Bank of India (acting through its Johannesburg Branch)	USD27,000,000
Bank of China Limited, Johannesburg Branch	USD20,000,000
Citibank N.A, South Africa Branch	USD27,000,000
JPMorgan Chase Bank, N.A., London Branch	USD27,000,000
HSBC Bank plc - Johannesburg Branch	USD12,500,000
Goldman Sachs International Bank	USD8,000,000

Common Terms Agreememt_Execution

4.Revolving ZAR Facility

NAME OF ORIGINAL REVOLVING ZAR FACILITY LENDER	REVOLVING ZAR FACILITY COMMITMENT
Absa Bank Limited (acting through its Corporate and Investment Banking division)	ZAR650,000,000
Nedbank Limited, (acting through its Nedbank Corporate and Investment Banking division)	ZAR580,000,000
FirstRand Bank Limited (acting through its Rand Merchant Bank division)	ZAR570,000,000
State Bank of India (acting through its Johannesburg Branch)	ZAR200,000,000
Bank of China Limited, Johannesburg Branch	ZAR200,000,000
Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions)	ZAR250,000,000
HSBC Bank plc - Johannesburg Branch	ZAR50,000,000

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Name of Original Hedge Provider
Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division)
Absa Bank Limited (acting through its Corporate and Investment Banking division)
JPMorgan Chase Bank, N.A.
HSBC Bank plc
Citibank N.A., London Branch
FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Common Terms Agreememt_Execution

SCHEDULE 2
CONDITIONS PRECEDENT
1.Constitutional Documents and corporate authorisations
1.1A copy of the constitutional documents of each Original Obligor.
1.2A copy of the resolutions of the board of directors of each Original Obligor:
1.2.1approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
1.2.2authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
1.2.3authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including any Utilisation Requests) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and
1.2.4as may be required to comply with Section 45 and 46 of the Companies Act or any provision of any applicable company legislation and regulations in Papua New Guinea.
1.3A specimen of the signature of each person authorised by the resolution referred to in Clause 1.2.2 above.
1.4To the extent required with reference to the constitutional documents of an Obligor or by law (including under Section 45 and 46 of the Companies Act), a copy of a resolution duly passed by the holders of the issued shares of that Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Obligor is a party.
1.5A certificate from each Original Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.
1.6A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

Common Terms Agreememt_Execution

2.Finance Documents
2.1This Agreement duly executed by all Parties.
2.2Each Facility Agreement duly executed by all parties thereto.
2.3Each Fee Letter duly executed by the Borrower.
2.4The Intercreditor Agreement duly executed by all parties thereto.
2.5The Subordination Agreement duly executed by all parties thereto.
2.6The Release Agreement duly executed by all parties thereto.
2.7The Flow of Funds Agreement duly executed by all parties thereto.
3.Legal opinions
3.1A legal opinion of Bowmans, legal advisers to the Global Coordinators and Bookrunners, the Sustainability Coordinators, the Sustainability Agent, the Original Lenders and the Facility Agent in South Africa, in a form acceptable to each Finance Party, in respect of the legality, validity and enforceability of this Agreement, the Facility Agreements, the Flow of Funds Agreement, the Release Agreement, the Intercreditor Agreement and the Subordination Agreement.
3.2A legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Original Obligors in South Africa, in a form acceptable to each Original Lender, in respect of the capacity, power and authority of each South African Obligor to enter into the Finance Documents to which it is a party.
3.3A legal opinion of Ashurst PNG, legal advisers to the Original Obligors in Papua New Guinea, in a form acceptable to each Original Lender, in respect of the capacity, power and authority of each of Wafi Mining Limited and Morobe Consolidated Goldfields Limited to enter into the Finance Documents to which it is a party.
4.Other documents and evidence
4.1A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document, including but not limited to:

Common Terms Agreememt_Execution

4.1.1any approvals required from the Financial Surveillance Department of the South African Reserve Bank;
4.1.2any approvals required from the Bank of Papua New Guinea.
4.2Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) and Clause 18 (Fees, Costs and Expenses) have been paid or will be paid by the first Utilisation Date.
4.3The Group Structure Chart.
4.4The Borrower has delivered to the Facility Agent a certificate signed by two directors of the Borrower (one of whom must be the financial director) certifying which members of the Group are Material Group Companies.
4.5The Original Financial Statements of each Original Obligor.
4.6Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any other Finance Party) in order for the Facility Agent and each other Finance Party to carry out and be satisfied it has complied with all necessary know your customer or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents.
4.7Confirmation from the Original Lenders that there has not been a Pre-Financial Close Material Adverse Change.
4.8The Green Loan Principles Report.
4.9A written opinion obtained from Carbon Trust in relation to the Sustainability Linked Facilities.
4.10Each Original Lender has provided the Facility Agent with all such necessary documentation and other evidence as is reasonably requested by the Facility Agent.

Common Terms Agreememt_Execution

SCHEDULE 3
CONDITIONS PRECEDENT FOR NEW GUARANTORS

1.An Accession Letter, duly executed by the Additional Guarantor and the Obligors’ Agent.
2.A copy of the constitutional documents of the Additional Guarantor.
3.A copy of a resolution of the board of directors of the Additional Guarantor:
3.1approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;
3.2authorising a specified person or persons to execute the Accession Letter on its behalf;
3.3authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents; and
3.4as may be required to comply with Section 45 and 46 of the Companies Act or any provision of any applicable company legislation and regulations in Australia or Papua New Guinea.
4.A specimen of the signature of each person authorised by the resolution referred to in Clause 3 above.
5.To the extent required with reference to the constitutional documents of an Additional Guarantor or by law (including under Section 45 and 46 of the Companies Act), a copy of a resolution duly passed by the holders of the issued shares of that Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Additional Guarantor is a party.
6.A certificate of the Additional Guarantor (signed by a director) confirming that guaranteeing, as appropriate, the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.
7.A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.
8.A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.
9.If available, the latest audited financial statements of the Additional Guarantor.
10.A legal opinion of Bowmans, legal advisers to the Global Coordinators and Bookrunners, the Sustainability Coordinators, the Sustainability Agent, the Original Lenders and the Facility Agent in South Africa.
11.A legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Original Obligors and the Additional Guarantor in South Africa.
195

12.If the Additional Guarantor is incorporated in a jurisdiction other than South Africa, a legal opinion of the legal advisers to the Facility Agent in the jurisdiction in which the Additional Guarantor is incorporated.
13.If the Additional Guarantor is incorporated in a jurisdiction other than South Africa, a legal opinion of the legal advisers to the Original Obligors and the Additional Guarantor in the jurisdiction in which the Additional Guarantor is incorporated.

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SCHEDULE 4
FORM OF TRANSFER CERTIFICATE
To:    [●] as Facility Agent
From:      [The Existing Lender] (the Existing Lender) and [The new Lender] (the New Lender)
Dated: [•]
Harmony Gold Mining Company Limited - Common Terms Agreement dated [•] (Agreement)

1.We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2.We refer to Clause 27.4 (Procedure for transfer):
2.1The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by cession and delegation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.4 (Procedure for transfer).
2.2The proposed Transfer Date is [●].
2.3The Facility Office and address through which the New Lender will perform its obligations, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.
3.The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.3 (Limitation of responsibility of Existing Lenders).
4.The New Lender agrees that it shall assume the same obligations towards each other Finance Party under the Finance Documents as if it had been an Original Lender.
5.This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
6.This Transfer Certificate is governed by South African law.
7.This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

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8.Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office, address, fax number and attention details for notices and account details for payments,]
[Existing Lender]    [New Lender]
By:    By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

____________________________
[Facility Agent]
By:

Common Terms Agreememt_Execution

SCHEDULE 5
FORM OF ACCESSION LETTER
To:    [●] as Facility Agent
From:      [Subsidiary] and [Borrower]
Dated: [●]
Dear Sirs
Harmony Gold Mining Company Limited – Common Terms Agreement dated [•] (Agreement)

1.We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.
2.[Subsidiary] agrees to become an Additional Guarantor [and a “Subordinated Creditor” under (and as defined in) the Subordination Agreement and to be bound by (i) the terms of the Agreement as an Additional Guarantor pursuant to Clause 28.2 (Additional Guarantors) of the Agreement[; and (ii) the terms of the Subordination Agreement as a “Subordinated Creditor” (as defined therein)]. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].
3.[Subsidiary's] administrative details are as follows:
Address:
Fax No:
Attention:
This Accession Letter is governed by South African law.
[Borrower]    [Subsidiary]

Common Terms Agreememt_Execution

SCHEDULE 6
FORM OF RESIGNATION LETTER
To:    [●] as Facility Agent
From:      [resigning Obligor] and [Borrower]
Dated: [●]
Dear Sirs
Harmony Gold Mining Company Limited – Common Terms Agreement dated [•] (Agreement)

1.We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.
2.Pursuant to Clause 28.4 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.
3.We confirm that:
3.1no Default is continuing or would result from the acceptance of this request; and
3.2[●]1
4.This Resignation Letter is governed by South African law.
[Borrower]    [Subsidiary]
By:    By:

1 Insert any other conditions required by the Facility Agreement

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SCHEDULE 7
FORM OF COMPLIANCE CERTIFICATE
To:    [●] as Facility Agent
From:      [Borrower]
Dated: [●]
Dear Sirs
Harmony Gold Mining Company Limited -Common Terms Agreement dated [•] (Agreement)

1.We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
2.We confirm that: [Insert details of covenants to be certified with reference to Clause 22.1 (Financial covenants)]
3.We confirm compliance with the requirements of Clause 23.18 (Guarantor coverage) of the Agreement.
4.[We confirm that no Default is continuing.]

Signed:
Director                            Director
Of                            Of
[Obligors’ Agent]        [Obligors’ Agent]

Common Terms Agreememt_Execution

SCHEDULE 8
PART I
EXISTING SECURITY

Name of Group Member	Security	Total Principal Amount of Indebtedness Secured at Signature Date
Harmony Gold Mining Co Ltd	Agreement for Sale of Interest in Royalty Deed dated 10 November 2008 between the Borrower, Abelle Limited, Wafi Mining Limited and Rio Tinto Limited (ABE0063003)(WAF0002013)	Contingent Liability (Deferred Cash Consideration of US$10,000,000 payable on occurrence of decision to mine/commencement of infrastructure construction)
Wafi Mining Ltd	Deed of Extinguishment of Royalty - Wafi Golpu Project dd 16 February 2009 between Wafi Mining Limited and the Borrower (WAF0002015)	Contingent Liability (Payment by Wafi Mining Limited to the Borrower of US$10,000,000 within 21 days after payment by the Borrower of Deferred Cash Consideration to Rio Tinto)

Common Terms Agreememt_Execution

PART II
EXISTING SECURITY

Name of Group Member	Security
Annual Letters of Comfort by the Borrower in favour of each member of the Group registered in Australia and Papua New Guinea
Harmony Gold (PNG Services) Pty Ltd	Lease security for leased premises at Level 2, 189 Coronation Drive, Milton, Queensland between Harmony Gold (PNG Services) Pty Limited and AVJF Holdings Pty Limited per Banker’s Undertaking dated 22 February 2022 given by Westpac Banking Corporation to AVJF Holdings Pty Limited (Maximum liability: AU$ 342,081,46)
Wafi Mining Ltd
All Securities arising under or pursuant to the Wafi-Golpu Joint Venture Agreement, including without limitation:
Deed of Cross Charge executed pursuant to Clause 11.1 thereof)(see below); and
Trust in Sale provisions under Clause 18.3 thereof.

Deed of Cross Charge dated 22 May 2008 between Wafi Mining Limited and Newcrest PNG 2 Limited (WAF0042001)
Morobe Exploration Ltd
All Securities arising under or pursuant to the Exploration Portfolio Joint Venture Agreement, including without limitation:
Deed of Cross Charge executed pursuant to Clause 11.1 thereof) (see below); and
Trust in Sale provisions under Clause 18.3 thereof.

Deed of Cross Charge dated 22 May 2008 between Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Morobe Exploration Limited and Newcrest PNG 3 Limited (MOR0101002)(WAF0038002)(MEL0005002)

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SCHEDULE 9
DISCLOSED POTENTIAL ENVIRONMENTAL CLAIM

Potential environmental claims:
No environmental claims currently existing.

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SCHEDULE 10
DISCLOSED LOANS
In July 2018, Harmony entered into a four-year loan with Westpac Bank of US$24 million to finance the acquisition of fleet equipment for the group’s PNG operations. The loan is repayable in quarterly instalments and bears interest at a rate of LIBOR + 3.2%.

Common Terms Agreememt_Execution

SCHEDULE 11
PERMITTED TRANSFEREES

1.Local banks
Absa Bank Limited
FirstRand Limited
The Standard Bank of South Africa Limited
Nedbank Limited
Investec Bank Limited
Any fund managed and/or controlled by any of the aforesaid local banks
2.Foreign banks
ABN Amro Bank N.V.
Deutsche Bank Group AG
Standard Chartered Bank
Barclays Bank PLC
UBS
Citibank
SMBC (Sumitomo Mitsui Banking Corporation)
Fortis
Royal Bank of Scotland
HSBC Bank plc
Bank of China Limited, Johannesburg Branch
Bank of Taiwan
China Construction Bank
China Development Bank
Industrial & Commercial Bank of China (ICBC)
Credit Agricole

Common Terms Agreememt_Execution

Bank of Taiwan
BNP Paribas
West LB
Allied Irish
Societe Generale
Goldman Sachs
JPMorgan Chase Bank, N.A., London Branch
Credit Suisse
Macquarie Bank
Westpac Banking Corporation
National Australia Bank
Australia and New Zealand Banking Group Limited
State Bank of India
Bank of America Merill Lynch
Natixis
The Bank of Tokyo-Mitsubishi Limited\
First Bank of Nigeria
Ecobank
Zenith Bank
Bank of South Pacific Limited
ICIC Bank
Caterpillar Financial Services Corporation
Bank of China
Bank of Communications
A.B. Asset Finance Company S.A.
3.DFIs
African Development Bank

Common Terms Agreememt_Execution

DEG – Deutsche Investitions- und Entwicklungsgesellschaft mbH
Emerging Africa Infrastructure Fund
European Investment Bank (EIB)
NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. (“FMO”)
International Finance Corporation (IFC)
Kreditanstalt fuer Wiederaufbau (KfW)
Kreditanstalt fuer Wiederaufbau – IPEX
OPEC Fund for International Development (OFID)
Development Bank of Southern Africa (DBSA)
Industrial Development Corporation (IDC)
Proparco
African Finance Corporation (AFC)
PTA Bank
Any fund managed and/or controlled by any of the aforesaid financial institutions
4.Other financial institutions
Old Mutual Specialised Finance (Proprietary) Limited
Old Mutual Life Assurance Company (South Africa) Limited
Old Mutual Alternative Investments
Sanlam Capital Markets Limited
Sanlam Life Insurance Limited
Futuregrowth Asset Management (Pty) Ltd
Liberty Group Limited
MMI Holdings Limited
Momentum Metropolitan Holdings Limited
Momentum Metropolitan Life Limited
Mergence Investment Managers (Pty) Ltd
Metropolitan Insurance Company Limited

Common Terms Agreememt_Execution

Metropolitan Life Limited
Taquanta Asset Management
Coronation Fund Managers Limited
Mezzanine Partners 1 GP (Proprietary) Limited
Titan Share Dealers (Proprietary) Limited
Venfin Share Dealers (Proprietary) Limited
Ninety One SA Proprietary Limited
Public Investment Corporation
Absa Asset Managers
Stanlib
Vantage Capital Group (Proprietary) Limited
Prudential Portfolio Managers South Africa (Proprietary) Limited
Fairtree Asset Management
Saffron Asset Management
Cadiz Asset Management
Tantulum Asset Management
Momentum Asset Managers
Hollard Group
Peregrine Holdings
Aluwani Capital Partners
Any fund managed and/or controlled by any of the aforesaid financial institutions. Any affiliates, subsidiaries or holding companies of and of the banks or financial institutions listed in this Schedule and any trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

Common Terms Agreememt_Execution

SCHEDULE 12
COMPANIES TO BE WOUND UP/REORGANISED

1.To be de-registered/wound up (South Africa):
1.1Harmony Gold Management Services Proprietary Limited
1.2Coreland Property Management Company Proprietary Limited
1.3Potchefstroom Gold Areas Limited
1.4Virginia Salvage Proprietary Limited
1.5Harmony Engineering Proprietary Limited
1.6Musuku Benefication Systems Proprietary Limited
1.7Remaining Extent of Portion 15 Wildebeesfotein Proprietary Limited
1.8Harmony Precision Casting Proprietary Limited
2.To be de-registered/wound up (Australia and/or PNG):
2.1New Hampton Goldfields Limited ACN 53 009 193 999
2.2Harmony Gold Securities Pty Limited ACN 099 119 909
2.3Harmony Gold W.A. Pty Limited ACN 099 119 918
2.4Harmony Gold Operations Limited ACN 005 482 842

Common Terms Agreememt_Execution

SCHEDULE 13
INTER-COMPANY LOANS
PART I

Company registration number	Company Name	Net loans to/(from subsidiaries) as at 30June 2021 (all amounts contemplated in this table are in ZAR)
2012/041001/07	Tswelopele Benefication Operation Proprietary Limited	(32 566 152)
1999/014701/07	Harmony Engineering Proprietary Limited	(3 693 212)
1972/010604/06	Unisel Gold Mines Limited	(89 211 297)
1990/007025/06	Avgold Limited	1 824 918 569
1889/000251/06	Randfontein Estates Limited	1 457 000 000
2006/039120/07	Harmony Moab Khotsong Operations Proprietary Limited	1 230 298 596
1988/001853/06	Lydenburg Exploration Limited	(106 053 988)
1903/001978/06	West Rand Consolidated Mines Limited	1 074 956
1987/006530/07	Harmony Gold (Exploration) Proprietary Limited	(2 507 656)
1982/002828/06	Kalahari Gold Ridge Mining Company Limited	(557 398 022)
2019/547039/07	Golden Core Trade and Invest Proprietary Limited	919 652 479
2014/039793/07	Covalent Water Company Proprietary Limited	201 272 292
2005/033680/07	First Uranium Proprietary Limited	89 656 685
2000/001443/07	Mine Waste Solutions Proprietary Limited	29 075 512
1964/002378/07	Chemwes Proprietary Limited	186 894 436
2001/029602/07	Freegold (Harmony) Proprietary Limited	(4 677 577 290)
2014/121930/06	Harmony Copper Limited	479 326 181

Common Terms Agreememt_Execution

PART II
AUSTRALIAN DOLLAR (AUD) INTERCOMPANY LOANS

Company registration number	Company Name	Net loans to/(from subsidiaries) as at 30 June 2021 (all amounts contemplated in this table are in AUD)
1-12047	Morobe Consolidated Goldfields Limited	95 268 547.47
1-11452	Wafi Mining Limited	530 529 533.33

Common Terms Agreememt_Execution

SCHEDULE 14
FORM OF SUSTAINABILITY KPI REPORT
From:    [Obligors’ Agent]

To:    [Sustainability Agent]

Dated    [●]

Dear Sirs,

Harmony Gold Mining Company Limited -Common Terms Agreement dated [•] (Agreement)

1.We refer to the Agreement. This is a Sustainability KPI Report. Terms defined in the Agreement have the same meaning in this Sustainability KPI Report unless given a different meaning in this Sustainability KPI Report.
2.We confirm our Sustainability Performance Score’s in respect of each KPI in relation to the applicable Sustainability Performance Target’s are set out in the table below:

KPI	Sustainability Performance Target and applicable Financial Year	Sustainability Performance Score
	Financial Year ending June [Insert relevant Financial Year]	Financial Year ending June [Insert relevant Financial Year]
Greenhouse Gas Emissions	[ ]	[ ]
Renewable Energy	[ ]	[ ]
Water Consumption	[ ]	[ ]

3.We include a copy of the duly executed Sustainability KPI Confirmation Certificate under the Schedule hereto.
Director/Officer                            Director/Officer
Of                                Of
[Obligors’ Agent]                            [Obligors’ Agent]

Common Terms Agreememt_Execution

SCHEDULE TO KPI REPORT
Sustainability KPI Confirmation Certificate
[INSERT KPI AUDITOR’S CONFIRMATION AND A DETAILED EXPLANATION ON HOW THE SUSTAINABILITY PERFORMANCE SCORE WAS CALCULATED]

Common Terms Agreememt_Execution